UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 2006

Commission file number 0-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)

_________________________

Registrant's telephone number, including area code:

(713) 996-4700

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

The following information is furnished pursuant to Regulation FD.

On June 1, 2006, DXP Enterprises, Inc., issued a press release announcing the acquisition of Production Pump and Machine Tech, a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference. Such exhibit (i) is furnished pursuant to Item 2.02 of Form 8-K, (ii) is not to be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1 Press Release dated June 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

June 1, 2006 By: /s/Mac McConnell

Mac McConnell

  Senior Vice President and

Chief Financial Officer

INDEX TO EXHIBITS

Introductory Note: The following exhibit is furnished pursuant to Item 2.02 of Form 8-K and is not to be considered "filed" under the Exchange Act and shall not be incorporated by reference into any of the Company's previous or future filings under the Securities Act or the Exchange Act.

Exhibit No. Description

99.1 Press Release dated June 1, 2006 regarding the acquisition of Production Pump and Machine Tech.

Exhibit 99.1 NEWS RELEASE

CONTACT: John Jeffery

Sr. V.P. Sales & Marketing

713-996-4700

www.dxpe.com

DXP Enterprises, Inc. Announces Strategic Acquisition

of Production Pump and Machine Tech

Houston, TX (June 1, 2006) - DXP Enterprises, Inc. (NASDAQ: DXPE) today announced that they have completed a strategic acquisition of Production Pump and Machine Tech, companies that specialize in pumping equipment for all types of oilfield, pipeline, and municipalities. The acquired businesses operate from three facilities with capabilities of fabricating, machining and value added services. These businesses are experts in the field of package pump equipment, fluid handling design and pump maintenance, repairs and services.

DXP paid approximately $10.1 million for the acquired businesses and assumed approximately $.4 million worth of debt. The purchase price consists of approximately $4.6 million paid in cash, $3.5 million in the form of promissory notes payable to the former owners of the acquired businesses and $2.0 million of future payments which are contingent upon earnings over the next five years. The cash portion was funded by utilizing available capacity under DXPss bank revolving credit facility. The promissory notes, which are subordinated to DXPss bank revolving credit facility, bear interest at prime minus 2%.

The acquired businesses' sales and adjusted EBITDA for the twelve months ending April 30, 2006, were approximately $12.5 million and $2.0 million, respectively. Approximately $0.6 million of the bonuses paid by Production Pump and Machine Tech to its former owners are considered to have been one time special bonuses and have been added to historical EBITDA in order to determine adjusted EBITDA.

John Jeffery, Senior Vice President of Sales and Marketing, said, "This acquisition will add value by strengthening DXP's position in the upstream oil and gas and pipeline businesses as well as provide additional value added services." Mac McConnell, Chief Financial Officer, stated, "We anticipate this acquisition to be immediately accretive to earnings."

DXP Enterprises, Inc. is a leading products and service distributor focused on adding value and total cost savings solutions to MRO and OEM customers in virtually every industry since 1908. DXP provides innovative pumping solutions, integrated supply and MROP (maintenance, repair, operating and production) services that emphasize and utilize DXP's vast product knowledge and technical expertise in pumps, bearings, power transmission, seals, hose, safety, fluid power, electrical and industrial supplies. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer driven, creating competitive advantages for our customers.

DXP's innovative pumping solutions provide engineering, fabrication and technical design to meet the capital equipment needs of its global customer base. DXP provides solutions by utilizing manufacturer authorized equipment and certified personnel. Pump packages require MRO and OEM equipment such as pumps, motors and valves, and consumable products. DXP leverages its MROP inventories and technical knowledge to lower the total cost and maintain the quality of the pump package.

SmartSource, a DXP integrated supply program, allows a more efficient way to manage the customer's supply chain needs for MROP products. The program allows the customer to transfer all or part of its supply chain needs to DXP, so the customer can focus on its core business. SmartSource effectively lowers costs by outsourcing purchasing, accounting, and on-site supply management to DXP, which reduces the duplication of effort by the customer and supplier. DXP's broad range of first-tier products provides an efficient measurable solution to reduce cost and streamline procurement and sourcing operations.

The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.

# # #

ASSET PURCHASE AGREEMENT

Between

PMI OPERATING COMPANY, LTD.

("Purchaser")

and

PRODUCTION PUMP SYSTEMS OF LEVELLAND, L.P.

("Seller")

and

THE PARTNERS

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into effective this 1st day of May, 2006, by and between Production Pump Systems of Levelland, L.P., a Texas limited partnership (the "Seller"), the PARTNERS and PMI OPERATING COMPANY, LTD., a Texas limited Partnership (the "Buyer").

W I T N E S S E T H:

WHEREAS, the Seller desires to transfer to the Buyer the Business and certain of the properties, assets and liabilities related to the Business, and the Buyer desires to acquire such Business, properties and assets and assume such liabilities, all upon the terms and subject to the conditions set forth herein; and

WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below;

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.01. Transferred Assets.

(a) Subject to the terms and conditions of this Agreement and in consideration of the obligations of the Buyer as provided herein, and except as otherwise provided in Section 1.02 hereof, at the Closing, the Seller shall sell, assign, transfer, grant, bargain, deliver and convey to the Buyer, free and clear of all Liens, the Seller's entire right, title and interest in, to and under the Business, as a going concern, and all assets owned or used by the Seller in connection with or arising out of the Business of every type and description, tangible and intangible, wherever located and whether or not reflected on the books and records of the Seller (all of such assets, properties, rights and business being hereinafter sometimes collectively referred to as the "Transferred Assets"), including, but not limited to,

(i) the Equipment, including the Equipment set forth in Schedule 1.01 hereto;

(ii) all Inventories, including the Inventories set forth in Schedule 1.01 hereto;

(iii) the accounts receivable set forth in Schedule 1.01 hereto (the " Accounts Receivable");

(iv) the Proprietary Information, including Production Pump Systems or any derivative thereof and the names of the customers of the Business;

(v) subject to Sections 1.01(b) and 1.01(c) hereof, the benefit of all unfilled or outstanding purchase orders, sales contracts, other commitments, contracts and engagements to which the Seller is entitled at the Closing and which relate to the Business (the "Entitlements");

      the Facilities set forth in Exhibit B hereto;

      all prepaid expenses and deposits made by the Seller relating to the Transferred Assets and the Business;

      any goodwill associated with the Transferred Assets and the Business; and

(ix) any goodwill of the Partners, associated with the Transferred Assets and the Business.

(b) The Seller shall use its best efforts to obtain such consents of third parties as are necessary for the assignment of the Transferred Assets. To the extent that any of the Transferred Assets are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as herein provided, the Transferred Assets shall be held by the Seller in trust for the Buyer and shall be performed by the Buyer in the name of the Seller and all benefits and obligations derived thereunder shall be for the account of the Buyer, provided, however, that where entitlement of the Buyer to such Transferred Assets hereunder is not recognized by any third party, the Seller shall, at the request of the Buyer, enforce in a reasonable manner, at the cost of and for the account of the Buyer, any and all rights of the Seller against such third party.

(c) Schedule 1.01 identifies the location of all of the scheduled Transferred Assets and the locations in which Transferred Assets that are not scheduled are located. The Seller shall for a reasonable period following the Closing Date provide the Buyer with access to all locations in which the Transferred Assets may be located so as to permit the Buyer to take physical possession of such Transferred Assets or to arrange for the storage or transfer of such Transferred Assets. The Seller shall also notify each Person which may have possession of the Transferred Assets at the Closing of the transfer of such Transferred Assets to the Buyer.

1.02. Excluded Assets. There shall not be any excluded assets, properties, rights or business as all of said items will be transferred to the Buyer.

1.03. Purchase Price.

(a) In consideration of the transfer to the Buyer of the Transferred Assets, the Buyer shall (i) pay to the Seller an amount in cash equal to the Cash Purchase Price; (ii) deliver the Partners Notes in the form attached hereto in Exhibit A, to the following persons and in the following amounts:

Joe K. Roemisch $137,250.00

Michael Goebel $137,250.00

J.M. Pevehouse $137,250.00

(iii) an amount equal to twenty percent (20%) of the annual earnings before interest, taxes, depreciation and amortization of the business acquired by the Buyer pursuant to this Agreement for sixty (60) months from the Closing Date hereof (the "Contingent Purchase Price"). The Bonus will be paid to the Partners in equal amounts within ninety (90) days of the close of each calendar year included within said sixty (60) month period. In the event of the death or termination of employment with Purchaser of any Partner the Contingent Purchase Price will be paid to the remaining Partners in equal amounts. Notwithstanding anything herein to the contrary the maximum amount of Contingent Purchase Price to be paid for said sixty (60) month period shall not exceed Two Hundred Fifty Thousand Eight Hundred and No/100 Dollars ($250,800.00); and (iv) assume (x) the payment obligations of the Seller with respect to all Trade Payables and other liabilities specifically set out on the April 30, 2006 Financial Statement, (y) the obligations of the Seller under the express written terms of the Contracts and other Agreements to the extent and only to the extent such obligations are not Pre-Closing Obligations, and (z) the Assumed Loans listed in Schedule 1.03(a) ((x),(y) and (z) shall constitute the "Assumed Liabilities"). The Cash Purchase Price, the Partners Notes, the Contingent Purchase Price and the Assumed Liabilities are herein collectively referred to as the "Purchase Price". The Partner Notes shall be guaranteed by DXP Enterprises, Inc. in the form of guaranty attached hereto as Exhibit F. The Partner Notes shall be subordinated to all indebtedness of Buyer to Wells Fargo Bank, National Association as evidenced by the form of Subordination Agreement attached hereto as Exhibit G, which shall be executed by Seller, Buyer and the Partners.

(b) At the Closing, the Buyer shall pay to the Seller by wire transfer of same day funds an amount equal to the Cash Purchase Price.

(c) If the Net Assets on April 30, 2006 exceeds the Net Assets, as of October 31, 2005, the Cash Purchase Price will be increased by an amount equal to fifty percent (50%) of the amount of cash shown on the April 30, 2006 balance sheet of Seller, which shall be prepared in accordance with GAAP.

1.04. Assumed Loans Indemnity. Buyer shall indemnify, defend and hold the Partners harmless from and against and in respect of all Damages actually suffered, incurred and as realized by each Partner arising out of or resulting from or related to the personal written guaranty of each Partner of any of the Assumed Liabilities.

1.05. Liabilities Not Assumed by the Buyer. Except for the Assumed Liabilities and as provided in Section 7.09 hereof, the Seller shall pay and discharge in due course all of its liabilities, debts and obligations, whether known or unknown, now existing or hereafter arising, contingent or liquidated, including, without limitation, those listed in Schedule 1.05 hereto (the "Retained Liabilities"), and the Buyer shall not assume, or in any way be liable or responsible for, any of such Retained Liabilities. Without limiting the generality of the foregoing, the Retained Liabilities shall include the following:

(a) any liability or obligation of the Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, whether or not such transactions are consummated;

(b) any liability or obligation for any and all federal income taxes of, or pertaining or attributable to, (i) the Seller for any period that ends on or before, or includes, March 31, 2006, or (ii) the Business and/or the Transferred Assets for any period or portion thereof that ends on or before March 31, 2006 (including, but in no way limited to, any and all Taxes described in clauses (i) and (ii) of this Section 1.05(b) for which liability is or may be sought to be imposed on the Buyer under any successor liability, transferee liability or similar provision of any applicable federal, foreign, state or local law (including, without limitation, Section 111.020 of the Texas Tax Code));

(c) any liability (other than with respect to the Assumed Liabilities) to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in any state or any similar statute as enacted in any jurisdiction; and

(d) except as provided in Section 7.09 hereof, the Pre-Closing Obligations and the specific liabilities, obligations or litigation listed on Schedule 1.05 hereto or in Schedules 3.04(e), 3.07, 3.08(b), 3.13 or 6.05 of the Disclosure Schedule.

1.06. Prorations of Expenses and Certain Property Taxes.

(a) The Seller warrants that the Transferred Assets are not, and on the Closing Date will not be, subject to or liable for any special assessments or similar types of impositions.

(b) Except as otherwise provided in this Agreement, the Seller and the Buyer agree that amounts payable by Buyer with respect to utility charges and other items of expense attributable to the conduct of the Business shall be reasonable and ordinary expenses that are not past due and are reflected in the April 30, 2006 financial statements of Seller.

(c) The ad valorem taxes associated with the Transferred Assets shall be prorated between Seller and Buyer effective April 30, 2006.

1.07. Transfer Taxes; Recording Fees.

(a) The Buyer and the Seller acknowledge and agree that the Purchase Price includes and is inclusive of any and all sales, use, transfer or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement. The Seller and the Partners hereby agrees to indemnify the Buyer against, and agrees to protect, save and hold the Buyer harmless from, any loss, liability, obligation or claim (whether or not ultimately successful) for sales, use, transfer or other similar Taxes (and any interest, penalties, additions to tax and fines thereon or related thereto) imposed as a result of the consummation of the transactions contemplated by this Agreement.

(b) The Buyer shall pay any and all recording, filing or other fees relating to the conveyance or transfer of the Transferred Assets from the Seller to the Buyer.

1.08. Allocation of Purchase Price.

(a) Seller, Buyer and the Partners have prepared a written statement setting forth the allocation of the consideration (including, without limitation, the Purchase Price and any adjustments thereto) deemed to have been paid for federal income tax purposes by the Buyer to the Seller and the Partners pursuant to this Agreement (the "Tax Consideration") among the Transferred Assets (the "Allocation") and a copy of such written statement is attached hereto as Exhibit H.

(b) For federal income tax purposes (including, without limitation, the Buyer's, the Seller's and the Partner's compliance with the reporting requirements of Section 1060 of the Code), each of the Seller, the Partners and the Buyer hereby agree to use the Allocation and to cooperate in good faith with each other in connection with the preparation and filing of any information required to be furnished to the Internal Revenue Service under Section 1060 of the Code (including, without limitation, Section 1060(b) and (e) of the Code) and any applicable regulations thereunder. Without limiting the generality of the preceding sentence, the Buyer, the Seller and the Partners agree to (i) report such allocations to the Internal Revenue Service on Form 8594 and, if required, supplemental Forms 8594, in accordance with the instructions to Form 8594 and the provisions of Section 1060 of the Code and the applicable regulations thereunder, and (ii) coordinate their respective preparation and filing of each such Form 8594 and any other forms or information statements or schedules required to be filed under Section 1060 of the Code and the applicable regulations thereunder so that the Allocation and information reflected on such forms, statements and schedules shall be consistent.

ARTICLE II

CLOSING

Subject to the conditions set forth in this Agreement, the Closing shall take place at the offices of Hollmann, Lyon, Patterson & Durell, Inc., located at 5030 E. University, Suite D-103 in Odessa, Texas 79762, at 1:00 p.m. on or before May 31, 2006, or at such other time, date and place as the parties hereto shall mutually agree upon in writing (the "Transfer Date") but the effective closing date shall be April 30, 2006 (the "Closing Date"). Failure to consummate the transactions contemplated hereby on such date shall not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. Title to, ownership of, control over and risk of loss of the Transferred Assets shall pass to the Buyer at the Closing on the Transfer Date.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE SELLER AND THE PARTNERS

Except as otherwise set forth in the correspondingly numbered section of the Disclosure Schedule delivered to and approved by the Buyer at the signing of this Agreement, the Seller and the Partners, as applicable, hereby represent and warrant to the Buyer and covenant and agree as follows:

3.01. Partnership Matters.

(a) The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. The Seller is duly authorized, qualified and licensed and has all requisite power and authority under all applicable laws, ordinances and orders of public authorities to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. The Seller is qualified to transact business as a foreign corporation and is in good standing in the jurisdictions, if any, specified in Schedule 3.01(a) of the Disclosure Schedule, and there is no other jurisdiction in which the nature and extent of the Seller's business or the character of its assets makes such qualification necessary. The Seller has all requisite partnership power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b) The Seller has no Subsidiaries.

(c) Attached as Schedule 3.01(c) of the Disclosure Schedule is a true, correct and complete copy of the Certificate of Limited Partnership certified by the Secretary of State of the State of Texas and the Partnership Agreement certified by the partnership secretary, of the Seller, in each case as amended and in full force and effect.

(d) The Seller does not do business in any state or commonwealth under any name other than the partnership name set forth in the first paragraph of this Agreement.

(e) Each Partner represents and warrants to the Buyer that each Partner holds of record and owns beneficially the amount of partnership interest of Seller set forth next to such Partner's name in Schedule 3.01(c), free and clear of any encumbrances. Such Partner is not a party to an option, warrant, purchase right, or other contract or commitment that could require such Partner to sell, transfer, or otherwise dispose of any partnership interest of the Seller (other than this Agreement). Such Partner is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any partnership interest of the Seller. To his knowledge, the partnership interest of such Partner have been duly authorized and validly issued.

3.02. Validity of Agreement and Conflict with Other Instruments.

(a) This Agreement has been duly authorized by the Partners of the Seller. No further partnership action is necessary on the part of the Seller to execute and deliver this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and the Partners and is a legal, valid and binding obligation of the Seller and the Partners enforceable against the Seller and the Partners in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

(b) The covenant not to compete set out in Section 7.10 hereof has necessary partnership action on the part of Seller and individually for the Partners and, when executed and delivered at the Closing as contemplated by this Agreement, shall be legal, valid and binding obligations of the Seller and the Partners, enforceable against the Seller and the Partners in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

(c) The execution, delivery and performance of this Agreement and the other agreements and documents to be delivered by the Seller and the Partners to the Buyer, the consummation of the transactions contemplated hereby or thereby, and the compliance with the provisions hereof or thereof, by the Seller and the Partners will not, with or without the passage of time or the giving of notice or both:

(i) conflict with, constitute a breach, violation or termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any right or benefit or both, under, any of the Contracts and Other Agreements to which the Seller is a party or by which any of them is bound;

(ii) result in an acceleration or increase of any amounts due with respect to the Trade Payables;

(iii) conflict with or violate the Limited Partnership Certificate or Partnership Agreement of the Seller;

(iv) result in the creation or imposition of any Lien on any of the Transferred Assets; or

(v) violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to the Seller or any of their respective properties or assets;

other than violations, defaults or conflicts that would not materially and adversely affect the ability of the Seller to consummate the transactions provided for in this Agreement.

(d) Attached as Schedule 3.02(d) of the Disclosure Schedule are true, correct and complete copies of the resolutions adopted by the Partners of the Seller approving this Agreement and the transactions contemplated hereby. Such resolutions were adopted at a meeting duly called and convened at which a quorum was present and acting throughout or by unanimous written consents. Such resolution is in full force and effect without amendment or modification.

3.03. Approvals, Licenses and Authorizations.

(a) No order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of the Seller to authorize the execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by them and the consummation of the transactions contemplated hereby or thereby (including, but not limited to, assignment of the Transferred Assets), or to effect the legality, validity, binding effect or enforceability thereof.

(b) All licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals of all Governmental Entities required or necessary for the Seller to carry on its business in the places and in the manner currently conducted have been duly obtained, are in full force and effect and are set forth truly, correctly and completely in Schedule 3.03(b) of the Disclosure Schedule. No violations are in existence or have been recorded with respect to such licenses, permits or other authorizations and no proceeding is pending or, to the best knowledge of the Seller, threatened with respect to the revocation or limitation of any of such licenses, permits or other authorizations. The Seller has complied with all laws, rules, regulations and orders applicable to the Business, and all rules, regulations and orders respecting the provision of services by the Seller, except for violations that would not have a Material Adverse Effect.

3.04. Title to and Condition of Transferred Assets. Seller and the Partners represent and warrant to Buyer as follows:

(a) The Seller owns or leases each Facility and has all power, right and authority to grant, sell and convey each owned Facility and assign each leased Facility to the Buyer the right to use such Facility as provided in Section 7.08 hereof. Each Facility is in reasonable condition for the operation of the Transferred Assets and the Business as the same are currently being conducted by the Seller.

(b) All Equipment (excluding Equipment that did not have a cost basis of $10,000 or more at their respective dates of acquisition by the Seller) is set forth in Schedule 1.01 hereto. The Seller has good and marketable title to all Equipment other than those liens set forth in Schedule 3.04(d) of the Disclosure Schedule. All of the Equipment is in the Seller's possession and control.

(c) All Inventories are set forth in Schedule 1.01 hereto. The Seller has good and marketable title to all Inventories free and clear of all Liens other than those Liens set forth in Schedule 3.04(d) of the Disclosure Schedule.

(d) The Accounts Receivable are owned by the Seller free and clear of all Liens (other than those Liens set forth in Schedule 3.04(d) of the Disclosure Schedule). All Accounts Receivable were generated in the ordinary course of business. The Seller is unaware of any existing facts or circumstances that could reasonably be expected to result in the Accounts Receivable not being fully collected in accordance with their terms.

(e) The Seller owns or possesses licenses or other rights to use, and will at the Closing transfer to the Buyer, all rights to all Proprietary Rights necessary for the conduct of the Business as currently conducted. Set forth in Schedule 3.04(e) of the Disclosure Schedule is a complete and accurate list of all patents, trademarks and licenses the Seller owns or possesses or otherwise has rights to use and all patents, trademarks and licenses pertaining to the Business that Seller owns or possesses or otherwise has rights to use. No licenses, sublicenses, covenants or agreements have been granted or entered into by the Seller in respect of the items listed in Schedule 3.04(e) of the Disclosure Schedule except as noted thereon. The Seller has not received any notice of infringement, misappropriation or conflict from any other Person with respect to such Proprietary Rights except as noted in Schedule 3.04(e) of the Disclosure Schedule, and the conduct of the Business has not infringed, misappropriated or otherwise conflicted with any Proprietary Rights of any such Person. The Seller has not given indemnification for patent, trademark, service mark or copyright infringements except to licensees or customers in the ordinary course of business. All of the Proprietary Rights that are owned by the Seller are owned free and clear of all Liens except as set forth in Schedule 3.04(e) of the Disclosure Schedule. All Proprietary Rights that are licensed by the Seller to third parties are licensed pursuant to valid and existing license agreements and such interests are not subject to any Liens other than those under the applicable license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Proprietary Rights.

(f) The Seller owns or has rights to use, and is transferring to the Buyer hereunder, all tangible assets necessary for the conduct of the Business in the ordinary course consistent with past practices. The conduct of the Business in the ordinary course is not dependent upon the right to use the property of others, except such property as is leased or licensed to the Seller pursuant to any of the Transferred Assets.

3.05. Contracts and Commitments. Seller and the Partners represent and warrant to Buyer as follows:

(a) None of the Transferred Assets is subject to, and, except as set forth in Schedule  3.05(a) of the Disclosure Schedule and for the Retained Liabilities, the Seller is not a party to or bound by:

(i) any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of $10,000 (other than purchase orders in the ordinary course of business for goods necessary for the Seller to complete then existing contracts or purchase orders);

(ii) any agreement, contract or commitment requiring the payment for goods or services whether or not such goods or services are actually provided or the provision of goods or services at a price less than the Seller's cost of producing such goods or providing such services;

(iii) any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment;

(iv) any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business);

(v) any management service, employment, consulting or other similar type contract or agreement;

(vi) any agreement, contract or commitment that would limit the freedom of the Buyer or any affiliate thereof following the Closing Date to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the Transferred Assets or to compete with any Person or to engage in any business or activity in any geographic area;

(vii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business or, except for agreements to purchase or sell goods and services entered into in the ordinary course of business of the Seller, not cancelable by the Seller without penalty to the Seller within 30 calendar days;

(viii) any agreement or contract obligating the Seller or that would obligate or require any subsequent owner of the Business or any of the Transferred Assets to provide for indemnification or contribution with respect to any matter;

(ix) any sales, distributorship or similar agreement relating to the products sold or services provided by the Seller;

      any license, royalty or similar agreement; or

(xi) any other agreement, contract or commitment that might reasonably be expected to have a Material Adverse Effect.

(b) Seller is not in breach of any provision of, or is in default (or knows of any event or circumstance that with notice, or lapse of time or both, would constitute an event of default) under the terms of any of the Contracts and Other Agreements that constitute a part of the Transferred Assets. All of the Contracts and Other Agreements that constitute a part of the Transferred Assets are in full force and effect. The Seller is not aware of any pending or threatened disputes with respect to any of the Contracts and Other Agreements.

(c) Except as set forth in Schedule 3.05(a) of the Disclosure Schedule, the enforceability of the Contracts and Other Agreements that constitute a part of the Transferred Assets will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and none of the Contracts and Other Agreements that constitute a part of the Transferred Assets require the receipt of the consent or waiver of any Person or Governmental Entity prior to the sale, assignment, transfer, conveyance or delivery thereof pursuant to this Agreement.

3.06. Financial Statements. Seller and the Partners represent and warrant to Buyer as follows:

(a) Attached as Schedule 3.06 of the Disclosure Schedule are true, correct and complete copies of (i) the unaudited balance sheet and statement of income of the Business (including the Excluded Assets and Retained Liabilities) as of December 31, 2004, October 31, 2005, December 31, 2005 and March 31, 2006 (collectively, the "Financial Statements"). The Financial Statements:

(i) fairly present the financial position of the Business as of their respective dates and the results of operations of the Business for the periods indicated therein;

(ii) have been prepared in accordance with generally accepted accounting principles except for (i) the omission of statements of stockholder's equity, cash flow and footnote disclosure (ii) depreciation and accumulated depreciation have been computed on an income tax basis and (iii) the deferred income taxes resulting from the depreciation presentation are omitted, applied on a consistent basis throughout the periods covered by the Financial Statements and consistent with those employed by the Seller ("GAAP");

(iii) have not been rendered untrue, incomplete or unfair as representations of the financial condition of the Transferred Assets or the Business by events subsequent to the date of the Financial Statements; and

(iv) reflect all liabilities or obligations, whether accrued, absolute, contingent or otherwise, of the Seller that are Assumed Liabilities as required under GAAP consistently applied other than those liabilities incurred since May 1, 2006, in the ordinary course of business consistent with past practice, none of which have had or may reasonably be expected to have a Material Adverse Effect.

(b) The values at which the Inventories and Accounts Receivable are carried on the Financial Statements are in accordance with GAAP and reflect normal and consistent inventory valuation policies of the Seller. The amounts shown for the Accounts Receivable on the Financial Statements are collectible or are net of adequate reserves.

3.07. Taxes. Except as set forth in Schedule 3.07 of the Disclosure Schedule Seller and the Partners represent and warrant as follows:

(a) All Tax Returns that are required to be filed (taking into account all extensions) on or before the Closing Date for, by, on behalf of or with respect to the Seller, including, but not limited to, those relating to the Business, the Transferred Assets and the Assumed Liabilities, and those which include or should include the Seller, the Business, the Transferred Assets or the Assumed Liabilities, and with respect to which the failure to timely file could have a Material Adverse Effect, have been or will be timely filed with the appropriate foreign, federal, state and local authorities on or before the Closing Date, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns, the failure to make payment of which could have a Material Adverse Effect, have been or will be timely paid in full on or before the Closing Date;

(b) All such Tax Returns and the information and data contained therein have been or will be properly and accurately compiled and completed, fairly present or will fairly present the information purported to be shown therein, and reflect or will reflect all liabilities for Taxes for the periods covered by such Tax Returns;

(c) None of such Tax Returns are now under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against the Seller, the Business or the Transferred Assets, or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against the Seller, the Business or the Transferred Assets with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority which could have a Material Adverse Effect;

(d) All Taxes due and owing from the Seller or assessed and due and owing against the Business or the Transferred Assets on or before the Closing Date have been or will be timely paid in full on or before the Closing Date;

(e) All withholding Tax and Tax deposit requirements imposed on the Seller and applicable to the Business for any and all periods prior to and including the Closing Date have been or will be timely satisfied in full on or before the Closing Date; and

(f) The Seller has made adequate provision in the Financial Statements for the payment in full of any and all unpaid Taxes which in any way may affect the Transferred Assets or the Business for any and all periods or portions thereof ending on or before the respective dates thereof.

3.08. No Violations or Litigation. Seller and the Partners represent and warrant to Buyer as follows:

(a) Seller has not violated or is currently in violation of, and the consummation of the transactions contemplated hereby will not cause any violation of, any order of any Governmental Entity or any law, ordinance, regulation, order, requirement, statute, rule, permit, concession, grant, franchise, license or other governmental authorization relating or applicable to the Seller, the Business or to any of the Seller's properties, assets or operations, including without limitation, the Transferred Assets.

(b) Except as set forth in Schedule 3.08(b) of the Disclosure Schedule, there is no action, suit, claim, investigation or legal, administrative, arbitration or other proceeding, or governmental investigation or examination, or any change in any zoning or building ordinance pending or, to the Seller's knowledge, threatened against or affecting the Seller, the Business or any of the Transferred Assets, at law or in equity, before or by any Governmental Entity and no basis exists for any such action, suit, claim, investigation or proceeding.

3.09. No Adverse Changes or Events. Since March 31, 2006, the Business has been consistently operated only in the ordinary course, there has not been:

(a) any adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations, business or prospects of the Seller except for such changes that in the aggregate have not had a Material Adverse Effect, or any occurrence, circumstance or combination thereof that might reasonably be expected to have a Material Adverse Effect before or after the Closing Date;

(b) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Transferred Assets or the Business;

(c) any increase in the compensation or rate of compensation or commissions or Contingent Purchase Price payable or to become payable by the Seller to any Transferred Employee that is not consistent with past practice, any payment or accrual of, or commitment with respect to, any Contingent Purchase Price plan or severance arrangement that is not consistent with past practice or any change or modification to any severance arrangement;

(d) any debt, obligation or liability incurred by the Seller, any assumption, guarantee, endorsement or other responsibility by the Seller for the liability or obligation of any other Person (whether absolute, accrued, contingent or otherwise), or any engagement in any other transaction by the Seller that might have a Material Adverse Effect;

(e) any mortgage, pledge or creation of any Lien with respect to any of the Transferred Assets;

(f) any sale, assignment, transfer or other disposition or lapse of any Proprietary Rights or disclosure to any Person (other than employees of the Seller in the scope of their employment) of any Proprietary Rights material to the Business;

(g) any write up or write down in the value of any Equipment or Inventories;

(h) any cancellation or compromise of any material claims, or any waiver of any other material rights relating to the Business, or any sale, transfer or other disposition of any properties or assets, real, personal or mixed, tangible or intangible, material to the Business (other than sales of Inventory in the ordinary course of business);

(i) any change in the Seller's method of accounting for financial, Tax or other purposes;

(j) any material change in the customary methods used in operating the Business (including the pricing practices) or any material change in the sales operations; or

(k) any change in the data required to be set forth on any Exhibit or Schedule to this Agreement, including the Disclosure Schedule, or any other event or condition of any character whatsoever pertaining to the Seller that has had or reasonably may be expected to have a Material Adverse Effect.

3.10. Environmental Matters. Seller and the Partners represent and warrant to Buyer as follows:

(a) neither the Seller nor to Seller's and the Partners' knowledge any prior owner or operator of the Business or the Transferred Assets has caused or allowed the generation, use, treatment, storage, or disposal of Hazardous Materials at any site or facility owned, leased or operated by the Seller or used in the Business except in accordance with all applicable Environmental Laws or except to the extent set out in Schedule 3.10;

(b) the Seller does not own or lease any real property, improvements or related assets that form a part of the Transferred Assets or the Business and that have been subject to the release of any Hazardous Materials except to the extent set out in Schedule 3.10;

(c) the Seller has secured all Environmental Permits necessary to the conduct of its businesses and operations and the Seller is in compliance with such permits except to the extent set out in Schedule 3.10;

(d) the Seller has not received any notice, nor is it aware, of any proposal to amend, revoke or replace any Environmental Permit, or requiring the issuance of any additional Environmental Permit;

(e) the Seller has not received inquiry or notice nor does it have any reason to suspect or believe it will receive inquiry or notice of any actual or potential proceedings, claims, lawsuits or losses related to or arising under any Environmental Law;

(f) the Seller is not currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, and/or corrective action decree, order or agreement issued or entered into under any federal, state or local statute, regulation or ordinance regarding the environment and/or health or safety in the work place;

(g) neither the Seller nor to Seller's and Partners' knowledge, any prior owner or operator of the Business has transported, arranged for the transportation of or disposed of any substance in a manner that may lead to claims against the Buyer for clean-up costs, remedial work, damages to natural resources or for personal injury claims except to the extent set out in Schedule 3.10;

(h) each of the Seller, the Transferred Assets and the Business is in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under Environmental Laws except to the extent set out in Schedule 3.10; and

3.11. Condition of Assets. Except as expressly provided herein, the Inventory, property and Equipment included in the Transferred Assets are being sold, transferred and conveyed on an "AS IS, WHERE IS" condition, and the Seller makes NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THEIR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AS TO THEIR CONDITION.

3.12. Undisclosed Liabilities. The Seller does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent, unliquidated, civil, criminal or otherwise, and whether due or to become due, other than liabilities that (a) are reflected or reserved against in the April 30, 2006 Balance Sheet, (b) are disclosed in any Schedule (or in any plan, instrument, lease or agreement referred to therein) or Exhibit hereto, (c) are liabilities incurred since April 30, 2006, in the ordinary course of business or (d) that would not have a Material Adverse Effect.

3.13. Warranties and Product Liability. Seller and the Partners represent and warrant to Buyer as follows:

(a) Except for (i) warranties implied by law and (ii) warranties disclosed on Schedule 3.13 of the Disclosure Schedule, the Seller has not given or made any warranties in connection with the sale or rental of goods or services, including, without limitation, warranties covering the customer's consequential damages. Except as disclosed on Schedule 3.13 of the Disclosure Schedule, the Seller is not aware of any state of facts or the occurrence of any event forming the basis of any present claim against the Seller with respect to warranties relating to products manufactured, sold or distributed by the Seller or services performed by or on behalf of the Seller except any claim that would not individually or in the aggregate exceed $1,254.

(b) Except as disclosed on Schedule 3.13 of the Disclosure Schedule, there is no state of facts or any event forming the basis of any present claim against the Seller not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products shipped or services rendered by or on behalf of the Seller.

3.14. Employee Matters.

(a) There are no collective bargaining or other labor union agreements to which the Seller is a party or by which it is bound. To the best knowledge of the Seller, it has not encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or walkouts.

(b) The Seller does not contribute to or have an obligation to contribute to, and has not at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA.

(c) The Seller does not have any defined benefit plan or employee benefit plan. Seller does have plan(s) established pursuant to Article 401(k) of the Code.

(d) No lawsuit, complaint or investigation or governmental audit has been noticed, initiated or filed with respect to any employee benefit plan. The Company has not incurred any liability to the PBGC or otherwise under Title IV of ERISA.

3.15. Finder's Fees. Neither the Seller nor any affiliate of the Seller has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the sale by the Seller of any of the Transferred Assets or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or commission. The Seller agrees to indemnify and hold the Buyer and its affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by the Seller or any affiliate of the Seller with respect to any such fee, commission or expense.

3.16. No Untrue Statements. Seller and the Partners represent and warrant to the Buyer that this Agreement, the Exhibits and Schedules hereto, and all other documents and certificates delivered to the Buyer and its representatives in connection with this Agreement or the transactions contemplated hereby, including the Disclosure Schedule, do not and will not contain when delivered any untrue statement of any fact and do not and will not omit to state a fact necessary to make the statements contained herein or therein not misleading. There is no fact that has not been disclosed in writing to the Buyer by the Seller that has or will have a Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller as follows:

4.01. Partnership Matters. The Buyer is a limited Partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has full Partnership power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Buyer and is a legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Buyer will not violate any provision of, or constitute a default under, any contract or other agreement to which the Buyer is a party or by which it is bound, or conflict with its Certificate of Limited Partnership or Partnership Agreement, other than violations, defaults or conflicts that would not materially and adversely affect the ability of the Buyer to consummate the transactions provided for in this Agreement.

4.02. Finder's Fees. Neither the Buyer nor any affiliate of the Buyer has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or a commission. The Buyer agrees to indemnify and hold the Seller and its affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by the Buyer or any affiliate of the Buyer with respect to any such fee, commission or expense.

ARTICLE V

ACCESS TO INFORMATION BY THE BUYER

5.01. Prior to Closing. Until the Closing, the Seller will furnish the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives with all financial, operating and other data and information concerning the Business, commitments and properties of the Seller as the Buyer shall from time to time reasonably request and will afford the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives access to the Seller's offices, properties, books, records, contracts and documents (including Tax Returns filed and those in preparation) and will be given the opportunity to ask questions of, and receive answers from, representatives of the Seller with respect to the Business, the Contracts and Other Agreements, the Transferred Assets and the other properties of the Seller. No investigations by the Buyer or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of the Seller with respect to any representations, warranties, covenants or agreements made herein or in any Exhibit, Schedule or other certificate, instrument, agreement or document, including the Disclosure Schedule, executed and delivered in connection with this Agreement. The Seller will cooperate with the Buyer and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Entity.

5.02. Public Information. Until the Closing or termination hereof, the Buyer and the Seller will consult in advance on the necessity for, and the timing and content of, any communications to be made to the public and to the form and content of any application or report to be made to any Governmental Entity that relates to the transactions contemplated by this Agreement and, except with respect to public announcements or disclosures in response to legal requirements (including, without limitation, requirements under the Federal securities laws in connection with any registration, sale or purchase of securities), all such public announcements and disclosures shall require the consent of the Buyer and the Seller, which consent shall not be unreasonably withheld.

ARTICLE VI

EMPLOYEE MATTERS

6.01. Hiring of Transferred Employees. The Buyer, Joe K. Roemisch and Edward Lee Moss will enter into Employment Agreements at the Closing in the general form attached hereto as Exhibit E and the annual salary will be negotiated with each person.

The Buyer shall offer employment to all of the Seller's active hourly employees and other active salaried employees as of the Closing (collectively, the "Transferred Employees"). The Buyer shall not assume any liabilities or obligations of the Seller with respect to Seller's employees, except for the accrued vacation set out in Schedule 6.01 and the Buyer will have complete discretion as to the terms of employment that are offered to the Transferred Employees. Nothing contained in this Section 6.01 is intended to confer upon any of the Seller's employees any right to continued employment after evaluation by the Buyer of its employment needs after the Closing Date. Notwithstanding any other provision of this Agreement, the parties hereto do not intend to create any third-party beneficiary rights respecting any of the Seller's employees or former employees as a result of the provisions herein and specifically hereby negate any such intention.

6.02. Employee Benefits.

(a) The Buyer shall not be liable or obligated under any employee benefit plan or for any other employee benefits that may have been established by the Seller for the Seller's employees prior to the Closing, and the Seller expressly acknowledges that it has sole liability for all employee benefit costs accrued as of the Closing whether or not any or all of such employees are subsequently hired by the Buyer. Without limiting the generality of the foregoing, the Seller acknowledges and agrees that the Buyer does not assume the sponsorship of, the responsibility of contributions to, or any liabilities in connection with any employee benefit plan maintained by the Seller for active employees, retirees, former employees, their beneficiaries or any other Person, including any employee pension benefit plan within the meaning of Section 3(2) of ERISA, employee welfare plan within the meaning of Section 3(1) of ERISA and any personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding, except for the accrued 401(k) liability shown on Schedule 6.02(a).

(b) With respect to employees who accept employment with the Buyer, the Seller will remain responsible to the extent covered under its plans for any medical expenses Seller is required to cover that are (i) actually incurred prior to the Closing Date or (ii) actually incurred with respect to any hospitalization that began prior to the Closing Date until such hospitalization ends (as required under such plans), and the Buyer will be responsible for all other medical expenses incurred on or after the Closing Date to the extent covered under its plans without the application of any waiting period for coverage generally applicable to newly hired employees. The Seller shall provide medical coverage to the Transferred Employees with respect to any pre-existing medical conditions to the extent required by applicable law. To the fullest extent permitted under its applicable policies of insurance, the Seller shall maintain health, hospitalization, life, travel and accident insurance coverage for the Transferred Employees in effect until the first day of the month next following the Closing Date. The cost of such insurance coverage from and after the Closing Date shall be borne by the Buyer. The Seller shall cooperate with the Buyer to provide continuity of such insurance coverage to such employees.

6.03. Severance Benefits; Employment Termination. The Buyer agrees to provide severance benefits only in accordance with Buyer's policies and procedures to those Transferred Employees who accept employment with the Buyer.

6.04. Reporting of Data. The Buyer and the Seller shall complete and furnish to each other such other employee data as shall be reasonably required from time to time for each party to perform and fulfill its obligations under this Article VI.

6.05. Employment Related Claims. The Seller agrees that the Seller and not the Buyer shall be solely responsible for all liability, costs and expenses (including attorneys' fees) for all existing employment claims that have been filed by any employee or former employee of the Seller prior to the Closing Date relating to arbitrations, unfair labor practice charges, employment discrimination charges, wrongful termination claims, workers' compensation claims, any employment-related tort claim or other claims or charges of or by employees of the Seller, or any thereof filed after the Closing Date but arising as a result of conditions, actions or events or series of actions or events which occurred prior to the Closing Date. Schedule 6.05 of the Disclosure Schedule sets forth a brief description of any of such claims that have been filed or may be filed after the date hereof arising out of conditions, actions or events that occurred before the Closing Date. The Buyer agrees that it shall be responsible for all liability, costs and expenses (including attorneys' fees) for all employment claims that are filed by any Transferred Employee who accepts employment with the Buyer relating to arbitrations, unfair labor practice charges, employment discrimination charges, wrongful termination claims, workers' compensation claims, any employment-related tort claim or other claims or charges of or by the Transferred Employees to the extent, but only to the extent, that the same result from the employment relationship between the Buyer and the Transferred Employee and conditions, actions or events or series of actions or events occurring subsequent to the Closing Date.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.01. Conduct of the Business.  The Seller and the Partners (as applicable) covenant and agree with the Buyer that from and after March 31, 2006 until the Closing, except as expressly authorized by this Agreement or expressly consented to in writing by the Buyer, the Seller and the Partners (as applicable) shall, and to the extent the same would affect the Proprietary Rights:

(a) operate the Business and the Transferred Assets only in the usual, regular and ordinary manner with a view to maintaining the goodwill that the Seller now enjoys and, to the extent consistent with such operation, will use all reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its relationship with its customers, suppliers, jobbers, distributors and other Persons having business relations with it;

(b) use all reasonable efforts to maintain the Transferred Assets in a state of repair, order and condition consistent with its usual practice in connection with the Business;

(c) maintain its books of account and records relating to the Business in the usual, regular and ordinary manner, in accordance with the Seller's usual accounting practices applied on a consistent basis;

(d) comply in all material respects with all statutes, laws, orders and regulations applicable to it and to the conduct of the Business;

(e) not sell, assign, transfer, lease or otherwise dispose of any Proprietary Rights, Equipment or any of the other Transferred Assets except for dispositions of Inventories for value in the usual and ordinary course of business;

(f) preserve and maintain all rights that it now enjoys in and to the Proprietary Rights and not sell, assign, transfer, lease or otherwise dispose of any Proprietary Rights other than to the Buyer pursuant to the terms of this Agreement;

(g) not mortgage, pledge or otherwise create a security interest in any of the Transferred Assets or permit there to be created or exist any Liens thereon that would not be released upon the transfer of the Transferred Assets to the Buyer pursuant to this Agreement;

(h) not enter into any contract, commitment or lease in relation to the Business that is out of the ordinary course of the Business or, if effective on the date hereof, would be required to be disclosed in Schedule 3.05(a) of the Disclosure Schedule;

(i) not amend or modify any of the Contracts and Other Agreements disclosed in Schedule 3.05(a) of the Disclosure Schedule or any other contract, commitment, lease or other agreement that would, if entered into on the date hereof, be required to be disclosed on any Schedule to this Agreement, including the Disclosure Schedule;

(j) not consent to the termination of any of the Contracts and Other Agreements disclosed in Schedule 3.05(a) of the Disclosure Schedule or waive any of the Seller's rights with respect thereto;

(k) not grant any increase in the compensation or rate of compensation or commissions or bonus payable to or severance obligations for any of the Transferred Employees or in any bonus plan and not transfer or otherwise change any of the terms or conditions of employment of any of the Transferred Employees;

(l) not permit any insurance policy naming it as a beneficiary or a loss payee relating to the Business or the Transferred Assets to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect;

(m) pay when due all accounts payable, all payments required by any of the Contracts and Other Agreements, and all Taxes other than Taxes that are being contested in good faith and for which adequate reserves against the Transferred Assets exist and which would not result in a Lien being imposed on any of the Transferred Assets; and

(n) promptly notify the Buyer in writing if the Seller becomes aware of any change that shall have occurred or that shall have been threatened (or any development that shall have occurred or that shall have been threatened involving a prospective change) in the Transferred Assets or the Business that would reasonably be expected to have a Material Adverse Effect whether or not occurring in the ordinary course of business.

7.02. Information. During the period from the date of this Agreement to the Closing Date, the Buyer and the Seller will promptly inform the other in writing of any claim, action or any proceeding commenced against such party with respect to the transactions contemplated by this Agreement or any assets or property of the Seller or the Business.

7.03. Compliance.

(a) The Seller and the Partners shall use their best efforts to:

(i) cause all of the obligations imposed upon it in this Agreement to be duly complied with, and all conditions precedent to such obligations to be satisfied; and

(ii) obtain any and all consents, waivers, amendments, modifications, approvals, authorizations, notations and licenses necessary to the consummation of the transactions contemplated by this Agreement.

(b) The Seller and the Partners shall cause all Liens on the Transferred Assets, except the Assumed Liabilities, to be released as of the Closing Date.

7.04. Delivery of Partnership Documents. The Seller shall deliver to the Buyer all Documents and Other Papers relating to the Transferred Assets, the Assumed Liabilities and the current and proposed operations of the Business, including, without limitation, all files relating to the Trade Payables, computer disks reflecting any books or records, documents or other papers, or other information or data relating to the operation of the Business or the Transferred Assets or customer records and sales history stored on any electronic media, including computers. The Seller, however, shall be entitled to retain the historical books and records relating to the Business to the extent such books and records are not necessary for the ongoing operations of the Business by the Buyer. The Seller agrees that so long as the partnership, accounting, auditing and tax books, records (including work papers) and other books and records relating to the Seller, the Business and the Transferred Assets, the Transferred Employees and the Assumed Liabilities remain in existence and in the possession of the Seller or its affiliates, the Buyer and its authorized representatives shall have the right to inspect and, at the Buyer's expense, to copy the same at any time during regular business hours for any proper purpose. For a period of eight years following the Closing Date, the Seller agrees that it will not destroy any of such books and records without having first offered to deliver the same to the Buyer.

7.05. Further Assurances. The Seller and the Partners shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Buyer such bills of sale, assignments (including but not limited to assignments of leases) and other instruments of transfer, assignment and conveyance, in form and substance satisfactory to counsel for the Buyer, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets free and clear of all Liens (except the Assumed Liabilities) and shall use its best efforts to cause to be taken such other action as the Buyer reasonably may require to more effectively implement and carry into effect the transactions contemplated by this Agreement.

7.06. Cooperation After Closing.

(a) The Seller, the Partners and the Buyer shall cooperate with each other after the Closing hereunder in clearing the title to any of the Transferred Assets to the Buyer pursuant hereto in the event that the Seller's title to any such property, as the case may be, as of the Closing Date, shall be defective, not marketable or nonassignable. In this connection, the Seller shall take all commercially reasonable action, including, but not limited to, the furnishing of documents and evidences of title and assistance in the preparation and trial of any necessary litigation, to clear title to any such property, all of which shall be at the expense of the Seller.

(b) For the greater of eight years from the Closing Date and such period as may be required by any statute, regulation or Governmental Entity or any then pending litigation, the Buyer shall permit the Seller and its representatives reasonable access to the business records and files of the Seller that are transferred to the Buyer in connection herewith in anticipation of, or preparation for, existing or future litigation or any Tax audit which the Seller or any of its affiliates is involved and which is related to the Business or the Transferred Assets, during regular business hours and upon reasonable notice at the Buyer's principal places of business or at any location where such records are stored; provided, however, that (i) any such access shall be had or done in such a manner so as to not interfere with the normal conduct of the Business, (ii) the Buyer shall not be required to provide access to any confidential record or records, the disclosure of which would violate any governmental statute or regulation or applicable confidentiality agreement with any Person, and (iii) the Buyer shall not be required to provide access to any confidential record or records, the disclosure of which would cause the Buyer or any of its Affiliates to waive its attorney-client privilege or attorney work product privilege, it being understood and agreed that the records delivered by the Seller to the Buyer shall not be deemed to be restricted from the Seller pursuant to either clause (ii) or (iii) above. The Buyer shall also provide the Seller with (i) reasonable access to each Facility for the purpose of complying with applicable Environmental Laws provided that such access does not interfere with the normal conduct of the Business and (ii) reasonable access to the accounting records and schedules necessary for the preparation of financial reports and tax returns for the year ended December 31, 2005, and for the 2006 accounting period ending on the Closing Date.

(c) For the greater of eight years from the Closing Date and such period as may be required by any statute, regulation or Governmental Entity or any then pending litigation, the Seller shall permit the Buyer and its representatives reasonable access to the general business records and files of the Seller in anticipation of, or preparation for, existing or future litigation or any Tax audit in which the Buyer or any of its affiliates is involved and which is related to the Business or the Transferred Assets, during regular business hours and upon reasonable notice at the Seller's principal places of business or at any location where such records are stored; provided, however, that (i) any such access shall be had or done in such a manner so as to not interfere with the normal conduct of the Seller's business, (ii) the Seller shall not be required to provide access to any confidential record or records, the disclosure of which would violate any governmental statute or regulation or applicable confidentiality agreement with any Person, and (iii) the Seller shall not be required to provide access to any confidential record or records, the disclosure of which would cause the Seller or any of its Affiliates to waive its attorney-client privilege or attorney work product privilege.

(d) The Seller, if requested by the Buyer, shall cause Peggy J. Dean to prepare and deliver to the Buyer and shall cooperate and assist in preparing such financial statements of the Business that the Buyer may reasonably require in order to permit Buyer to timely file a Current Report on Form 8-K with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder in connection with the transactions contemplated thereby and to comply with any other financial statement requirements with respect to the Business applicable to Buyer under the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and the rules and regulations thereunder. If requested, the Seller shall use its best efforts to cause Peggy J. Dean to deliver such financial statements to the Buyer within ten business days prior to the date that Buyer is required to file such financial statements with the Securities and Exchange Commission in connection with such obligations. The Seller shall cause Peggy J. Dean to provide the Buyer with access to such firm's work papers in support of the Business. The cost of such accounting work shall be borne by the Buyer, but the Seller shall use its best efforts to cause Peggy J. Dean to provide the Buyer with an estimate of such costs prior to the Closing. The Seller will also cooperate with and assist the Buyer in preparing, and, if requested, shall use reasonable efforts to cause Peggy J. Dean to cooperate, at Buyer's expense, in preparing, such other financial statements for the Business as may be specified by the Buyer.

7.07. Nondisclosure of Proprietary Information.

(a) The Seller and the Partners agree that, from and after the Transfer Date, they and their affiliates shall:

(i) hold in confidence and will not directly or indirectly at any time reveal, report, publish, disclose or transfer to any Person other than the Buyer any of the Proprietary Information that is not generally known to the public or utilize any of the Proprietary Information for any purpose; and

(ii) not for a period of two years recruit any Transferred Employees who are subsequently employed by the Buyer pursuant to Section 6.01 hereof.

Notwithstanding the foregoing, the Seller and its affiliates may disclose information that is (i) required to be disclosed by applicable State or federal tax or securities laws to the extent, and only to the extent, such laws require such disclosure and the Seller provides the Buyer prior written notice of its intent to provide such disclosure and the general text of such disclosure and such disclosure is consented to by the Buyer, which consent shall not be unreasonably withheld, and (ii) required to be disclosed by final order of a court of competent jurisdiction; provided that, in the event Seller or such affiliate is served or threatened with litigation that would require the Seller or such affiliate to disclose such information, the Seller or such affiliate shall tender to the Buyer the opportunity to defend, at its cost, against such disclosure.

(b) The Seller acknowledges that all documents and objects containing or reflecting any Proprietary Information, whether developed by the Seller or by someone else for it or any of its affiliates, will after the Closing Date become the exclusive property of the Buyer and be delivered to the Buyer.

(c) Because of the unique nature of the Proprietary Information, the Seller understands and agrees that the breach or anticipated breach of its or its affiliates obligations under this Section 7.07 will result in immediate and irreparable harm and injury to the Buyer and its affiliates, for which it will not have an adequate remedy at law, and that the Buyer and its affiliates and their successors and assigns shall be entitled to relief in equity to enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which they may be entitled.

7.08. Real Property. The Seller agrees to provide, and take such action as shall be necessary to provide to the Buyer a new lease for each leased Facility listed in Exhibit B (each lease from a Partner owned Facility shall include an option to purchase) and to grant, sell and convey each Facility owned by Seller by general warranty deed, all free and clear of any liens except the Assumed Loans. At the Closing, the Seller shall provide Buyer with a Lease executed by the Lessor of each Facility in substantially the form attached as Exhibit C hereto (the "Lease"). The Seller agrees to provide and take such action as shall be necessary to provide to the Buyer at the Closing marketable title granting, selling and conveying by general warranty deed to Buyer and deliver to Buyer an owner's title insurance policy to each owned Facility. The ad valorem taxes shall be prorated between Seller and Buyer effective April 30, 2006.

7.09. Warranty Claims. With respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Closing Date that relate to the Business and that are covered by valid and existing warranties of the Seller, the Buyer agrees to assume and pay for such claims to the extent, but only to the extent, that the Buyer's Damages with respect to all such claims do not exceed in the aggregate $3,762.00. Any claims in excess of such amount shall remain part of the Retained Liabilities. The Buyer agrees to provide the necessary services to satisfy any claims made pursuant to warranties of third Persons in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Closing Date that relate to the Business and that are covered by valid and existing warranties of the Seller at a price equal to the Buyer's variable out-of-pocket costs. The foregoing limitations, however, shall not be deemed in any way to limit the right of the Buyer to seek indemnification from the Seller for any Damages, other than warranty claims as excluded in this Section 7.09, such as personal injury or wrongful death claims, in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Transfer Date to the extent the Buyer incurs a monetary liability to any third Person with respect to such matters or is obligated to take any action other than that expressly covered above by this Section 7.09.

7.10. Covenant Not to Compete With the Business. The Seller and the Partners agree that, effective as of the Transfer Date and for a period of three years thereafter, the Seller, and its respective affiliates and the Partners shall not, without the consent of the Buyer, directly or indirectly, (i) design, develop, market, produce, manufacture or provide any product, good or service that competes with the Business in any geographic market in the United States, (ii) make any contact with, for the purpose of transacting any business competitive to the Business, with any Person which was a customer of Seller at any time in the six (6) years prior to the Closing Date ("Company's Customers"), (iii) attempt to direct or take away the business or patronage of any of the Company's Customers, (iv) attempt to have any dealings with the Company's Customers for the purpose of attempting to secure such Customers or their patronage, (v) solicit, hire away or attempt to solicit or hire away to any firm or entity engaged in the Business, any person presently employed by Seller, (vi) engage in the Business, (vii) interfere with or molest the business, trade, goodwill or customers of the Seller. The Seller acknowledges that a remedy at law for any breach or attempted breach of this Section 7.10 will be inadequate and further agrees that any breach of this Section 7.10 will result in irreparable harm to the Business and the Buyer shall, in addition to any other remedy that may be available to it, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. The Seller acknowledges that this covenant not to compete is being provided as an inducement to the Buyer to acquire the Business and the Transferred Assets and that this Section 7.10 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Buyer. Whenever possible, each provision of this Section 7.10 shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 7.10 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 7.10. If any provision of this Section 7.10 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 7.10 but shall be confined in its operation to the provision of this Section 7.10 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 7.10 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

7.11. Continuation of Business by the Buyer. Nothing in this Section 7.11, in any other provision of this Agreement, in any Exhibit or Section hereto, or in any agreement, instrument, or other document executed or delivered in connection with this Agreement shall require the Buyer to continue its business or operations or to manage and operate the Business with any duty or standard of care to the Seller. The Seller acknowledges and agrees that the Buyer in its sole discretion may continue, manage, modify or discontinue its operations, liquidate or otherwise change or cease its operations.

ARTICLE VIII

CONDITIONS TO THE BUYER'S OBLIGATION

TO CONSUMMATE THE TRANSACTIONS

The obligation of the Buyer to purchase the Transferred Assets and to assume the Assumed Liabilities as contemplated hereby is, at the option of the Buyer, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Buyer in writing; provided, however, the Buyer's election to proceed with the Closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Buyer or existing on the Closing Date, and such action shall not prejudice the Buyer's right to recover damages for any such breach.

8.01. Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement shall be true, correct and complete in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of the Seller to be performed or complied with by it on or before the Closing Date pursuant to this Agreement shall have been performed or complied with; and the Seller shall have delivered to the Buyer a certificate signed by one of its duly authorized officers dated the Closing Date to all such effects.

8.02. Good Standing. The Seller shall have delivered to the Buyer certificates issued by appropriate Governmental Entities evidencing the good standing of the Seller, as of a date not more than ten calendar days prior to the Closing Date, in the states or commonwealths in which it was organized or qualified to do business as a foreign corporation. To the extent provided for under applicable law, the Seller shall also have delivered to the Buyer certificates or other writings issued by appropriate Governmental Entities evidencing that all applicable state franchise Taxes have been paid.

8.03. Instruments of Transfer. The Seller shall have executed, acknowledged and delivered to the Buyer (i) the General Conveyance, Transfer, Assignment and Assumption, in substantially the form attached hereto as Exhibit D hereto, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets, (ii) the Lease Assignments, (iii) a general warranty deed conveying title to each owned Facility and an owner's title policy for such Facility and (iv) the Subordination Agreement.

8.04. Amendment to Limited Partnership Certificate. The Seller shall have prepared, obtained all necessary partnership authorizations, executed and delivered to the Buyer documents, in form and substance satisfactory to counsel for the Buyer, sufficient to change the Seller's partnership name to one bearing no resemblance to the Seller's current partnership name and sufficient to assign and insure to the Buyer the continuing right to use the present partnership name of the Seller and all variations thereof.

8.05. No Litigation.

(a) No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement.

(b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened seeking to prevent the sale of the Transferred Assets or the Business or asserting that the sale of all or a portion of the Transferred Assets or the Business would be unlawful.

8.06. Employment Agreements. The Buyer shall have received from each of the Partners an Employment Agreement in substantially the form attached as Exhibit E.

8.07. No Adverse Event. The Business and properties of the Seller shall not be adversely affected or threatened to be affected by any loss or damage to the Transferred Assets (including, but not limited to, the Equipment), whether or not covered by insurance.

8.08. Other Legal Matters. All Exhibits, Schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in the forms required by this Agreement.

8.09. Licenses, Consents and Approvals by the Buyer. The Buyer shall have received each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Buyer to consummate the transactions contemplated by this Agreement.

8.10. Consents of Third Persons; Release of Liens.

(a) All consents from third Persons shall have been received.

(b) The Seller shall have delivered to the Buyer releases of all Liens except the liens securing the Assumed Loans, on the Transferred Assets in form reasonably satisfactory to the Buyer.

ARTICLE IX

CONDITIONS TO THE SELLER'S OBLIGATION

TO CONSUMMATE THE TRANSACTIONS

The obligation of the Seller to transfer the Transferred Assets as contemplated hereby is, at the option of the Seller, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Seller in writing; provided, however, the Seller's election to proceed with the Closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Seller or existing on the Closing Date, and such action shall not prejudice the Seller's right to recover damages for any breach.

9.01. Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date, and the Buyer shall have delivered to the Seller a certificate signed by one of its duly authorized officers, dated the Closing Date, to such effect.

9.02. Receipt of the Transferred Assets. The Seller shall have received the Cash Purchase Price and Partners Notes and the Buyer shall have duly executed and delivered to the Seller an instrument acknowledging receipt of the Transferred Assets and assumption of the Assumed Liabilities in substantially the forms attached as Exhibit D hereto.

9.03. Licenses, Consents and Approvals. The Seller shall have received each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Seller to consummate the transactions contemplated by this Agreement.

9.04. No Litigation.

(a) No preliminary or permanent injunction or other order of any Governmental Entity shall be in effect nor shall there be any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement.

(b) No suit, action, claim, proceeding or investigation before any court or other Governmental Entity shall have been commenced or threatened seeking to prevent the sale of the Transferred Assets or the Business or asserting that the sale of all or a portion of the Transferred Assets or the Business would be unlawful.

9.05. Other Legal Matters. All Exhibits, Schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in the forms required by this Agreement.

ARTICLE X

INDEMNIFICATION

10.01. Indemnification by the Seller and the Partners. Except as otherwise limited by this Article X and Article XI hereof, the Seller and the Partners agree to indemnify, defend and hold the Buyer and each of its officers, directors, employees, agents, stockholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "General Buyer Losses"), arising out of or resulting from or relating to:

(a) any misrepresentation (other than Section 3.10), breach of warranty or breach of any covenant or agreement made or undertaken by the Seller and/or the Partners in this Agreement or any misrepresentation in or omission from any other agreement, certificate, Schedule, Exhibit or writing delivered to the Buyer pursuant to this Agreement, including the Disclosure Schedule; or

(b) any Retained Liability.

10.02. Environmental Indemnification. In addition to the indemnification provided in Section 10.01 hereof, the Seller and the Partners shall indemnify, defend and hold the Buyer and each of its directors, officers, employees, agents, stockholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of any and all Environmental Liabilities that may be imposed upon or incurred by the Buyer, arising out of or in connection with (a) the acts or omissions of any Person prior to Closing relating to the Business, the Transferred Assets, a Facility or any business conducted at a Facility; (b) any act or omission of the Seller relating to a Facility during the lease term (other than as a result of an act or omission by the Buyer in the operation of the Business after the Closing excluding the Buyer's failure to detect or remedy any existing environmental conditions or any Environmental Liabilities existing on or prior to the Closing Date); or (c) any breach by the Seller of a representation or warranty contained in Section 3.10 (collectively, "Environmental Losses").

10.03. Intentionally Omitted

10.04. Indemnification by the Buyer. Except as otherwise limited by this Article X and Article XI hereof, the Buyer agrees to indemnify, defend and hold the Seller and each of its officers, directors, employees, agents, stockholders, partners and controlling Persons and its successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Seller Losses"), arising out of or resulting from:

(a) any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by the Buyer in this Agreement or any misrepresentation in or omission from any other agreement, certificate, Schedule, Exhibit or writing delivered to the Seller pursuant to this Agreement;

(b) any Assumed Liability;

(c) the obligations assumed by the Buyer pursuant to Section 7.09 hereof; or

(d) any losses, damages, costs and expenses incurred by any of them arising from the Buyer's operation of the Business or the Transferred Assets or the use of the Facility pursuant to the terms of the Lease after the Closing Date; provided, however, that the Buyer shall in no event be liable for or be required to provide indemnity pursuant to this Section 10.04 for the Buyer's failure to detect or remedy any Environmental Conditions or any Environmental Liabilities arising on or prior to the Closing Date.

10.05. Procedure. All claims for indemnification under this Article X shall be asserted and resolved as follows:

(a) An Indemnitee shall promptly give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

(b) The obligations and liabilities of an Indemnitor under this Article X with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article X ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. In the event the Indemnitor assumes the defense against any such Third Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third Party Claim, the Indemnitor shall pay all reasonable costs and expenses of such defense as incurred and shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. Except for the settlement of a Third Party Claim that involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled without the written consent of the Indemnitee.

10.06. Payment. Payment of any amounts due pursuant to this Article X shall be made within ten Business Days after notice of a final determination of any Third Party Claims is sent by the Indemnitee.

10.07. Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article X and the Indemnitor shall refuse or fail to pay in full within ten Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee may utilize any legal or equitable remedy to collect from the Indemnitor the amount of its Losses. Nothing contained herein is intended to limit or constrain the Indemnitee's rights against the Indemnitor for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnitee.

10.08. Adjustment of Liability. The amount which an Indemnitee shall be entitled to receive from an Indemnitor with respect to any indemnifiable Loss under this Article X shall be net of any insurance recovery by the Indemnitee on account of such Loss from an unaffiliated party.

ARTICLE XI

NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,

REPRESENTATIONS,WARRANTIES AND AGREEMENTS

All statements of fact contained in any written statement (including financial statements), certificate, instrument or document delivered by or on behalf of the Seller pursuant to this Agreement shall be deemed representations and warranties of the Seller. The representations and warranties of the parties to this Agreement shall survive the Transfer Date and shall remain in full force and effect for a period of eighteen (18) months following the Transfer Date (except that (i) the representations and warranties set forth in Sections 3.01, 3.02, 3.04 [except 3.04(f)], 3.10, 3.14(b) and 4.01 shall survive the Transfer Date without limitation, (ii) the representations and warranties contained in Sections 3.07, 3.15 and 4.02 hereof shall survive the Closing Date and shall not terminate until 20 days after the expiration of all applicable statutes of limitations (including any and all extensions thereof)), and (iii) all provisions of this Agreement requiring performance by Seller and/or Buyer after the Closing shall survive for a period of four (4) years (the period during which the representations, warranties and covenants shall survive being referred to herein with respect to such representations, warranties and covenants as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article X hereof may be made thereon) if a written notice asserting the claim shall have been duly given in accordance with Article X hereof within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification not withstanding such claim may not be resolved within the Survival Period. All representations, warranties and covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with the Closing or otherwise in connection with the transactions contemplated hereby.

ARTICLE XII

EXPENSES

Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including without limitation the fees and disbursements of legal counsel, accountants and consultants employed by such party in connection with the transactions contemplated by this Agreement.

ARTICLE XIII

TERMINATION

13.01. Best Efforts to Satisfy Conditions. Subject to the provisions of this Agreement, the Buyer, the Partners and the Seller agree to use their best efforts to bring about the satisfaction of the conditions specified in Articles VIII and IX hereof.

13.02. Termination. The obligation to close the transactions contemplated by this Agreement may be terminated by:

(a) mutual agreement of the Buyer and the Seller;

(b) the Buyer, if a material default shall be made in the observance or in the due and timely performance by the Seller of any agreements and covenants of the Seller herein contained, or if there shall have been a material breach by the Seller of any of the warranties and representations of the Seller herein contained, and such default or breach has not been cured or has not been waived;

(c) the Seller, if a material default shall be made by the Buyer in the observance or in the due and timely performance by the Buyer of any agreements and covenants of the Buyer herein contained, or if there shall have been a material breach by the Buyer of any of the warranties and representations of the Buyer herein contained, and such default or breach has not been cured or has not been waived; or

(d) the Buyer or the Seller (provided the terminating party has not materially breached any of its agreements, covenants or representations and warranties) if the Closing shall not have occurred on or before June 30, 2006.

13.03. Liability Upon Termination. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to Section 13.02(c) or (d), then this Agreement shall, forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the Seller or the Buyer. If this Agreement is terminated pursuant to Section 13.02(b) or (c), then Seller or Buyer shall be able to specifically enforce the terms of this Agreement in addition to any other rights or remedies available to Seller or Buyer at law or in equity. The exercise of any rights or remedy shall not be an election of remedies.

13.04. Notice of Termination. The parties hereto may exercise their respective rights of termination under this Article XIII only by delivering written notice to that effect to the other party or parties, and such notice is received on or before the Closing Date.

ARTICLE XIV

DEFINITIONS OF CERTAIN TERMS

In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings assigned to them herein, unless the context otherwise indicates, both for purposes of this Agreement and all Exhibits and Schedules hereto:

14.01. "Account Receivables" shall have the meaning given such term in Section 1.01.

14.02. "Agreement" shall mean this Asset Purchase Agreement between the Seller, the Buyer and the Partners, as amended from time to time by the parties hereto.

14.03. "Assumed Liabilities" shall have the meaning given such term in Section 1.03 hereof.

14.04 "Assumed Loans" shall means the indebtedness of Seller to third parties that are specifically set out in the April 30, 2006 financial statements of the Seller and are listed in Schedule 1.03(a).

14.05. "Business" shall mean the businesses and operations of the Seller including, without limitation, pump remanufacturing, development of innovative pump solutions for capital pumps, fabrication of water flood systems and pump maintenance and repairs [Machine Tech: general machine shop services].

14.06. "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized by law to close.

14.07. "Buyer" shall mean PMI OPERATING COMPANY, LTD., a Texas limited Partnership, or one or more of its designees.

14.08. "Cash Purchase Price" shall mean $617,846.00 and if the Net Assets of Seller as of the Closing Date exceeds the Net Assets as of October 31, 2005, then fifty percent (50%) of the Cash as of the Closing Date shall be added to the Cash Purchase Price. For purposes of this definition, Net Assets shall mean the book value of the Cash, Inventory, Accounts Receivable, Seller's prepaids, deposits, fixed assets and Trade Payables shall be determined under GAAP.

14.09. "Closing" shall mean the transfer by the Seller to the Buyer of the Transferred Assets, the assumption by the Buyer of the Assumed Liabilities and the transfer by the Buyer to the Seller of the other considerations set forth herein.

14.10. "Closing Date" shall mean the time and date of the Closing as specified in Article II hereof.

14.11. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or similar provisions of legislation replacing such law from time to time.

14.12. "Contracts and Other Agreements" shall mean all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses, commitments or binding arrangements, whether express or implied, oral or written, to which the Seller is a party or bound or to which its properties or assets are subject.

14.13. "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action [including, without limitation, attorneys' fees and expenses and all fees and expenses of consultants and other professionals]).

14.14. "Disclosure Schedule" shall mean the disclosure schedule of even date delivered to the Buyer.

14.15. "Documents and Other Papers" shall mean and include any document, agreement, instrument, certificate, writing, notice, consent, affidavit, letter, telegram, telex, statement, file, computer disk, microfiche or other document in electronic format, schedule, exhibit or any other paper or record whatsoever.

14.16 "Employment Agreements" shall have the meaning given such term in Section 6.01 hereof.

14.17. "Environmental Laws" shall mean all federal, state, or municipal laws, rules, regulations, statutes, ordinances, or orders of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water, or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. Section  7401 et seq., the Clean Water Act, 33  U.S.C. Section  1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. Section  6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section  11001, et seq., the Toxic Substances Control Act, 15 U.S.C. Section  2601 et seq., the Water Pollution Control Act, 33 U.S.C. Section  1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Section  300f et seq. and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section  9601 et seq. The term "Environmental Laws" shall also include all state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the same subject matter or promulgated by any governmental or quasi-governmental agency thereunder or to carry out the purposes of any federal, state, local and municipal law.

14.18. "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative, and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney's fees and other legal fees (a) pursuant to any agreement, order, notice, or responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment, or similar documents (including settlements); or (b) pursuant to any claim by a Governmental Entity or other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Entity or Person pursuant to common law or statute.

14.19. "Environmental Losses" shall have the meaning given such term in Section 10.02 hereof.

14.20. "Environmental Permit" shall mean any permit, license, approval, registration, identification number or other authorization with respect to the Transferred Assets or the operations or businesses of the Seller under any applicable law, regulation or other requirement of the United States or any other country or of any state, municipality or other subdivision thereof relating to the control of any pollutant or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes.

14.21. "Equipment" shall mean all machinery, transportation equipment, tools, equipment, furnishings and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment that is used in the Business as operated by the Seller.

14.22. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and the related regulations, as amended from time to time.

14.23 "Facilities" shall mean the real properties that are owned or leased and are described in Exhibit B. Facilities shall include all fixtures and improvements erected or located on or affixed to the Facilities.

14.24. "Financial Statements" shall have the meaning given such term in Section 3.06 hereof.

14.25. "GAAP" shall have the meaning given such term in Section 3.06 hereof.

14.26. "General Buyer Losses" shall have the meaning given such term in Section 10.01 hereof.

14.27. "Governmental Entity" shall mean any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

14.28. "Hazardous Materials" shall mean any (a) petroleum or petroleum products, (b) hazardous substances as defined by Section  101(14) of CERCLA and (c) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

14.29. "Indemnitee" shall mean the Person or Persons indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Sections 10.01, 10.02 or 10.04 hereof, as the case may be.

14.30. "Indemnitor" shall mean the Person or Persons having the obligation to indemnify pursuant to the provisions of Sections 10.01, 10.02 or 10.04 hereof, as the case may be.

14.31. "Inventories" shall mean all inventories of finished goods, tooling inventory, work in progress, raw materials and other inventories relating to the Business, wherever situated.

14.32. "Lease Assignments" shall have the meaning given such term in Section 7.08 hereof.

14.33. "Letter of Intent" shall mean that certain letter of intent among Buyer and the Seller dated April 7, 2006.

14.34. "Lien" shall mean any lien, pledge, claim, charge, security interest or other encumbrance, option, defect or other rights of any third Person of any nature whatsoever.

14.35. "Losses" shall mean Seller Losses, General Buyer Losses or Environmental Losses, as the case may be.

14.36. "Material Adverse Effect" shall mean a single event, occurrence or fact that, together with all other events, occurrences and facts that could reasonably be expected to result in a loss to the Business, would have, or might reasonably be expected to have, a material adverse effect on the assets, business, operations, prospects or financial condition of the Transferred Assets or the Business that would result in a diminution in value of the Transferred Assets to an extent greater than three percent (3%) of the Purchase Price, or that would constitute a criminal violation of law involving a felony.

14.37. "Net Assets" shall have the meaning given such term in Section 14.08 hereof.

14.38. "Non-Competition Agreements" shall have the meaning given such term in Section 8.08 hereof.

14.39. "Partners" shall mean Joe K. Roemisch, Michael Goebel and J.M. Pevehouse.

14.40. "Partners' Notes" shall be the form of note attached as Exhibit A and in the amounts set out in Section 1.03.

14.41. "Permitted Liens" shall mean (a) Liens securing or relating to liabilities or obligations that are to be assumed by the Buyer pursuant to this Agreement, (b) Liens for current taxes and assessments not yet due, (c) inchoate mechanic and materialmen liens for construction in progress, (d) inchoate workmen, repairmen, warehousemen, customer, employee and carriers liens arising in the ordinary course of business, (e) Liens created by the Buyer and (f) Liens and imperfections of title that, singly or in the aggregate, would not have a Material Adverse Effect.

14.42. "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual or a Governmental Entity.

14.43. "Pre-Closing Obligations" shall mean all obligations of the Seller (including indemnification and other contingent obligations) relating to (i) acts, events or omissions by any Person or circumstances existing at or prior to the Closing, (ii)  any pending or threatened litigation or claims made or threatened prior to the Closing, (iii) any of the matters listed on Schedule 1.05 hereto, and (iv) contracts, agreements and other commitments that were required to be scheduled in Schedule 3.05(a) of the Disclosure Statement but were not scheduled.

14.44. "Proprietary Information" shall mean collectively (a) Proprietary Rights and (b) any and all other information and material proprietary to the Seller, owned, possessed or used by the Seller, whether or not such information is embodied in writing or other physical form, and which is not generally known to the public, that (i) relates to financial information regarding the Seller or the Business, including, without limitation, (y) business plans and (z) sales, financing, pricing and marketing procedures or methods of the Seller or (ii) relates to specific business matters concerning the Seller, including, without limitation, the identity of or other information regarding sales personnel or customers of the Seller.

14.45. "Proprietary Rights" means all patents, inventions, shop rights, know how, trade secrets, designs, plans, manuals, computer software, specifications, confidentiality agreements, confidential information and other proprietary technology and similar information; all registered and unregistered trademarks, service marks, logos, partnership names, trade names and all other trademark rights; all registered and unregistered copyrights; and all registrations for, and applications for registration of, any of the foregoing, that are used in the conduct of the Business.

14.46. "Purchase Price" shall have the meaning given such term in Section 1.03 hereof.

14.47. "Retained Liabilities" shall have the meaning given such term in Section 1.05 hereof.

14.48. "Seller" shall mean Production Pumps Systems of Levelland, L.P., a Texas limited partnership.

14.49. "Subsidiary" shall mean, as to a Person, any corporation, Partnership, joint venture, association or other entity or organization in which such Person owns (directly or indirectly) any equity or other similar Partnership interest.

14.50. "Tax Consideration" shall have the meaning given such term in Section 1.08(a) hereof.

14.51. "Tax Returns" shall mean all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns.

14.52. "Taxes" shall mean all federal, state, local, foreign and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever, together with any interests, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

14.53. "Third Party Claims" shall have the meaning given such term in Section 10.05(b) hereof.

14.54. "Total Liabilities" shall mean the amount of all liabilities shown on the Closing Date balance sheet of Seller.

14.55. "Trade Payables" shall mean those obligations of the Seller relating to the provision of goods and services to the Seller for the conduct of the Business in the ordinary course of business of the Seller that relate to the Transferred Assets and that are classified as Trade Payables in accordance with GAAP and are shown in the April 30, 2006 Financial Statements of the Seller.

14.56. "Transferred Assets" shall have the meaning given such term in Section 1.01 hereof.

14.57. "Transferred Employees" shall have the meaning given such term in Section 6.01 hereof.

ARTICLE XV

MISCELLANEOUS

15.01. Notices. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier, by overnight delivery service with proof of delivery or by prepaid registered or certified United States first-class mail, return receipt requested, addressed to the respective party at the address set forth below, or if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective party at the facsimile number set forth below:

If to the Seller, to: Production Pumps Systems of Levelland, L.P.

2710 25th Street

P.O. Box 160

Snyder, Texas 79550

Attn: Joe E. Roemisch

(V) (800) 221-8672

(F) (325) 573-3471

Copies to: Dan J. Hollmann

Hollmann, Lyon, Patterson & Durell, Inc.

5030 E. University, Suite D-103

Odessa, Texas 79762

(V) (432) 363-1300

(F) (432) 363-1310

If to the Buyer, to: PMI OPERATING COMPANY, LTD.

7272 Pinemont

Houston, Texas 77040

Attn: David R. Little, CEO

(V) (713) 996-4755

(F) (713) 996-6570

Copies to: Gary A. Messersmith

Looper, Reed & McGraw, P.C.

1300 Post Oak Blvd., Suite 2000

Houston, Texas 77056

(V) (713) 986-7216

(F) (713) 986-7100

or to such other address or facsimile number and to the attention of such other Person(s) as either party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the third Business Day following the day of mailing.

15.02. Bulk Transfer Laws. The Seller agrees with the Buyer that the bulk sales provisions of the Uniform Commercial Code as in effect in Texas and the provisions of any similar statute of any other state or jurisdiction regulating bulk sales or transfers do not apply to this Agreement.

15.03. Assignment. Prior to the Closing Date, no party to this Agreement may sell, transfer, assign, pledge or hypothecate its rights, interests or obligations under this Agreement, except that the Buyer may assign its rights to any affiliate of the Buyer. Subsequent to the Closing Date, the parties may, from time to time, without the consent of the other parties hereto assign any or all of their respective rights under this Agreement. Notwithstanding the foregoing, no assignment of this Agreement or any of the rights, interests or obligations hereof by the Buyer shall relieve the Buyer of its obligations under this Agreement and, upon any such assignment occurring prior to the Closing, the representations, warranties, covenants and agreements contained in this Agreement shall be deemed to have been made by the Buyer's assignee as well as by the Buyer. The Buyer and the Seller agree that in connection with any sale or other disposition or series of sales or dispositions of all or substantially all of such party's assets to an affiliate of such party or any merger or liquidation of such party, the acquiring Person or other recipient of substantially all of such party's assets, as the case may be, shall assume the obligations of such party under this Agreement but the Buyer or Seller, as applicable, shall not be released from the terms, conditions and provisions of this Agreement. Such obligation shall apply to successive sales, dispositions, mergers and liquidations.

15.04. Successors. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the parties hereto and their respective successors and assigns.

15.05. Entire Agreement. This Agreement and the Exhibits and Schedules hereto and the Disclosure Schedule constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersedes all prior representations, endorsements, premises, agreements, memoranda communications, negotiations, discussions, understandings and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of each of the parties hereto.

15.06. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to choice of law principles. The parties submit to the non-exclusive jurisdiction of the courts of the State of Texas.

15.07. Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

15.08. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.09. No Third Party Beneficiaries. Any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the parties hereto and their respective legal representatives, successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

15.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.11. Headings. Each statement set forth in the Disclosure Schedule with respect to a particular section herein shall be deemed made solely with respect to such section and not with respect to any other section hereof unless specifically set forth in the Disclosure Schedule as also being made with respect to such other section. The headings of the Articles and sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

15.12. Negotiated Transaction. The provisions of this Agreement were negotiated by the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto.

    Negotiation with Others. The Seller agrees that from the date hereof until the Closing Date or the termination of this Agreement pursuant to Article XIII, it will not, directly or indirectly, negotiate with any Person not a party hereto or not affiliated with a party hereto with respect to a merger, consolidation, asset purchase or any similar transaction with any such Person.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SELLER:

PRODUCTION PUMP SYSTEMS OF

LEVELLAND, L.P.

By: PPS Management, L.L.C., General Partner

By:

Name:

Title:

PARTNERS:

Joe K. Roemisch

Michael Goebel

J.M. Pevehouse

BUYER:

PMI OPERATING COMPANY, LTD.

By: PUMP-PMI, LLC, its General Partner

By: David R. Little, President

TERM NOTE

$137,250.00 SNYDER, TEXAS May 31, 2006

FOR VALUE RECEIVED, on or before May 31, 2011, the undersigned, PMI OPERATING COMPANY, LTD., a Texas limited partnership ("Borrower"), hereby promises to pay to the order of MICHAEL GOEBEL ("Lender"), at 6295 FM 644 in Hermleigh, Scurry County, Texas, in lawful money of the United States of America, the principal amount of ONE HUNDRED THIRTY-SEVEN THOUSAND TWO HUNDRED FIFTY AND NO/100 DOLLARS ($137,250.00), together with interest initially accruing at rate of six percent (6%) per annum, then every six (6) months thereafter the interest rate will change, effective the last day of November and May of each year during the term of this Note, to a rate equal to the Wells Fargo Bank prime rate published on the last day of November and May of each year during the term of this Note minus two percent (2%) .

All past due principal of, and interest on, this note shall bear interest from the due date thereof (whether by acceleration or otherwise) until paid at a per annum rate of ten percent (10%).

This note shall be due and payable as follows:

(a) This note shall be due and payable in monthly installments of principal and interest in an amount necessary to fully amortize the principal balance of this note over a five (5) year period from the date hereof. The first monthly installment shall be due and payable on June 30, 2006, and a like installment shall be due and payable on the last day of each succeeding consecutive calendar month thereafter during the term of this note.

(b) The entire principal balance of this note, together with all accrued but unpaid interest on this note, and all other charges, if any, shall be paid by Borrower to Lender on May 31, 2011.

Borrower shall have the right, from time to time, without premium or penalty to prepay the indebtedness evidenced by this note, in full or in part.

If this note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this note is not paid at maturity, however such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Borrower agrees to pay, in addition to all other amounts owing hereunder, the collection costs and attorneys fees of the holder hereof.

It is the intent of Lender and Borrower in the execution and performance of this note to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this note or any document relating to this note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law. For purposes of this note "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, received or paid under this note. Borrower shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this note, and of any other instrument pertaining to this note, which may be in actual or apparent conflict herewith. If this note is prepaid, or if the maturity of this note is accelerated for any reason, or if under any other contingency the amount of interest which would otherwise be payable under this note would exceed the Maximum Rate or amount of interest Lender or any other holder of this note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Lender or any holder of this note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the amount of interest payable under this note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this note or the amount of interest which would otherwise be payable under this note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of Borrower upon such determination. Lender and Borrower further stipulate and agree that, without limitation of the foregoing, all calculations of the amount of interest contracted for, charged, taken, reserved or received under this note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this note, all interest at any time contracted for, charged, taken, reserved or received from Borrower or otherwise by Lender or any other holder of this note.

Borrower and all makers, co-makers, accommodation parties, sureties, endorsers and guarantors of this note waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this note, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this note, to first institute suit or consent to any one or more extensions or postponements of time of payment of this note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

This note is subject to the terms and conditions of (i) that one certain Asset Purchase Agreement dated May 1, 2006 by and among, PMI Operating Company, Ltd., as Purchaser, and Production Pump Systems of Levalland, L.P., as Seller, and Joe K. Roemisch, Michael Goebel and J.M. Pevehouse, as "Partners" and (ii) the Subordination Agreement among DXP Enterprises, Inc., the Partners and Wells Fargo Bank, National Association.

The payment of this note is guaranteed by DXP Enterprises, Inc., pursuant to the terms and conditions of that one certain Guaranty Agreement of even date herewith.

This note shall be governed by and construed in accordance with the internal laws of the State of Texas and applicable federal laws of the United States of America.

PMI OPERATING COMPANY, LTD.

By: PUMP-PMI, LLC, its General Partner

BY:

DAVID R. LITTLE, President

TERM NOTE

 $137,250.00 SNYDER, TEXAS May 31, 2006

FOR VALUE RECEIVED, on or before May 31, 2011, the undersigned, PMI OPERATING COMPANY, LTD., a Texas limited partnership ("Borrower"), hereby promises to pay to the order of J.M. PEVEHOUSE ("Lender"), at 6965 CR 3114in Snyder, Scurry County, Texas, in lawful money of the United States of America, the principal amount of ONE HUNDRED THIRTY-SEVEN THOUSAND TWO HUNDRED FIFTY AND NO/100 DOLLARS ($137,250.00), together with interest initially accruing at rate of six percent (6%) per annum, then every six (6) months thereafter the interest rate will change, effective the last day of November and May of each year during the term of this Note, to a rate equal to the Wells Fargo Bank prime rate published on the last day of November and May of each year during the term of this Note minus two percent (2%) .

All past due principal of, and interest on, this note shall bear interest from the due date thereof (whether by acceleration or otherwise) until paid at a per annum rate of ten percent (10%).

This note shall be due and payable as follows:

(a) This note shall be due and payable in monthly installments of principal and interest in an amount necessary to fully amortize the principal balance of this note over a five (5) year period from the date hereof. The first monthly installment shall be due and payable on June 30, 2006, and a like installment shall be due and payable on the last day of each succeeding consecutive calendar month thereafter during the term of this note.

(b) The entire principal balance of this note, together with all accrued but unpaid interest on this note, and all other charges, if any, shall be paid by Borrower to Lender on May 31, 2011.

Borrower shall have the right, from time to time, without premium or penalty to prepay the indebtedness evidenced by this note, in full or in part.

If this note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this note is not paid at maturity, however such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Borrower agrees to pay, in addition to all other amounts owing hereunder, the collection costs and attorneys fees of the holder hereof.

It is the intent of Lender and Borrower in the execution and performance of this note to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this note or any document relating to this note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law. For purposes of this note "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, received or paid under this note. Borrower shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this note, and of any other instrument pertaining to this note, which may be in actual or apparent conflict herewith. If this note is prepaid, or if the maturity of this note is accelerated for any reason, or if under any other contingency the amount of interest which would otherwise be payable under this note would exceed the Maximum Rate or amount of interest Lender or any other holder of this note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Lender or any holder of this note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the amount of interest payable under this note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this note or the amount of interest which would otherwise be payable under this note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of Borrower upon such determination. Lender and Borrower further stipulate and agree that, without limitation of the foregoing, all calculations of the amount of interest contracted for, charged, taken, reserved or received under this note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this note, all interest at any time contracted for, charged, taken, reserved or received from Borrower or otherwise by Lender or any other holder of this note.

Borrower and all makers, co-makers, accommodation parties, sureties, endorsers and guarantors of this note waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this note, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this note, to first institute suit or consent to any one or more extensions or postponements of time of payment of this note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

This note is subject to the terms and conditions of (i) that one certain Asset Purchase Agreement dated May 1, 2006 by and among, PMI Operating Company, Ltd., as Purchaser, and Production Pump Systems of Levelland, L.P., as Seller, and Joe K. Roemisch, Michael Goebel and J.M. Pevehouse, as "Partners" and (ii) the Subordination Agreement among DXP Enterprises, Inc., the Partners and Wells Fargo Bank, National Association.

The payment of this note is guaranteed by DXP Enterprises, Inc., pursuant to the terms and conditions of that one certain Guaranty Agreement of even date herewith.

This note shall be governed by and construed in accordance with the internal laws of the State of Texas and applicable federal laws of the United States of America.

PMI OPERATING COMPANY, LTD.

By: PUMP-PMI, LLC, its General Partner

BY:

DAVID R. LITTLE, President

TERM NOTE

$137,250.00 SNYDER, TEXAS May 31, 2006

FOR VALUE RECEIVED, on or before May 31, 2011, the undersigned, PMI OPERATING COMPANY, LTD., a Texas limited partnership ("Borrower"), hereby promises to pay to the order of JOE K. ROEMISCH ("Lender"), at 8608 CR 465 in Hermleigh, Scurry County, Texas, in lawful money of the United States of America, the principal amount of ONE HUNDRED THIRTY-SEVEN THOUSAND TWO HUNDRED FIFTYAND NO/100 DOLLARS ($137,250.00), together with interest initially accruing at rate of six percent (6%) per annum, then every six (6) months thereafter the interest rate will change, effective the last day of November and May of each year during the term of this Note, to a rate equal to the Wells Fargo Bank prime rate published on the last day of November and May of each year during the term of this Note minus two percent (2%) .

All past due principal of, and interest on, this note shall bear interest from the due date thereof (whether by acceleration or otherwise) until paid at a per annum rate of ten percent (10%).

This note shall be due and payable as follows:

(a) This note shall be due and payable in monthly installments of principal and interest in an amount necessary to fully amortize the principal balance of this note over a five (5) year period from the date hereof. The first monthly installment shall be due and payable on June 30, 2006, and a like installment shall be due and payable on the last day of each succeeding consecutive calendar month thereafter during the term of this note.

(b) The entire principal balance of this note, together with all accrued but unpaid interest on this note, and all other charges, if any, shall be paid by Borrower to Lender on May 31, 2011.

Borrower shall have the right, from time to time, without premium or penalty to prepay the indebtedness evidenced by this note, in full or in part.

If this note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this note is not paid at maturity, however such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Borrower agrees to pay, in addition to all other amounts owing hereunder, the collection costs and attorneys fees of the holder hereof.

It is the intent of Lender and Borrower in the execution and performance of this note to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this note or any document relating to this note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law. For purposes of this note "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, received or paid under this note. Borrower shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this note, and of any other instrument pertaining to this note, which may be in actual or apparent conflict herewith. If this note is prepaid, or if the maturity of this note is accelerated for any reason, or if under any other contingency the amount of interest which would otherwise be payable under this note would exceed the Maximum Rate or amount of interest Lender or any other holder of this note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Lender or any holder of this note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the amount of interest payable under this note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this note or the amount of interest which would otherwise be payable under this note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of Borrower upon such determination. Lender and Borrower further stipulate and agree that, without limitation of the foregoing, all calculations of the amount of interest contracted for, charged, taken, reserved or received under this note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this note, all interest at any time contracted for, charged, taken, reserved or received from Borrower or otherwise by Lender or any other holder of this note.

Borrower and all makers, co-makers, accommodation parties, sureties, endorsers and guarantors of this note waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this note, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this note, to first institute suit or consent to any one or more extensions or postponements of time of payment of this note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

This note is subject to the terms and conditions of (i) that one certain Asset Purchase Agreement dated May 1, 2006 by and among, PMI Operating Company, Ltd., as Purchaser, and Production Pump Systems of Levelland, L.P., as Seller, and Joe K. Roemisch, Michael Goebel and J.M. Pevehouse, as "Partners" and (ii) the Subordination Agreement among DXP Enterprises, Inc., the Partners and Wells Fargo Bank, National Association.

The payment of this note is guaranteed by DXP Enterprises, Inc., pursuant to the terms and conditions of that one certain Guaranty Agreement of even date herewith.

This note shall be governed by and construed in accordance with the internal laws of the State of Texas and applicable federal laws of the United States of America.

PMI OPERATING COMPANY, LTD.

By: PUMP-PMI, LLC, its General Partner

BY:

DAVID R. LITTLE, President

ASSET PURCHASE AGREEMENT

Between

PMI OPERATING COMPANY, LTD.

("Purchaser")

and

MACHINE TECH SERVICES, L.P.

("Seller")

and

THE PARTNERS

ASSET PURCHASE AGREEMENT

  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into effective this 1st day of May, 2006, by and between Machine Tech Services, L.P., a Texas limited partnership (the "Seller"), the PARTNERS and PMI OPERATING COMPANY, LTD., a Texas limited Partnership (the "Buyer").

W I T N E S S E T H:

WHEREAS, the Seller desires to transfer to the Buyer the Business and certain of the properties, assets and liabilities related to the Business, and the Buyer desires to acquire such Business, properties and assets and assume such liabilities, all upon the terms and subject to the conditions set forth herein; and

WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below;

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.01. Transferred Assets.

(a) Subject to the terms and conditions of this Agreement and in consideration of the obligations of the Buyer as provided herein, and except as otherwise provided in Section 1.02 hereof, at the Closing, the Seller shall sell, assign, transfer, grant, bargain, deliver and convey to the Buyer, free and clear of all Liens, the Seller's entire right, title and interest in, to and under the Business, as a going concern, and all assets owned or used by the Seller in connection with or arising out of the Business of every type and description, tangible and intangible, wherever located and whether or not reflected on the books and records of the Seller (all of such assets, properties, rights and business being hereinafter sometimes collectively referred to as the "Transferred Assets"), including, but not limited to,

(i) the Equipment, including the Equipment set forth in Schedule 1.01 hereto;

(ii) all Inventories, including the Inventories set forth in Schedule 1.01 hereto;

(iii) the accounts receivable set forth in Schedule 1.01 hereto (the " Accounts Receivable");

(iv) the Proprietary Information, including Production Pump Systems or any derivative thereof and the names of the customers of the Business;

(v) subject to Sections 1.01(b) and 1.01(c) hereof, the benefit of all unfilled or outstanding purchase orders, sales contracts, other commitments, contracts and engagements to which the Seller is entitled at the Closing and which relate to the Business (the "Entitlements");

      the Facilities set forth in Exhibit B hereto;

      all prepaid expenses and deposits made by the Seller relating to the Transferred Assets and the Business;

      any goodwill associated with the Transferred Assets and the Business; and

(ix) any goodwill of the Partners, associated with the Transferred Assets and the Business.

(b) The Seller shall use its best efforts to obtain such consents of third parties as are necessary for the assignment of the Transferred Assets. To the extent that any of the Transferred Assets are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as herein provided, the Transferred Assets shall be held by the Seller in trust for the Buyer and shall be performed by the Buyer in the name of the Seller and all benefits and obligations derived thereunder shall be for the account of the Buyer, provided, however, that where entitlement of the Buyer to such Transferred Assets hereunder is not recognized by any third party, the Seller shall, at the request of the Buyer, enforce in a reasonable manner, at the cost of and for the account of the Buyer, any and all rights of the Seller against such third party.

(c) Schedule 1.01 identifies the location of all of the scheduled Transferred Assets and the locations in which Transferred Assets that are not scheduled are located. The Seller shall for a reasonable period following the Closing Date provide the Buyer with access to all locations in which the Transferred Assets may be located so as to permit the Buyer to take physical possession of such Transferred Assets or to arrange for the storage or transfer of such Transferred Assets. The Seller shall also notify each Person which may have possession of the Transferred Assets at the Closing of the transfer of such Transferred Assets to the Buyer.

1.02. Excluded Assets. There shall not be any excluded assets, properties, rights or business as all of said items will be transferred to the Buyer.

1.03. Purchase Price.

(a) In consideration of the transfer to the Buyer of the Transferred Assets, the Buyer shall (i) pay to the Seller an amount in cash equal to the Cash Purchase Price; (ii) deliver the Partners Notes in the form attached hereto in Exhibit A, to the following persons and in the following amounts:

Joe K. Roemisch $205,875.00

Michael Goebel $205,875.00

J.M. Pevehouse $205,875.00

(iii) an amount equal to twenty percent (20%) of the annual earnings before interest, taxes, depreciation and amortization of the business acquired by the Buyer pursuant to this Agreement for sixty (60) months from the Closing Date hereof (the "Contingent Purchase Price"). The Bonus will be paid to the Partners in equal amounts within ninety (90) days of the close of each calendar year included within said sixty (60) month period. In the event of the death or termination of employment with Purchaser of any Partner the Contingent Purchase Price will be paid to the remaining Partners in equal amounts. Notwithstanding anything herein to the contrary the maximum amount of Contingent Purchase Price to be paid for said sixty (60) month period shall not exceed Three Hundred Five Thousand Six Hundred Dollars ($305,600.00); and (iv) assume (x) the payment obligations of the Seller with respect to all Trade Payables and other liabilities specifically set out on the April 30, 2006 Financial Statement, (y) the obligations of the Seller under the express written terms of the Contracts and other Agreements to the extent and only to the extent such obligations are not Pre-Closing Obligations, and (z) the Assumed Loans listed in Schedule 1.03(a) ((x),(y) and (z) shall constitute the "Assumed Liabilities"). The Cash Purchase Price, the Partners Notes, the Contingent Purchase Price and the Assumed Liabilities are herein collectively referred to as the "Purchase Price". The Partner Notes shall be guaranteed by DXP Enterprises, Inc. in the form of guaranty attached hereto as Exhibit F. The Partner Notes shall be subordinated to all indebtedness of Buyer to Wells Fargo Bank, National Association as evidenced by the form of Subordination Agreement attached hereto as Exhibit G, which shall be executed by Seller, Buyer and the Partners.

(b) At the Closing, the Buyer shall pay to the Seller by wire transfer of same day funds an amount equal to the Cash Purchase Price.

(c) If the Net Assets on April 30, 2006 exceeds the Net Assets, as of October 31, 2005, the Cash Purchase Price will be increased by an amount equal to fifty percent (50%) of the amount of cash shown on the April 30, 2006 balance sheet of Seller, which shall be prepared in accordance with GAAP.

1.04. Assumed Loans Indemnity. Buyer shall indemnify, defend and hold the Partners harmless from and against and in respect of all Damages actually suffered, incurred and as realized by each Partner arising out of or resulting from or related to the personal written guaranty of each Partner of any of the Assumed Liabilities.

1.05. Liabilities Not Assumed by the Buyer. Except for the Assumed Liabilities and as provided in Section 7.09 hereof, the Seller shall pay and discharge in due course all of its liabilities, debts and obligations, whether known or unknown, now existing or hereafter arising, contingent or liquidated, including, without limitation, those listed in Schedule 1.05 hereto (the "Retained Liabilities"), and the Buyer shall not assume, or in any way be liable or responsible for, any of such Retained Liabilities. Without limiting the generality of the foregoing, the Retained Liabilities shall include the following:

(a) any liability or obligation of the Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, whether or not such transactions are consummated;

(b) any liability or obligation for any and all federal income taxes of, or pertaining or attributable to, (i) the Seller for any period that ends on or before, or includes, March 31, 2006, or (ii) the Business and/or the Transferred Assets for any period or portion thereof that ends on or before March 31, 2006 (including, but in no way limited to, any and all Taxes described in clauses (i) and (ii) of this Section 1.05(b) for which liability is or may be sought to be imposed on the Buyer under any successor liability, transferee liability or similar provision of any applicable federal, foreign, state or local law (including, without limitation, Section 111.020 of the Texas Tax Code));

(c) any liability (other than with respect to the Assumed Liabilities) to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in any state or any similar statute as enacted in any jurisdiction; and

(d) except as provided in Section 7.09 hereof, the Pre-Closing Obligations and the specific liabilities, obligations or litigation listed on Schedule 1.05 hereto or in Schedules 3.04(e), 3.07, 3.08(b), 3.13 or 6.05 of the Disclosure Schedule.

1.06. Prorations of Expenses and Certain Property Taxes.

(a) The Seller warrants that the Transferred Assets are not, and on the Closing Date will not be, subject to or liable for any special assessments or similar types of impositions.

(b) Except as otherwise provided in this Agreement, the Seller and the Buyer agree that amounts payable by Buyer with respect to utility charges and other items of expense attributable to the conduct of the Business shall be reasonable and ordinary expenses that are not past due and are reflected in the April 30, 2006 financial statements of Seller.

(c) The ad valorem taxes associated with the Transferred Assets shall be prorated between Seller and Buyer effective April 30, 2006.

1.07. Transfer Taxes; Recording Fees.

(a) The Buyer and the Seller acknowledge and agree that the Purchase Price includes and is inclusive of any and all sales, use, transfer or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement. The Seller and the Partners hereby agrees to indemnify the Buyer against, and agrees to protect, save and hold the Buyer harmless from, any loss, liability, obligation or claim (whether or not ultimately successful) for sales, use, transfer or other similar Taxes (and any interest, penalties, additions to tax and fines thereon or related thereto) imposed as a result of the consummation of the transactions contemplated by this Agreement.

(b) The Buyer shall pay any and all recording, filing or other fees relating to the conveyance or transfer of the Transferred Assets from the Seller to the Buyer.

1.08. Allocation of Purchase Price.

(a) Seller, Buyer and the Partners have prepared a written statement setting forth the allocation of the consideration (including, without limitation, the Purchase Price and any adjustments thereto) deemed to have been paid for federal income tax purposes by the Buyer to the Seller and the Partners pursuant to this Agreement (the "Tax Consideration") among the Transferred Assets (the "Allocation") and a copy of such written statement is attached hereto as Exhibit H.

(b) For federal income tax purposes (including, without limitation, the Buyer's, the Seller's and the Partner's compliance with the reporting requirements of Section 1060 of the Code), each of the Seller, the Partners and the Buyer hereby agree to use the Allocation and to cooperate in good faith with each other in connection with the preparation and filing of any information required to be furnished to the Internal Revenue Service under Section 1060 of the Code (including, without limitation, Section 1060(b) and (e) of the Code) and any applicable regulations thereunder. Without limiting the generality of the preceding sentence, the Buyer, the Seller and the Partners agree to (i) report such allocations to the Internal Revenue Service on Form 8594 and, if required, supplemental Forms 8594, in accordance with the instructions to Form 8594 and the provisions of Section 1060 of the Code and the applicable regulations thereunder, and (ii) coordinate their respective preparation and filing of each such Form 8594 and any other forms or information statements or schedules required to be filed under Section 1060 of the Code and the applicable regulations thereunder so that the Allocation and information reflected on such forms, statements and schedules shall be consistent.

ARTICLE II

CLOSING

Subject to the conditions set forth in this Agreement, the Closing shall take place at the offices of Hollmann, Lyon, Patterson & Durell, Inc., located at 5030 E. University, Suite D-103 in Odessa, Texas 79762, at 1:00 p.m. on or before May 31, 2006, or at such other time, date and place as the parties hereto shall mutually agree upon in writing (the "Transfer Date") but the effective closing date shall be April 30, 2006 (the "Closing Date"). Failure to consummate the transactions contemplated hereby on such date shall not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. Title to, ownership of, control over and risk of loss of the Transferred Assets shall pass to the Buyer at the Closing on the Transfer Date.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE SELLER AND THE PARTNERS

Except as otherwise set forth in the correspondingly numbered section of the Disclosure Schedule delivered to and approved by the Buyer at the signing of this Agreement, the Seller and the Partners, as applicable, hereby represent and warrant to the Buyer and covenant and agree as follows:

3.01. Partnership Matters.

(a) The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. The Seller is duly authorized, qualified and licensed and has all requisite power and authority under all applicable laws, ordinances and orders of public authorities to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. The Seller is qualified to transact business as a foreign corporation and is in good standing in the jurisdictions, if any, specified in Schedule 3.01(a) of the Disclosure Schedule, and there is no other jurisdiction in which the nature and extent of the Seller's business or the character of its assets makes such qualification necessary. The Seller has all requisite partnership power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b) The Seller has no Subsidiaries.

(c) Attached as Schedule 3.01(c) of the Disclosure Schedule is a true, correct and complete copy of the Certificate of Limited Partnership certified by the Secretary of State of the State of Texas and the Partnership Agreement certified by the partnership secretary, of the Seller, in each case as amended and in full force and effect.

(d) The Seller does not do business in any state or commonwealth under any name other than the partnership name set forth in the first paragraph of this Agreement.

(e) Each Partner represents and warrants to the Buyer that each Partner holds of record and owns beneficially the amount of partnership interest of Seller set forth next to such Partner's name in Schedule 3.01(c), free and clear of any encumbrances. Such Partner is not a party to an option, warrant, purchase right, or other contract or commitment that could require such Partner to sell, transfer, or otherwise dispose of any partnership interest of the Seller (other than this Agreement). Such Partner is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any partnership interest of the Seller. To his knowledge, the partnership interest of such Partner have been duly authorized and validly issued.

3.02. Validity of Agreement and Conflict with Other Instruments.

(a) This Agreement has been duly authorized by the Partners of the Seller. No further partnership action is necessary on the part of the Seller to execute and deliver this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and the Partners and is a legal, valid and binding obligation of the Seller and the Partners enforceable against the Seller and the Partners in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

(b) The covenant not to compete set out in Section 7.10 hereof has necessary partnership action on the part of Seller and individually for the Partners and, when executed and delivered at the Closing as contemplated by this Agreement, shall be legal, valid and binding obligations of the Seller and the Partners, enforceable against the Seller and the Partners in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

(c) The execution, delivery and performance of this Agreement and the other agreements and documents to be delivered by the Seller and the Partners to the Buyer, the consummation of the transactions contemplated hereby or thereby, and the compliance with the provisions hereof or thereof, by the Seller and the Partners will not, with or without the passage of time or the giving of notice or both:

(i) conflict with, constitute a breach, violation or termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any right or benefit or both, under, any of the Contracts and Other Agreements to which the Seller is a party or by which any of them is bound;

(ii) result in an acceleration or increase of any amounts due with respect to the Trade Payables;

(iii) conflict with or violate the Limited Partnership Certificate or Partnership Agreement of the Seller;

(iv) result in the creation or imposition of any Lien on any of the Transferred Assets; or

(v) violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to the Seller or any of their respective properties or assets;

other than violations, defaults or conflicts that would not materially and adversely affect the ability of the Seller to consummate the transactions provided for in this Agreement.

(d) Attached as Schedule 3.02(d) of the Disclosure Schedule are true, correct and complete copies of the resolutions adopted by the Partners of the Seller approving this Agreement and the transactions contemplated hereby. Such resolutions were adopted at a meeting duly called and convened at which a quorum was present and acting throughout or by unanimous written consents. Such resolution is in full force and effect without amendment or modification.

3.03. Approvals, Licenses and Authorizations.

(a) No order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of the Seller to authorize the execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by them and the consummation of the transactions contemplated hereby or thereby (including, but not limited to, assignment of the Transferred Assets), or to effect the legality, validity, binding effect or enforceability thereof.

(b) All licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals of all Governmental Entities required or necessary for the Seller to carry on its business in the places and in the manner currently conducted have been duly obtained, are in full force and effect and are set forth truly, correctly and completely in Schedule 3.03(b) of the Disclosure Schedule. No violations are in existence or have been recorded with respect to such licenses, permits or other authorizations and no proceeding is pending or, to the best knowledge of the Seller, threatened with respect to the revocation or limitation of any of such licenses, permits or other authorizations. The Seller has complied with all laws, rules, regulations and orders applicable to the Business, and all rules, regulations and orders respecting the provision of services by the Seller, except for violations that would not have a Material Adverse Effect.

3.04. Title to and Condition of Transferred Assets. Seller and the Partners represent and warrant to Buyer as follows:

(a) The Seller owns or leases each Facility and has all power, right and authority to grant, sell and convey each owned Facility and assign each leased Facility to the Buyer the right to use such Facility as provided in Section 7.08 hereof. Each Facility is in reasonable condition for the operation of the Transferred Assets and the Business as the same are currently being conducted by the Seller.

(b) All Equipment (excluding Equipment that did not have a cost basis of $10,000 or more at their respective dates of acquisition by the Seller) is set forth in Schedule 1.01 hereto. The Seller has good and marketable title to all Equipment other than those liens set forth in Schedule 3.04(d) of the Disclosure Schedule. All of the Equipment is in the Seller's possession and control.

(c) All Inventories are set forth in Schedule 1.01 hereto. The Seller has good and marketable title to all Inventories free and clear of all Liens other than those Liens set forth in Schedule 3.04(d) of the Disclosure Schedule.

(d) The Accounts Receivable are owned by the Seller free and clear of all Liens (other than those Liens set forth in Schedule 3.04(d) of the Disclosure Schedule). All Accounts Receivable were generated in the ordinary course of business. The Seller is unaware of any existing facts or circumstances that could reasonably be expected to result in the Accounts Receivable not being fully collected in accordance with their terms.

(e) The Seller owns or possesses licenses or other rights to use, and will at the Closing transfer to the Buyer, all rights to all Proprietary Rights necessary for the conduct of the Business as currently conducted. Set forth in Schedule 3.04(e) of the Disclosure Schedule is a complete and accurate list of all patents, trademarks and licenses the Seller owns or possesses or otherwise has rights to use and all patents, trademarks and licenses pertaining to the Business that Seller owns or possesses or otherwise has rights to use. No licenses, sublicenses, covenants or agreements have been granted or entered into by the Seller in respect of the items listed in Schedule 3.04(e) of the Disclosure Schedule except as noted thereon. The Seller has not received any notice of infringement, misappropriation or conflict from any other Person with respect to such Proprietary Rights except as noted in Schedule 3.04(e) of the Disclosure Schedule, and the conduct of the Business has not infringed, misappropriated or otherwise conflicted with any Proprietary Rights of any such Person. The Seller has not given indemnification for patent, trademark, service mark or copyright infringements except to licensees or customers in the ordinary course of business. All of the Proprietary Rights that are owned by the Seller are owned free and clear of all Liens except as set forth in Schedule 3.04(e) of the Disclosure Schedule. All Proprietary Rights that are licensed by the Seller to third parties are licensed pursuant to valid and existing license agreements and such interests are not subject to any Liens other than those under the applicable license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Proprietary Rights.

(f) The Seller owns or has rights to use, and is transferring to the Buyer hereunder, all tangible assets necessary for the conduct of the Business in the ordinary course consistent with past practices. The conduct of the Business in the ordinary course is not dependent upon the right to use the property of others, except such property as is leased or licensed to the Seller pursuant to any of the Transferred Assets.

3.05. Contracts and Commitments. Seller and the Partners represent and warrant to Buyer as follows:

(a) None of the Transferred Assets is subject to, and, except as set forth in Schedule  3.05(a) of the Disclosure Schedule and for the Retained Liabilities, the Seller is not a party to or bound by:

(i) any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of $10,000 (other than purchase orders in the ordinary course of business for goods necessary for the Seller to complete then existing contracts or purchase orders);

(ii) any agreement, contract or commitment requiring the payment for goods or services whether or not such goods or services are actually provided or the provision of goods or services at a price less than the Seller's cost of producing such goods or providing such services;

(iii) any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment;

(iv) any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business);

(v) any management service, employment, consulting or other similar type contract or agreement;

(vi) any agreement, contract or commitment that would limit the freedom of the Buyer or any affiliate thereof following the Closing Date to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the Transferred Assets or to compete with any Person or to engage in any business or activity in any geographic area;

(vii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business or, except for agreements to purchase or sell goods and services entered into in the ordinary course of business of the Seller, not cancelable by the Seller without penalty to the Seller within 30 calendar days;

(viii) any agreement or contract obligating the Seller or that would obligate or require any subsequent owner of the Business or any of the Transferred Assets to provide for indemnification or contribution with respect to any matter;

(ix) any sales, distributorship or similar agreement relating to the products sold or services provided by the Seller;

      any license, royalty or similar agreement; or

(xi) any other agreement, contract or commitment that might reasonably be expected to have a Material Adverse Effect.

(b) Seller is not in breach of any provision of, or is in default (or knows of any event or circumstance that with notice, or lapse of time or both, would constitute an event of default) under the terms of any of the Contracts and Other Agreements that constitute a part of the Transferred Assets. All of the Contracts and Other Agreements that constitute a part of the Transferred Assets are in full force and effect. The Seller is not aware of any pending or threatened disputes with respect to any of the Contracts and Other Agreements.

(c) Except as set forth in Schedule 3.05(a) of the Disclosure Schedule, the enforceability of the Contracts and Other Agreements that constitute a part of the Transferred Assets will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and none of the Contracts and Other Agreements that constitute a part of the Transferred Assets require the receipt of the consent or waiver of any Person or Governmental Entity prior to the sale, assignment, transfer, conveyance or delivery thereof pursuant to this Agreement.

3.06. Financial Statements. Seller and the Partners represent and warrant to Buyer as follows:

(a) Attached as Schedule 3.06 of the Disclosure Schedule are true, correct and complete copies of (i) the unaudited balance sheet and statement of income of the Business (including the Excluded Assets and Retained Liabilities) as of December 31, 2004, October 31, 2005, December 31, 2005 and March 31, 2006 (collectively, the "Financial Statements"). The Financial Statements:

(i) fairly present the financial position of the Business as of their respective dates and the results of operations of the Business for the periods indicated therein;

(ii) have been prepared in accordance with generally accepted accounting principles except for (i) the omission of statements of stockholder's equity, cash flow and footnote disclosure (ii) depreciation and accumulated depreciation have been computed on an income tax basis and (iii) the deferred income taxes resulting from the depreciation presentation are omitted, applied on a consistent basis throughout the periods covered by the Financial Statements and consistent with those employed by the Seller ("GAAP");

(iii) have not been rendered untrue, incomplete or unfair as representations of the financial condition of the Transferred Assets or the Business by events subsequent to the date of the Financial Statements; and

(iv) reflect all liabilities or obligations, whether accrued, absolute, contingent or otherwise, of the Seller that are Assumed Liabilities as required under GAAP consistently applied other than those liabilities incurred since May 1, 2006, in the ordinary course of business consistent with past practice, none of which have had or may reasonably be expected to have a Material Adverse Effect.

(b) The values at which the Inventories and Accounts Receivable are carried on the Financial Statements are in accordance with GAAP and reflect normal and consistent inventory valuation policies of the Seller. The amounts shown for the Accounts Receivable on the Financial Statements are collectible or are net of adequate reserves.

3.07. Taxes. Except as set forth in Schedule 3.07 of the Disclosure Schedule Seller and the Partners represent and warrant as follows:

(a) All Tax Returns that are required to be filed (taking into account all extensions) on or before the Closing Date for, by, on behalf of or with respect to the Seller, including, but not limited to, those relating to the Business, the Transferred Assets and the Assumed Liabilities, and those which include or should include the Seller, the Business, the Transferred Assets or the Assumed Liabilities, and with respect to which the failure to timely file could have a Material Adverse Effect, have been or will be timely filed with the appropriate foreign, federal, state and local authorities on or before the Closing Date, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns, the failure to make payment of which could have a Material Adverse Effect, have been or will be timely paid in full on or before the Closing Date;

(b) All such Tax Returns and the information and data contained therein have been or will be properly and accurately compiled and completed, fairly present or will fairly present the information purported to be shown therein, and reflect or will reflect all liabilities for Taxes for the periods covered by such Tax Returns;

(c) None of such Tax Returns are now under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against the Seller, the Business or the Transferred Assets, or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against the Seller, the Business or the Transferred Assets with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority which could have a Material Adverse Effect;

(d) All Taxes due and owing from the Seller or assessed and due and owing against the Business or the Transferred Assets on or before the Closing Date have been or will be timely paid in full on or before the Closing Date;

(e) All withholding Tax and Tax deposit requirements imposed on the Seller and applicable to the Business for any and all periods prior to and including the Closing Date have been or will be timely satisfied in full on or before the Closing Date; and

(f) The Seller has made adequate provision in the Financial Statements for the payment in full of any and all unpaid Taxes which in any way may affect the Transferred Assets or the Business for any and all periods or portions thereof ending on or before the respective dates thereof.

3.08. No Violations or Litigation. Seller and the Partners represent and warrant to Buyer as follows:

(a) Seller has not violated or is currently in violation of, and the consummation of the transactions contemplated hereby will not cause any violation of, any order of any Governmental Entity or any law, ordinance, regulation, order, requirement, statute, rule, permit, concession, grant, franchise, license or other governmental authorization relating or applicable to the Seller, the Business or to any of the Seller's properties, assets or operations, including without limitation, the Transferred Assets.

(b) Except as set forth in Schedule 3.08(b) of the Disclosure Schedule, there is no action, suit, claim, investigation or legal, administrative, arbitration or other proceeding, or governmental investigation or examination, or any change in any zoning or building ordinance pending or, to the Seller's knowledge, threatened against or affecting the Seller, the Business or any of the Transferred Assets, at law or in equity, before or by any Governmental Entity and no basis exists for any such action, suit, claim, investigation or proceeding.

3.09. No Adverse Changes or Events. Since March 31, 2006, the Business has been consistently operated only in the ordinary course, there has not been:

(a) any adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations, business or prospects of the Seller except for such changes that in the aggregate have not had a Material Adverse Effect, or any occurrence, circumstance or combination thereof that might reasonably be expected to have a Material Adverse Effect before or after the Closing Date;

(b) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Transferred Assets or the Business;

(c) any increase in the compensation or rate of compensation or commissions or Contingent Purchase Price payable or to become payable by the Seller to any Transferred Employee that is not consistent with past practice, any payment or accrual of, or commitment with respect to, any Contingent Purchase Price plan or severance arrangement that is not consistent with past practice or any change or modification to any severance arrangement;

(d) any debt, obligation or liability incurred by the Seller, any assumption, guarantee, endorsement or other responsibility by the Seller for the liability or obligation of any other Person (whether absolute, accrued, contingent or otherwise), or any engagement in any other transaction by the Seller that might have a Material Adverse Effect;

(e) any mortgage, pledge or creation of any Lien with respect to any of the Transferred Assets;

(f) any sale, assignment, transfer or other disposition or lapse of any Proprietary Rights or disclosure to any Person (other than employees of the Seller in the scope of their employment) of any Proprietary Rights material to the Business;

(g) any write up or write down in the value of any Equipment or Inventories;

(h) any cancellation or compromise of any material claims, or any waiver of any other material rights relating to the Business, or any sale, transfer or other disposition of any properties or assets, real, personal or mixed, tangible or intangible, material to the Business (other than sales of Inventory in the ordinary course of business);

(i) any change in the Seller's method of accounting for financial, Tax or other purposes;

(j) any material change in the customary methods used in operating the Business (including the pricing practices) or any material change in the sales operations; or

(k) any change in the data required to be set forth on any Exhibit or Schedule to this Agreement, including the Disclosure Schedule, or any other event or condition of any character whatsoever pertaining to the Seller that has had or reasonably may be expected to have a Material Adverse Effect.

3.10. Environmental Matters. Seller and the Partners represent and warrant to Buyer as follows:

(a) neither the Seller nor to Seller's and the Partners' knowledge any prior owner or operator of the Business or the Transferred Assets has caused or allowed the generation, use, treatment, storage, or disposal of Hazardous Materials at any site or facility owned, leased or operated by the Seller or used in the Business except in accordance with all applicable Environmental Laws or except to the extent set out in Schedule 3.10;

(b) the Seller does not own or lease any real property, improvements or related assets that form a part of the Transferred Assets or the Business and that have been subject to the release of any Hazardous Materials except to the extent set out in Schedule 3.10;

(c) the Seller has secured all Environmental Permits necessary to the conduct of its businesses and operations and the Seller is in compliance with such permits except to the extent set out in Schedule 3.10;

(d) the Seller has not received any notice, nor is it aware, of any proposal to amend, revoke or replace any Environmental Permit, or requiring the issuance of any additional Environmental Permit;

(e) the Seller has not received inquiry or notice nor does it have any reason to suspect or believe it will receive inquiry or notice of any actual or potential proceedings, claims, lawsuits or losses related to or arising under any Environmental Law;

(f) the Seller is not currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, and/or corrective action decree, order or agreement issued or entered into under any federal, state or local statute, regulation or ordinance regarding the environment and/or health or safety in the work place;

(g) neither the Seller nor to Seller's and Partners' knowledge, any prior owner or operator of the Business has transported, arranged for the transportation of or disposed of any substance in a manner that may lead to claims against the Buyer for clean-up costs, remedial work, damages to natural resources or for personal injury claims except to the extent set out in Schedule 3.10;

(h) each of the Seller, the Transferred Assets and the Business is in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under Environmental Laws except to the extent set out in Schedule 3.10; and

3.11. Condition of Assets. Except as expressly provided herein, the Inventory, property and Equipment included in the Transferred Assets are being sold, transferred and conveyed on an "AS IS, WHERE IS" condition, and the Seller makes NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THEIR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AS TO THEIR CONDITION.

3.12. Undisclosed Liabilities. The Seller does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent, unliquidated, civil, criminal or otherwise, and whether due or to become due, other than liabilities that (a) are reflected or reserved against in the April 30, 2006 Balance Sheet, (b) are disclosed in any Schedule (or in any plan, instrument, lease or agreement referred to therein) or Exhibit hereto, (c) are liabilities incurred since April 30, 2006, in the ordinary course of business or (d) that would not have a Material Adverse Effect.

3.13. Warranties and Product Liability. Seller and the Partners represent and warrant to Buyer as follows:

(a) Except for (i) warranties implied by law and (ii) warranties disclosed on Schedule 3.13 of the Disclosure Schedule, the Seller has not given or made any warranties in connection with the sale or rental of goods or services, including, without limitation, warranties covering the customer's consequential damages. Except as disclosed on Schedule 3.13 of the Disclosure Schedule, the Seller is not aware of any state of facts or the occurrence of any event forming the basis of any present claim against the Seller with respect to warranties relating to products manufactured, sold or distributed by the Seller or services performed by or on behalf of the Seller except any claim that would not individually or in the aggregate exceed $1,528.00.

(b) Except as disclosed on Schedule 3.13 of the Disclosure Schedule, there is no state of facts or any event forming the basis of any present claim against the Seller not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products shipped or services rendered by or on behalf of the Seller.

3.14. Employee Matters.

(a) There are no collective bargaining or other labor union agreements to which the Seller is a party or by which it is bound. To the best knowledge of the Seller, it has not encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or walkouts.

(b) The Seller does not contribute to or have an obligation to contribute to, and has not at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA.

(c) The Seller does not have any defined benefit plan or employee benefit plan. Seller does have plan(s) established pursuant to Article 401(k) of the Code.

(d) No lawsuit, complaint or investigation or governmental audit has been noticed, initiated or filed with respect to any employee benefit plan. The Company has not incurred any liability to the PBGC or otherwise under Title IV of ERISA.

3.15. Finder's Fees. Neither the Seller nor any affiliate of the Seller has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the sale by the Seller of any of the Transferred Assets or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or commission. The Seller agrees to indemnify and hold the Buyer and its affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by the Seller or any affiliate of the Seller with respect to any such fee, commission or expense.

3.16. No Untrue Statements. Seller and the Partners represent and warrant to the Buyer that this Agreement, the Exhibits and Schedules hereto, and all other documents and certificates delivered to the Buyer and its representatives in connection with this Agreement or the transactions contemplated hereby, including the Disclosure Schedule, do not and will not contain when delivered any untrue statement of any fact and do not and will not omit to state a fact necessary to make the statements contained herein or therein not misleading. There is no fact that has not been disclosed in writing to the Buyer by the Seller that has or will have a Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller as follows:

4.01. Partnership Matters. The Buyer is a limited Partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has full Partnership power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Buyer and is a legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Buyer will not violate any provision of, or constitute a default under, any contract or other agreement to which the Buyer is a party or by which it is bound, or conflict with its Certificate of Limited Partnership or Partnership Agreement, other than violations, defaults or conflicts that would not materially and adversely affect the ability of the Buyer to consummate the transactions provided for in this Agreement.

4.02. Finder's Fees. Neither the Buyer nor any affiliate of the Buyer has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or a commission. The Buyer agrees to indemnify and hold the Seller and its affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by the Buyer or any affiliate of the Buyer with respect to any such fee, commission or expense.

ARTICLE V

ACCESS TO INFORMATION BY THE BUYER

5.01. Prior to Closing. Until the Closing, the Seller will furnish the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives with all financial, operating and other data and information concerning the Business, commitments and properties of the Seller as the Buyer shall from time to time reasonably request and will afford the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives access to the Seller's offices, properties, books, records, contracts and documents (including Tax Returns filed and those in preparation) and will be given the opportunity to ask questions of, and receive answers from, representatives of the Seller with respect to the Business, the Contracts and Other Agreements, the Transferred Assets and the other properties of the Seller. No investigations by the Buyer or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of the Seller with respect to any representations, warranties, covenants or agreements made herein or in any Exhibit, Schedule or other certificate, instrument, agreement or document, including the Disclosure Schedule, executed and delivered in connection with this Agreement. The Seller will cooperate with the Buyer and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Entity.

5.02. Public Information. Until the Closing or termination hereof, the Buyer and the Seller will consult in advance on the necessity for, and the timing and content of, any communications to be made to the public and to the form and content of any application or report to be made to any Governmental Entity that relates to the transactions contemplated by this Agreement and, except with respect to public announcements or disclosures in response to legal requirements (including, without limitation, requirements under the Federal securities laws in connection with any registration, sale or purchase of securities), all such public announcements and disclosures shall require the consent of the Buyer and the Seller, which consent shall not be unreasonably withheld.

ARTICLE VI

EMPLOYEE MATTERS

6.01. Hiring of Transferred Employees. The Buyer, the Partners (except Michael Goebel) will enter into Employment Agreements at the Closing in the general form attached hereto as Exhibit E and the annual salary will be negotiated with each person.

The Buyer shall offer employment to all of the Seller's active hourly employees and other active salaried employees as of the Closing (collectively, the "Transferred Employees"). The Buyer shall not assume any liabilities or obligations of the Seller with respect to Seller's employees, except for the accrued vacation set out in Schedule 6.01 and the Buyer will have complete discretion as to the terms of employment that are offered to the Transferred Employees. Nothing contained in this Section 6.01 is intended to confer upon any of the Seller's employees any right to continued employment after evaluation by the Buyer of its employment needs after the Closing Date. Notwithstanding any other provision of this Agreement, the parties hereto do not intend to create any third-party beneficiary rights respecting any of the Seller's employees or former employees as a result of the provisions herein and specifically hereby negate any such intention.

6.02. Employee Benefits.

(a) The Buyer shall not be liable or obligated under any employee benefit plan or for any other employee benefits that may have been established by the Seller for the Seller's employees prior to the Closing, and the Seller expressly acknowledges that it has sole liability for all employee benefit costs accrued as of the Closing whether or not any or all of such employees are subsequently hired by the Buyer. Without limiting the generality of the foregoing, the Seller acknowledges and agrees that the Buyer does not assume the sponsorship of, the responsibility of contributions to, or any liabilities in connection with any employee benefit plan maintained by the Seller for active employees, retirees, former employees, their beneficiaries or any other Person, including any employee pension benefit plan within the meaning of Section 3(2) of ERISA, employee welfare plan within the meaning of Section 3(1) of ERISA and any personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding, except for the accrued 401(k) liability shown on Schedule 6.02(a).

(b) With respect to employees who accept employment with the Buyer, the Seller will remain responsible to the extent covered under its plans for any medical expenses Seller is required to cover that are (i) actually incurred prior to the Closing Date or (ii) actually incurred with respect to any hospitalization that began prior to the Closing Date until such hospitalization ends (as required under such plans), and the Buyer will be responsible for all other medical expenses incurred on or after the Closing Date to the extent covered under its plans without the application of any waiting period for coverage generally applicable to newly hired employees. The Seller shall provide medical coverage to the Transferred Employees with respect to any pre-existing medical conditions to the extent required by applicable law. To the fullest extent permitted under its applicable policies of insurance, the Seller shall maintain health, hospitalization, life, travel and accident insurance coverage for the Transferred Employees in effect until the first day of the month next following the Closing Date. The cost of such insurance coverage from and after the Closing Date shall be borne by the Buyer. The Seller shall cooperate with the Buyer to provide continuity of such insurance coverage to such employees.

6.03. Severance Benefits; Employment Termination. The Buyer agrees to provide severance benefits only in accordance with Buyer's policies and procedures to those Transferred Employees who accept employment with the Buyer.

6.04. Reporting of Data. The Buyer and the Seller shall complete and furnish to each other such other employee data as shall be reasonably required from time to time for each party to perform and fulfill its obligations under this Article VI.

6.05. Employment Related Claims. The Seller agrees that the Seller and not the Buyer shall be solely responsible for all liability, costs and expenses (including attorneys' fees) for all existing employment claims that have been filed by any employee or former employee of the Seller prior to the Closing Date relating to arbitrations, unfair labor practice charges, employment discrimination charges, wrongful termination claims, workers' compensation claims, any employment-related tort claim or other claims or charges of or by employees of the Seller, or any thereof filed after the Closing Date but arising as a result of conditions, actions or events or series of actions or events which occurred prior to the Closing Date. Schedule 6.05 of the Disclosure Schedule sets forth a brief description of any of such claims that have been filed or may be filed after the date hereof arising out of conditions, actions or events that occurred before the Closing Date. The Buyer agrees that it shall be responsible for all liability, costs and expenses (including attorneys' fees) for all employment claims that are filed by any Transferred Employee who accepts employment with the Buyer relating to arbitrations, unfair labor practice charges, employment discrimination charges, wrongful termination claims, workers' compensation claims, any employment-related tort claim or other claims or charges of or by the Transferred Employees to the extent, but only to the extent, that the same result from the employment relationship between the Buyer and the Transferred Employee and conditions, actions or events or series of actions or events occurring subsequent to the Closing Date.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.01. Conduct of the Business.  The Seller and the Partners (as applicable) covenant and agree with the Buyer that from and after March 31, 2006 until the Closing, except as expressly authorized by this Agreement or expressly consented to in writing by the Buyer, the Seller and the Partners (as applicable) shall, and to the extent the same would affect the Proprietary Rights:

(a) operate the Business and the Transferred Assets only in the usual, regular and ordinary manner with a view to maintaining the goodwill that the Seller now enjoys and, to the extent consistent with such operation, will use all reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its relationship with its customers, suppliers, jobbers, distributors and other Persons having business relations with it;

(b) use all reasonable efforts to maintain the Transferred Assets in a state of repair, order and condition consistent with its usual practice in connection with the Business;

(c) maintain its books of account and records relating to the Business in the usual, regular and ordinary manner, in accordance with the Seller's usual accounting practices applied on a consistent basis;

(d) comply in all material respects with all statutes, laws, orders and regulations applicable to it and to the conduct of the Business;

(e) not sell, assign, transfer, lease or otherwise dispose of any Proprietary Rights, Equipment or any of the other Transferred Assets except for dispositions of Inventories for value in the usual and ordinary course of business;

(f) preserve and maintain all rights that it now enjoys in and to the Proprietary Rights and not sell, assign, transfer, lease or otherwise dispose of any Proprietary Rights other than to the Buyer pursuant to the terms of this Agreement;

(g) not mortgage, pledge or otherwise create a security interest in any of the Transferred Assets or permit there to be created or exist any Liens thereon that would not be released upon the transfer of the Transferred Assets to the Buyer pursuant to this Agreement;

(h) not enter into any contract, commitment or lease in relation to the Business that is out of the ordinary course of the Business or, if effective on the date hereof, would be required to be disclosed in Schedule 3.05(a) of the Disclosure Schedule;

(i) not amend or modify any of the Contracts and Other Agreements disclosed in Schedule 3.05(a) of the Disclosure Schedule or any other contract, commitment, lease or other agreement that would, if entered into on the date hereof, be required to be disclosed on any Schedule to this Agreement, including the Disclosure Schedule;

(j) not consent to the termination of any of the Contracts and Other Agreements disclosed in Schedule 3.05(a) of the Disclosure Schedule or waive any of the Seller's rights with respect thereto;

(k) not grant any increase in the compensation or rate of compensation or commissions or bonus payable to or severance obligations for any of the Transferred Employees or in any bonus plan and not transfer or otherwise change any of the terms or conditions of employment of any of the Transferred Employees;

(l) not permit any insurance policy naming it as a beneficiary or a loss payee relating to the Business or the Transferred Assets to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect;

(m) pay when due all accounts payable, all payments required by any of the Contracts and Other Agreements, and all Taxes other than Taxes that are being contested in good faith and for which adequate reserves against the Transferred Assets exist and which would not result in a Lien being imposed on any of the Transferred Assets; and

(n) promptly notify the Buyer in writing if the Seller becomes aware of any change that shall have occurred or that shall have been threatened (or any development that shall have occurred or that shall have been threatened involving a prospective change) in the Transferred Assets or the Business that would reasonably be expected to have a Material Adverse Effect whether or not occurring in the ordinary course of business.

7.02. Information. During the period from the date of this Agreement to the Closing Date, the Buyer and the Seller will promptly inform the other in writing of any claim, action or any proceeding commenced against such party with respect to the transactions contemplated by this Agreement or any assets or property of the Seller or the Business.

7.03. Compliance.

(a) The Seller and the Partners shall use their best efforts to:

(i) cause all of the obligations imposed upon it in this Agreement to be duly complied with, and all conditions precedent to such obligations to be satisfied; and

(ii) obtain any and all consents, waivers, amendments, modifications, approvals, authorizations, notations and licenses necessary to the consummation of the transactions contemplated by this Agreement.

(b) The Seller and the Partners shall cause all Liens on the Transferred Assets, except the Assumed Liabilities, to be released as of the Closing Date.

7.04. Delivery of Partnership Documents. The Seller shall deliver to the Buyer all Documents and Other Papers relating to the Transferred Assets, the Assumed Liabilities and the current and proposed operations of the Business, including, without limitation, all files relating to the Trade Payables, computer disks reflecting any books or records, documents or other papers, or other information or data relating to the operation of the Business or the Transferred Assets or customer records and sales history stored on any electronic media, including computers. The Seller, however, shall be entitled to retain the historical books and records relating to the Business to the extent such books and records are not necessary for the ongoing operations of the Business by the Buyer. The Seller agrees that so long as the partnership, accounting, auditing and tax books, records (including work papers) and other books and records relating to the Seller, the Business and the Transferred Assets, the Transferred Employees and the Assumed Liabilities remain in existence and in the possession of the Seller or its affiliates, the Buyer and its authorized representatives shall have the right to inspect and, at the Buyer's expense, to copy the same at any time during regular business hours for any proper purpose. For a period of eight years following the Closing Date, the Seller agrees that it will not destroy any of such books and records without having first offered to deliver the same to the Buyer.

7.05. Further Assurances. The Seller and the Partners shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Buyer such bills of sale, assignments (including but not limited to assignments of leases) and other instruments of transfer, assignment and conveyance, in form and substance satisfactory to counsel for the Buyer, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets free and clear of all Liens (except the Assumed Liabilities) and shall use its best efforts to cause to be taken such other action as the Buyer reasonably may require to more effectively implement and carry into effect the transactions contemplated by this Agreement.

7.06. Cooperation After Closing.

(a) The Seller, the Partners and the Buyer shall cooperate with each other after the Closing hereunder in clearing the title to any of the Transferred Assets to the Buyer pursuant hereto in the event that the Seller's title to any such property, as the case may be, as of the Closing Date, shall be defective, not marketable or nonassignable. In this connection, the Seller shall take all commercially reasonable action, including, but not limited to, the furnishing of documents and evidences of title and assistance in the preparation and trial of any necessary litigation, to clear title to any such property, all of which shall be at the expense of the Seller.

(b) For the greater of eight years from the Closing Date and such period as may be required by any statute, regulation or Governmental Entity or any then pending litigation, the Buyer shall permit the Seller and its representatives reasonable access to the business records and files of the Seller that are transferred to the Buyer in connection herewith in anticipation of, or preparation for, existing or future litigation or any Tax audit which the Seller or any of its affiliates is involved and which is related to the Business or the Transferred Assets, during regular business hours and upon reasonable notice at the Buyer's principal places of business or at any location where such records are stored; provided, however, that (i) any such access shall be had or done in such a manner so as to not interfere with the normal conduct of the Business, (ii) the Buyer shall not be required to provide access to any confidential record or records, the disclosure of which would violate any governmental statute or regulation or applicable confidentiality agreement with any Person, and (iii) the Buyer shall not be required to provide access to any confidential record or records, the disclosure of which would cause the Buyer or any of its Affiliates to waive its attorney-client privilege or attorney work product privilege, it being understood and agreed that the records delivered by the Seller to the Buyer shall not be deemed to be restricted from the Seller pursuant to either clause (ii) or (iii) above. The Buyer shall also provide the Seller with (i) reasonable access to each Facility for the purpose of complying with applicable Environmental Laws provided that such access does not interfere with the normal conduct of the Business and (ii) reasonable access to the accounting records and schedules necessary for the preparation of financial reports and tax returns for the year ended December 31, 2005, and for the 2006 accounting period ending on the Closing Date.

(c) For the greater of eight years from the Closing Date and such period as may be required by any statute, regulation or Governmental Entity or any then pending litigation, the Seller shall permit the Buyer and its representatives reasonable access to the general business records and files of the Seller in anticipation of, or preparation for, existing or future litigation or any Tax audit in which the Buyer or any of its affiliates is involved and which is related to the Business or the Transferred Assets, during regular business hours and upon reasonable notice at the Seller's principal places of business or at any location where such records are stored; provided, however, that (i) any such access shall be had or done in such a manner so as to not interfere with the normal conduct of the Seller's business, (ii) the Seller shall not be required to provide access to any confidential record or records, the disclosure of which would violate any governmental statute or regulation or applicable confidentiality agreement with any Person, and (iii) the Seller shall not be required to provide access to any confidential record or records, the disclosure of which would cause the Seller or any of its Affiliates to waive its attorney-client privilege or attorney work product privilege.

(d) The Seller, if requested by the Buyer, shall cause Peggy J. Dean to prepare and deliver to the Buyer and shall cooperate and assist in preparing such financial statements of the Business that the Buyer may reasonably require in order to permit Buyer to timely file a Current Report on Form 8-K with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder in connection with the transactions contemplated thereby and to comply with any other financial statement requirements with respect to the Business applicable to Buyer under the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and the rules and regulations thereunder. If requested, the Seller shall use its best efforts to cause Peggy J. Dean to deliver such financial statements to the Buyer within ten business days prior to the date that Buyer is required to file such financial statements with the Securities and Exchange Commission in connection with such obligations. The Seller shall cause Peggy J. Dean to provide the Buyer with access to such firm's work papers in support of the Business. The cost of such accounting work shall be borne by the Buyer, but the Seller shall use its best efforts to cause Peggy J. Dean to provide the Buyer with an estimate of such costs prior to the Closing. The Seller will also cooperate with and assist the Buyer in preparing, and, if requested, shall use reasonable efforts to cause Peggy J. Dean to cooperate, at Buyer's expense, in preparing, such other financial statements for the Business as may be specified by the Buyer.

7.07. Nondisclosure of Proprietary Information.

(a) The Seller and the Partners agree that, from and after the Transfer Date, they and their affiliates shall:

(i) hold in confidence and will not directly or indirectly at any time reveal, report, publish, disclose or transfer to any Person other than the Buyer any of the Proprietary Information that is not generally known to the public or utilize any of the Proprietary Information for any purpose; and

(ii) not for a period of two years recruit any Transferred Employees who are subsequently employed by the Buyer pursuant to Section 6.01 hereof.

Notwithstanding the foregoing, the Seller and its affiliates may disclose information that is (i) required to be disclosed by applicable State or federal tax or securities laws to the extent, and only to the extent, such laws require such disclosure and the Seller provides the Buyer prior written notice of its intent to provide such disclosure and the general text of such disclosure and such disclosure is consented to by the Buyer, which consent shall not be unreasonably withheld, and (ii) required to be disclosed by final order of a court of competent jurisdiction; provided that, in the event Seller or such affiliate is served or threatened with litigation that would require the Seller or such affiliate to disclose such information, the Seller or such affiliate shall tender to the Buyer the opportunity to defend, at its cost, against such disclosure.

(b) The Seller acknowledges that all documents and objects containing or reflecting any Proprietary Information, whether developed by the Seller or by someone else for it or any of its affiliates, will after the Closing Date become the exclusive property of the Buyer and be delivered to the Buyer.

(c) Because of the unique nature of the Proprietary Information, the Seller understands and agrees that the breach or anticipated breach of its or its affiliates obligations under this Section 7.07 will result in immediate and irreparable harm and injury to the Buyer and its affiliates, for which it will not have an adequate remedy at law, and that the Buyer and its affiliates and their successors and assigns shall be entitled to relief in equity to enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which they may be entitled.

7.08. Real Property. The Seller agrees to provide, and take such action as shall be necessary to provide to the Buyer a new lease for each leased Facility listed in Exhibit B (each lease from a Partner owned Facility shall include an option to purchase) and to grant, sell and convey each Facility owned by Seller by general warranty deed, all free and clear of any liens except the Assumed Loans. At the Closing, the Seller shall provide Buyer with a Lease executed by the Lessor of each Facility in substantially the form attached as Exhibit C hereto (the "Lease"). The Seller agrees to provide and take such action as shall be necessary to provide to the Buyer at the Closing marketable title granting, selling and conveying by general warranty deed to Buyer and deliver to Buyer an owner's title insurance policy to each owned Facility. The ad valorem taxes shall be prorated between Seller and Buyer effective April 30, 2006. Seller agrees after Closing to complete the following action regarding the Snyder, Texas Facility on or before July 15, 2006:

    The soils impacted by a release of hydraulic fluid from a large air compressor will be removed.

    The buried propane tank will be permanently removed from the ground.

In the event Seller does not complete such actions by July 15, 2006, then Buyer may complete said actions and offset all expenses incurred by Buyer against the Partner Notes. The provisions of this Section 7.08 shall survive the Closing.

7.09. Warranty Claims. With respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Closing Date that relate to the Business and that are covered by valid and existing warranties of the Seller, the Buyer agrees to assume and pay for such claims to the extent, but only to the extent, that the Buyer's Damages with respect to all such claims do not exceed in the aggregate $4,584.00. Any claims in excess of such amount shall remain part of the Retained Liabilities. The Buyer agrees to provide the necessary services to satisfy any claims made pursuant to warranties of third Persons in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Closing Date that relate to the Business and that are covered by valid and existing warranties of the Seller at a price equal to the Buyer's variable out-of-pocket costs. The foregoing limitations, however, shall not be deemed in any way to limit the right of the Buyer to seek indemnification from the Seller for any Damages, other than warranty claims as excluded in this Section 7.09, such as personal injury or wrongful death claims, in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Transfer Date to the extent the Buyer incurs a monetary liability to any third Person with respect to such matters or is obligated to take any action other than that expressly covered above by this Section 7.09.

7.10. Covenant Not to Compete With the Business. The Seller and the Partners agree that, effective as of the Transfer Date and for a period of three years thereafter, the Seller, and its respective affiliates and the Partners shall not, without the consent of the Buyer, directly or indirectly, (i) design, develop, market, produce, manufacture or provide any product, good or service that competes with the Business in any geographic market in the United States, (ii) make any contact with, for the purpose of transacting any business competitive to the Business, with any Person which was a customer of Seller at any time in the six (6) years prior to the Closing Date ("Company's Customers"), (iii) attempt to direct or take away the business or patronage of any of the Company's Customers, (iv) attempt to have any dealings with the Company's Customers for the purpose of attempting to secure such Customers or their patronage, (v) solicit, hire away or attempt to solicit or hire away to any firm or entity engaged in the Business, any person presently employed by Seller, (vi) engage in the Business, (vii) interfere with or molest the business, trade, goodwill or customers of the Seller. The Seller acknowledges that a remedy at law for any breach or attempted breach of this Section 7.10 will be inadequate and further agrees that any breach of this Section 7.10 will result in irreparable harm to the Business and the Buyer shall, in addition to any other remedy that may be available to it, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. The Seller acknowledges that this covenant not to compete is being provided as an inducement to the Buyer to acquire the Business and the Transferred Assets and that this Section 7.10 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Buyer. Whenever possible, each provision of this Section 7.10 shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 7.10 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 7.10. If any provision of this Section 7.10 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 7.10 but shall be confined in its operation to the provision of this Section 7.10 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 7.10 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

7.11. Continuation of Business by the Buyer. Nothing in this Section 7.11, in any other provision of this Agreement, in any Exhibit or Section hereto, or in any agreement, instrument, or other document executed or delivered in connection with this Agreement shall require the Buyer to continue its business or operations or to manage and operate the Business with any duty or standard of care to the Seller. The Seller acknowledges and agrees that the Buyer in its sole discretion may continue, manage, modify or discontinue its operations, liquidate or otherwise change or cease its operations.

ARTICLE VIII

CONDITIONS TO THE BUYER'S OBLIGATION

TO CONSUMMATE THE TRANSACTIONS

The obligation of the Buyer to purchase the Transferred Assets and to assume the Assumed Liabilities as contemplated hereby is, at the option of the Buyer, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Buyer in writing; provided, however, the Buyer's election to proceed with the Closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Buyer or existing on the Closing Date, and such action shall not prejudice the Buyer's right to recover damages for any such breach.

8.01. Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement shall be true, correct and complete in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of the Seller to be performed or complied with by it on or before the Closing Date pursuant to this Agreement shall have been performed or complied with; and the Seller shall have delivered to the Buyer a certificate signed by one of its duly authorized officers dated the Closing Date to all such effects.

8.02. Good Standing. The Seller shall have delivered to the Buyer certificates issued by appropriate Governmental Entities evidencing the good standing of the Seller, as of a date not more than ten calendar days prior to the Closing Date, in the states or commonwealths in which it was organized or qualified to do business as a foreign corporation. To the extent provided for under applicable law, the Seller shall also have delivered to the Buyer certificates or other writings issued by appropriate Governmental Entities evidencing that all applicable state franchise Taxes have been paid.

8.03. Instruments of Transfer. The Seller shall have executed, acknowledged and delivered to the Buyer (i) the General Conveyance, Transfer, Assignment and Assumption, in substantially the form attached hereto as Exhibit D hereto, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets, (ii) the Lease Assignments, (iii) a general warranty deed conveying title to each owned Facility and an owner's title policy for such Facility and (iv) the Subordination Agreement.

8.04. Amendment to Limited Partnership Certificate. The Seller shall have prepared, obtained all necessary partnership authorizations, executed and delivered to the Buyer documents, in form and substance satisfactory to counsel for the Buyer, sufficient to change the Seller's partnership name to one bearing no resemblance to the Seller's current partnership name and sufficient to assign and insure to the Buyer the continuing right to use the present partnership name of the Seller and all variations thereof.

8.05. No Litigation.

(a) No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement.

(b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened seeking to prevent the sale of the Transferred Assets or the Business or asserting that the sale of all or a portion of the Transferred Assets or the Business would be unlawful.

8.06. Employment Agreements. The Buyer shall have received from each of the Partners an Employment Agreement in substantially the form attached as Exhibit E.

8.07. No Adverse Event. The Business and properties of the Seller shall not be adversely affected or threatened to be affected by any loss or damage to the Transferred Assets (including, but not limited to, the Equipment), whether or not covered by insurance.

8.08. Other Legal Matters. All Exhibits, Schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in the forms required by this Agreement.

8.09. Licenses, Consents and Approvals by the Buyer. The Buyer shall have received each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Buyer to consummate the transactions contemplated by this Agreement.

8.10. Consents of Third Persons; Release of Liens.

(a) All consents from third Persons shall have been received.

(b) The Seller shall have delivered to the Buyer releases of all Liens except the liens securing the Assumed Loans, on the Transferred Assets in form reasonably satisfactory to the Buyer.

ARTICLE IX

CONDITIONS TO THE SELLER'S OBLIGATION

TO CONSUMMATE THE TRANSACTIONS

The obligation of the Seller to transfer the Transferred Assets as contemplated hereby is, at the option of the Seller, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Seller in writing; provided, however, the Seller's election to proceed with the Closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Seller or existing on the Closing Date, and such action shall not prejudice the Seller's right to recover damages for any breach.

9.01. Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date, and the Buyer shall have delivered to the Seller a certificate signed by one of its duly authorized officers, dated the Closing Date, to such effect.

9.02. Receipt of the Transferred Assets. The Seller shall have received the Cash Purchase Price and Partners Notes and the Buyer shall have duly executed and delivered to the Seller an instrument acknowledging receipt of the Transferred Assets and assumption of the Assumed Liabilities in substantially the forms attached as Exhibit D hereto.

9.03. Licenses, Consents and Approvals. The Seller shall have received each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Seller to consummate the transactions contemplated by this Agreement.

9.04. No Litigation.

(a) No preliminary or permanent injunction or other order of any Governmental Entity shall be in effect nor shall there be any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement.

(b) No suit, action, claim, proceeding or investigation before any court or other Governmental Entity shall have been commenced or threatened seeking to prevent the sale of the Transferred Assets or the Business or asserting that the sale of all or a portion of the Transferred Assets or the Business would be unlawful.

9.05. Other Legal Matters. All Exhibits, Schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in the forms required by this Agreement.

ARTICLE X

INDEMNIFICATION

10.01. Indemnification by the Seller and the Partners. Except as otherwise limited by this Article X and Article XI hereof, the Seller and the Partners agree to indemnify, defend and hold the Buyer and each of its officers, directors, employees, agents, stockholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "General Buyer Losses"), arising out of or resulting from or relating to:

(a) any misrepresentation (other than Section 3.10), breach of warranty or breach of any covenant or agreement made or undertaken by the Seller and/or the Partners in this Agreement or any misrepresentation in or omission from any other agreement, certificate, Schedule, Exhibit or writing delivered to the Buyer pursuant to this Agreement, including the Disclosure Schedule; or

(b) any Retained Liability.

10.02. Environmental Indemnification. In addition to the indemnification provided in Section 10.01 hereof, the Seller and the Partners shall indemnify, defend and hold the Buyer and each of its directors, officers, employees, agents, stockholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of any and all Environmental Liabilities that may be imposed upon or incurred by the Buyer, arising out of or in connection with (a) the acts or omissions of any Person prior to Closing relating to the Business, the Transferred Assets, a Facility or any business conducted at a Facility; (b) any act or omission of the Seller relating to a Facility during the lease term (other than as a result of an act or omission by the Buyer in the operation of the Business after the Closing excluding the Buyer's failure to detect or remedy any existing environmental conditions or any Environmental Liabilities existing on or prior to the Closing Date); or (c) any breach by the Seller of a representation or warranty contained in Section 3.10 (collectively, "Environmental Losses").

10.03. Intentionally Omitted

10.04. Indemnification by the Buyer. Except as otherwise limited by this Article X and Article XI hereof, the Buyer agrees to indemnify, defend and hold the Seller and each of its officers, directors, employees, agents, stockholders, partners and controlling Persons and its successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Seller Losses"), arising out of or resulting from:

(a) any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by the Buyer in this Agreement or any misrepresentation in or omission from any other agreement, certificate, Schedule, Exhibit or writing delivered to the Seller pursuant to this Agreement;

(b) any Assumed Liability;

(c) the obligations assumed by the Buyer pursuant to Section 7.09 hereof; or

(d) any losses, damages, costs and expenses incurred by any of them arising from the Buyer's operation of the Business or the Transferred Assets or the use of the Facility pursuant to the terms of the Lease after the Closing Date; provided, however, that the Buyer shall in no event be liable for or be required to provide indemnity pursuant to this Section 10.04 for the Buyer's failure to detect or remedy any Environmental Conditions or any Environmental Liabilities arising on or prior to the Closing Date.

10.05. Procedure. All claims for indemnification under this Article X shall be asserted and resolved as follows:

(a) An Indemnitee shall promptly give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

(b) The obligations and liabilities of an Indemnitor under this Article X with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article X ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. In the event the Indemnitor assumes the defense against any such Third Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third Party Claim, the Indemnitor shall pay all reasonable costs and expenses of such defense as incurred and shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. Except for the settlement of a Third Party Claim that involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled without the written consent of the Indemnitee.

10.06. Payment. Payment of any amounts due pursuant to this Article X shall be made within ten Business Days after notice of a final determination of any Third Party Claims is sent by the Indemnitee.

10.07. Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article X and the Indemnitor shall refuse or fail to pay in full within ten Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee may utilize any legal or equitable remedy to collect from the Indemnitor the amount of its Losses. Nothing contained herein is intended to limit or constrain the Indemnitee's rights against the Indemnitor for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnitee.

10.08. Adjustment of Liability. The amount which an Indemnitee shall be entitled to receive from an Indemnitor with respect to any indemnifiable Loss under this Article X shall be net of any insurance recovery by the Indemnitee on account of such Loss from an unaffiliated party.

ARTICLE XI

NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,

REPRESENTATIONS,WARRANTIES AND AGREEMENTS

All statements of fact contained in any written statement (including financial statements), certificate, instrument or document delivered by or on behalf of the Seller pursuant to this Agreement shall be deemed representations and warranties of the Seller. The representations and warranties of the parties to this Agreement shall survive the Transfer Date and shall remain in full force and effect for a period of eighteen (18) months following the Transfer Date (except that (i) the representations and warranties set forth in Sections 3.01, 3.02, 3.04 [except 3.04(f)], 3.10, 3.14(b) and 4.01 shall survive the Transfer Date without limitation, (ii) the representations and warranties contained in Sections 3.07, 3.15 and 4.02 hereof shall survive the Closing Date and shall not terminate until 20 days after the expiration of all applicable statutes of limitations (including any and all extensions thereof)), and (iii) all provisions of this Agreement requiring performance by Seller and/or Buyer after the Closing shall survive for a period of four (4) years (the period during which the representations, warranties and covenants shall survive being referred to herein with respect to such representations, warranties and covenants as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article X hereof may be made thereon) if a written notice asserting the claim shall have been duly given in accordance with Article X hereof within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification not withstanding such claim may not be resolved within the Survival Period. All representations, warranties and covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with the Closing or otherwise in connection with the transactions contemplated hereby.

ARTICLE XII

EXPENSES

Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including without limitation the fees and disbursements of legal counsel, accountants and consultants employed by such party in connection with the transactions contemplated by this Agreement.

ARTICLE XIII

TERMINATION

13.01. Best Efforts to Satisfy Conditions. Subject to the provisions of this Agreement, the Buyer, the Partners and the Seller agree to use their best efforts to bring about the satisfaction of the conditions specified in Articles VIII and IX hereof.

13.02. Termination. The obligation to close the transactions contemplated by this Agreement may be terminated by:

(a) mutual agreement of the Buyer and the Seller;

(b) the Buyer, if a material default shall be made in the observance or in the due and timely performance by the Seller of any agreements and covenants of the Seller herein contained, or if there shall have been a material breach by the Seller of any of the warranties and representations of the Seller herein contained, and such default or breach has not been cured or has not been waived;

(c) the Seller, if a material default shall be made by the Buyer in the observance or in the due and timely performance by the Buyer of any agreements and covenants of the Buyer herein contained, or if there shall have been a material breach by the Buyer of any of the warranties and representations of the Buyer herein contained, and such default or breach has not been cured or has not been waived; or

(d) the Buyer or the Seller (provided the terminating party has not materially breached any of its agreements, covenants or representations and warranties) if the Closing shall not have occurred on or before June 30, 2006.

13.03. Liability Upon Termination. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to Section 13.02(c) or (d), then this Agreement shall, forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the Seller or the Buyer. If this Agreement is terminated pursuant to Section 13.02(b) or (c), then Seller or Buyer shall be able to specifically enforce the terms of this Agreement in addition to any other rights or remedies available to Seller or Buyer at law or in equity. The exercise of any rights or remedy shall not be an election of remedies.

13.04. Notice of Termination. The parties hereto may exercise their respective rights of termination under this Article XIII only by delivering written notice to that effect to the other party or parties, and such notice is received on or before the Closing Date.

ARTICLE XIV

DEFINITIONS OF CERTAIN TERMS

In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings assigned to them herein, unless the context otherwise indicates, both for purposes of this Agreement and all Exhibits and Schedules hereto:

14.01. "Account Receivables" shall have the meaning given such term in Section 1.01.

14.02. "Agreement" shall mean this Asset Purchase Agreement between the Seller, the Buyer and the Partners, as amended from time to time by the parties hereto.

14.03. "Assumed Liabilities" shall have the meaning given such term in Section 1.03 hereof.

14.04 "Assumed Loans" shall means the indebtedness of Seller to third parties that are specifically set out in the April 30, 2006 financial statements of the Seller and are listed in Schedule 1.03(a).

14.05. "Business" shall mean the businesses and operations of the Seller including, without limitation, pump remanufacturing, development of innovative pump solutions for capital pumps, fabrication of water flood systems and pump maintenance and repairs [Machine Tech: general machine shop services].

14.06. "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized by law to close.

14.07. "Buyer" shall mean PMI OPERATING COMPANY, LTD., a Texas limited Partnership, or one or more of its designees.

14.08. "Cash Purchase Price" shall mean $2,236,540.00 and if the Net Assets of Seller as of the Closing Date exceeds the Net Assets as of October 31, 2005, then fifty percent (50%) of the Cash as of the Closing Date shall be added to the Cash Purchase Price. For purposes of this definition, Net Assets shall mean the book value of the Cash, Inventory, Accounts Receivable, Seller's prepaids, deposits, fixed assets and Trade Payables shall be determined under GAAP.

14.09. "Closing" shall mean the transfer by the Seller to the Buyer of the Transferred Assets, the assumption by the Buyer of the Assumed Liabilities and the transfer by the Buyer to the Seller of the other considerations set forth herein.

14.10. "Closing Date" shall mean the time and date of the Closing as specified in Article II hereof.

14.11. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or similar provisions of legislation replacing such law from time to time.

14.12. "Contracts and Other Agreements" shall mean all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses, commitments or binding arrangements, whether express or implied, oral or written, to which the Seller is a party or bound or to which its properties or assets are subject.

14.13. "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action [including, without limitation, attorneys' fees and expenses and all fees and expenses of consultants and other professionals]).

14.14. "Disclosure Schedule" shall mean the disclosure schedule of even date delivered to the Buyer.

14.15. "Documents and Other Papers" shall mean and include any document, agreement, instrument, certificate, writing, notice, consent, affidavit, letter, telegram, telex, statement, file, computer disk, microfiche or other document in electronic format, schedule, exhibit or any other paper or record whatsoever.

14.16 "Employment Agreements" shall have the meaning given such term in Section 6.01 hereof.

14.17. "Environmental Laws" shall mean all federal, state, or municipal laws, rules, regulations, statutes, ordinances, or orders of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water, or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. Section  7401 et seq., the Clean Water Act, 33  U.S.C. Section  1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. Section  6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section  11001, et seq., the Toxic Substances Control Act, 15 U.S.C. Section  2601 et seq., the Water Pollution Control Act, 33 U.S.C. Section  1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Section  300f et seq. and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section  9601 et seq. The term "Environmental Laws" shall also include all state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the same subject matter or promulgated by any governmental or quasi-governmental agency thereunder or to carry out the purposes of any federal, state, local and municipal law.

14.18. "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative, and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney's fees and other legal fees (a) pursuant to any agreement, order, notice, or responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment, or similar documents (including settlements); or (b) pursuant to any claim by a Governmental Entity or other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Entity or Person pursuant to common law or statute.

14.19. "Environmental Losses" shall have the meaning given such term in Section 10.02 hereof.

14.20. "Environmental Permit" shall mean any permit, license, approval, registration, identification number or other authorization with respect to the Transferred Assets or the operations or businesses of the Seller under any applicable law, regulation or other requirement of the United States or any other country or of any state, municipality or other subdivision thereof relating to the control of any pollutant or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes.

14.21. "Equipment" shall mean all machinery, transportation equipment, tools, equipment, furnishings and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment that is used in the Business as operated by the Seller.

14.22. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and the related regulations, as amended from time to time.

14.23 "Facilities" shall mean the real properties that are owned or leased and are described in Exhibit B. Facilities shall include all fixtures and improvements erected or located on or affixed to the Facilities.

14.24. "Financial Statements" shall have the meaning given such term in Section 3.06 hereof.

14.25. "GAAP" shall have the meaning given such term in Section 3.06 hereof.

14.26. "General Buyer Losses" shall have the meaning given such term in Section 10.01 hereof.

14.27. "Governmental Entity" shall mean any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

14.28. "Hazardous Materials" shall mean any (a) petroleum or petroleum products, (b) hazardous substances as defined by Section  101(14) of CERCLA and (c) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

14.29. "Indemnitee" shall mean the Person or Persons indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Sections 10.01, 10.02 or 10.04 hereof, as the case may be.

14.30. "Indemnitor" shall mean the Person or Persons having the obligation to indemnify pursuant to the provisions of Sections 10.01, 10.02 or 10.04 hereof, as the case may be.

14.31. "Inventories" shall mean all inventories of finished goods, tooling inventory, work in progress, raw materials and other inventories relating to the Business, wherever situated.

14.32. "Lease Assignments" shall have the meaning given such term in Section 7.08 hereof.

14.33. "Letter of Intent" shall mean that certain letter of intent among Buyer and the Seller dated April 7, 2006.

14.34. "Lien" shall mean any lien, pledge, claim, charge, security interest or other encumbrance, option, defect or other rights of any third Person of any nature whatsoever.

14.35. "Losses" shall mean Seller Losses, General Buyer Losses or Environmental Losses, as the case may be.

14.36. "Material Adverse Effect" shall mean a single event, occurrence or fact that, together with all other events, occurrences and facts that could reasonably be expected to result in a loss to the Business, would have, or might reasonably be expected to have, a material adverse effect on the assets, business, operations, prospects or financial condition of the Transferred Assets or the Business that would result in a diminution in value of the Transferred Assets to an extent greater than three percent (3%) of the Purchase Price, or that would constitute a criminal violation of law involving a felony.

14.37. "Net Assets" shall have the meaning given such term in Section 14.08 hereof.

14.38. "Non-Competition Agreements" shall have the meaning given such term in Section 8.08 hereof.

14.39. "Partners" shall mean Joe K. Roemisch, Michael Goebel and J.M. Pevehouse.

14.40. "Partners' Notes" shall be the form of note attached as Exhibit A and in the amounts set out in Section 1.03.

14.41. "Permitted Liens" shall mean (a) Liens securing or relating to liabilities or obligations that are to be assumed by the Buyer pursuant to this Agreement, (b) Liens for current taxes and assessments not yet due, (c) inchoate mechanic and materialmen liens for construction in progress, (d) inchoate workmen, repairmen, warehousemen, customer, employee and carriers liens arising in the ordinary course of business, (e) Liens created by the Buyer and (f) Liens and imperfections of title that, singly or in the aggregate, would not have a Material Adverse Effect.

14.42. "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual or a Governmental Entity.

14.43. "Pre-Closing Obligations" shall mean all obligations of the Seller (including indemnification and other contingent obligations) relating to (i) acts, events or omissions by any Person or circumstances existing at or prior to the Closing, (ii)  any pending or threatened litigation or claims made or threatened prior to the Closing, (iii) any of the matters listed on Schedule 1.05 hereto, and (iv) contracts, agreements and other commitments that were required to be scheduled in Schedule 3.05(a) of the Disclosure Statement but were not scheduled.

14.44. "Proprietary Information" shall mean collectively (a) Proprietary Rights and (b) any and all other information and material proprietary to the Seller, owned, possessed or used by the Seller, whether or not such information is embodied in writing or other physical form, and which is not generally known to the public, that (i) relates to financial information regarding the Seller or the Business, including, without limitation, (y) business plans and (z) sales, financing, pricing and marketing procedures or methods of the Seller or (ii) relates to specific business matters concerning the Seller, including, without limitation, the identity of or other information regarding sales personnel or customers of the Seller.

14.45. "Proprietary Rights" means all patents, inventions, shop rights, know how, trade secrets, designs, plans, manuals, computer software, specifications, confidentiality agreements, confidential information and other proprietary technology and similar information; all registered and unregistered trademarks, service marks, logos, partnership names, trade names and all other trademark rights; all registered and unregistered copyrights; and all registrations for, and applications for registration of, any of the foregoing, that are used in the conduct of the Business.

14.46. "Purchase Price" shall have the meaning given such term in Section 1.03 hereof.

14.47. "Retained Liabilities" shall have the meaning given such term in Section 1.05 hereof.

14.48. "Seller" shall mean Machine Tech Services, L.P., a Texas limited partnership.

14.49. "Subsidiary" shall mean, as to a Person, any corporation, Partnership, joint venture, association or other entity or organization in which such Person owns (directly or indirectly) any equity or other similar Partnership interest.

14.50. "Tax Consideration" shall have the meaning given such term in Section 1.08(a) hereof.

14.51. "Tax Returns" shall mean all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns.

14.52. "Taxes" shall mean all federal, state, local, foreign and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever, together with any interests, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

14.53. "Third Party Claims" shall have the meaning given such term in Section 10.05(b) hereof.

14.54. "Total Liabilities" shall mean the amount of all liabilities shown on the Closing Date balance sheet of Seller.

14.55. "Trade Payables" shall mean those obligations of the Seller relating to the provision of goods and services to the Seller for the conduct of the Business in the ordinary course of business of the Seller that relate to the Transferred Assets and that are classified as Trade Payables in accordance with GAAP and are shown in the April 30, 2006 Financial Statements of the Seller.

14.56. "Transferred Assets" shall have the meaning given such term in Section 1.01 hereof.

14.57. "Transferred Employees" shall have the meaning given such term in Section 6.01 hereof.

ARTICLE XV

MISCELLANEOUS

15.01. Notices. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier, by overnight delivery service with proof of delivery or by prepaid registered or certified United States first-class mail, return receipt requested, addressed to the respective party at the address set forth below, or if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective party at the facsimile number set forth below:

If to the Seller, to: Machine Tech Services, L.P.

2710 25th Street

P.O. Box 160

Snyder, Texas 79550

Attn: Joe E. Roemisch

(V) (800) 221-8672

(F) (325) 573-3471

Copies to: Dan J. Hollmann

Hollmann, Lyon, Patterson & Durell, Inc.

5030 E. University, Suite D-103

Odessa, Texas 79762

(V) (432) 363-1300

(F) (432) 363-1310

If to the Buyer, to: PMI OPERATING COMPANY, LTD.

7272 Pinemont

Houston, Texas 77040

Attn: David R. Little, CEO

(V) (713) 996-4755

(F) (713) 996-6570

Copies to: Gary A. Messersmith

Looper, Reed & McGraw, P.C.

1300 Post Oak Blvd., Suite 2000

Houston, Texas 77056

(V) (713) 986-7216

(F) (713) 986-7100

or to such other address or facsimile number and to the attention of such other Person(s) as either party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the third Business Day following the day of mailing.

15.02. Bulk Transfer Laws. The Seller agrees with the Buyer that the bulk sales provisions of the Uniform Commercial Code as in effect in Texas and the provisions of any similar statute of any other state or jurisdiction regulating bulk sales or transfers do not apply to this Agreement.

15.03. Assignment. Prior to the Closing Date, no party to this Agreement may sell, transfer, assign, pledge or hypothecate its rights, interests or obligations under this Agreement, except that the Buyer may assign its rights to any affiliate of the Buyer. Subsequent to the Closing Date, the parties may, from time to time, without the consent of the other parties hereto assign any or all of their respective rights under this Agreement. Notwithstanding the foregoing, no assignment of this Agreement or any of the rights, interests or obligations hereof by the Buyer shall relieve the Buyer of its obligations under this Agreement and, upon any such assignment occurring prior to the Closing, the representations, warranties, covenants and agreements contained in this Agreement shall be deemed to have been made by the Buyer's assignee as well as by the Buyer. The Buyer and the Seller agree that in connection with any sale or other disposition or series of sales or dispositions of all or substantially all of such party's assets to an affiliate of such party or any merger or liquidation of such party, the acquiring Person or other recipient of substantially all of such party's assets, as the case may be, shall assume the obligations of such party under this Agreement but the Buyer or Seller, as applicable, shall not be released from the terms, conditions and provisions of this Agreement. Such obligation shall apply to successive sales, dispositions, mergers and liquidations.

15.04. Successors. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the parties hereto and their respective successors and assigns.

15.05. Entire Agreement. This Agreement and the Exhibits and Schedules hereto and the Disclosure Schedule constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersedes all prior representations, endorsements, premises, agreements, memoranda communications, negotiations, discussions, understandings and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of each of the parties hereto.

15.06. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to choice of law principles. The parties submit to the non-exclusive jurisdiction of the courts of the State of Texas.

15.07. Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

15.08. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.09. No Third Party Beneficiaries. Any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the parties hereto and their respective legal representatives, successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

15.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.11. Headings. Each statement set forth in the Disclosure Schedule with respect to a particular section herein shall be deemed made solely with respect to such section and not with respect to any other section hereof unless specifically set forth in the Disclosure Schedule as also being made with respect to such other section. The headings of the Articles and sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

15.12. Negotiated Transaction. The provisions of this Agreement were negotiated by the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto.

    Negotiation with Others. The Seller agrees that from the date hereof until the Closing Date or the termination of this Agreement pursuant to Article XIII, it will not, directly or indirectly, negotiate with any Person not a party hereto or not affiliated with a party hereto with respect to a merger, consolidation, asset purchase or any similar transaction with any such Person.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SELLER:

MACHINE TECH SERVICES, L.P.

By: PPS Management, L.L.C., General Partner

By:

Name:

Title:

PARTNERS:

Joe K. Roemisch

Michael Goebel

J.M. Pevehouse

BUYER:

PMI OPERATING COMPANY, LTD.

By: PUMP-PMI, LLC, its General Partner

By: David R. Little, President

TERM NOTE

$205,875.00 SNYDER, TEXAS May 31, 2006

FOR VALUE RECEIVED, on or before May 31, 2011, the undersigned, PMI OPERATING COMPANY, LTD., a Texas limited partnership ("Borrower"), hereby promises to pay to the order of MICHAEL GOEBEL ("Lender"), at 6295 FM 644 in Hermleigh, Scurry County, Texas, in lawful money of the United States of America, the principal amount of TWO HUNDRED FIVE THOUSAND EIGHT HUNDRED SEVENTY-FIVE AND NO/100 DOLLARS ($205,875.00), together with interest initially accruing at rate of six percent (6%) per annum, then every six (6) months thereafter the interest rate will change, effective the last day of November and May of each year during the term of this Note, to a rate equal to the Wells Fargo Bank prime rate published on the last day of November and May of each year during the term of this Note minus two percent (2%) .

All past due principal of, and interest on, this note shall bear interest from the due date thereof (whether by acceleration or otherwise) until paid at a per annum rate of ten percent (10%).

This note shall be due and payable as follows:

(a) This note shall be due and payable in monthly installments of principal and interest in an amount necessary to fully amortize the principal balance of this note over a five (5) year period from the date hereof. The first monthly installment shall be due and payable on June 30, 2006, and a like installment shall be due and payable on the last day of each succeeding consecutive calendar month thereafter during the term of this note.

(b) The entire principal balance of this note, together with all accrued but unpaid interest on this note, and all other charges, if any, shall be paid by Borrower to Lender on May 31, 2011.

Borrower shall have the right, from time to time, without premium or penalty to prepay the indebtedness evidenced by this note, in full or in part.

If this note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this note is not paid at maturity, however such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Borrower agrees to pay, in addition to all other amounts owing hereunder, the collection costs and attorneys fees of the holder hereof.

It is the intent of Lender and Borrower in the execution and performance of this note to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this note or any document relating to this note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law. For purposes of this note "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, received or paid under this note. Borrower shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this note, and of any other instrument pertaining to this note, which may be in actual or apparent conflict herewith. If this note is prepaid, or if the maturity of this note is accelerated for any reason, or if under any other contingency the amount of interest which would otherwise be payable under this note would exceed the Maximum Rate or amount of interest Lender or any other holder of this note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Lender or any holder of this note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the amount of interest payable under this note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this note or the amount of interest which would otherwise be payable under this note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of Borrower upon such determination. Lender and Borrower further stipulate and agree that, without limitation of the foregoing, all calculations of the amount of interest contracted for, charged, taken, reserved or received under this note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this note, all interest at any time contracted for, charged, taken, reserved or received from Borrower or otherwise by Lender or any other holder of this note.

Borrower and all makers, co-makers, accommodation parties, sureties, endorsers and guarantors of this note waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this note, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this note, to first institute suit or consent to any one or more extensions or postponements of time of payment of this note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

This note is subject to the terms and conditions of (i) that one certain Asset Purchase Agreement dated May 1, 2006 by and among, PMI Operating Company, Ltd., as Purchaser, and Machine Tech Services, L.P., as Seller, and Joe K. Roemisch, Michael Goebel and J.M. Pevehouse, as "Partners" and (ii) the Subordination Agreement among DXP Enterprises, Inc., the Partners and Wells Fargo Bank, National Association.

The payment of this note is guaranteed by DXP Enterprises, Inc., pursuant to the terms and conditions of that one certain Guaranty Agreement of even date herewith.

This note shall be governed by and construed in accordance with the internal laws of the State of Texas and applicable federal laws of the United States of America.

PMI OPERATING COMPANY, LTD.

By: PUMP-PMI, LLC, its General Partner

BY:

DAVID R. LITTLE, President

TERM NOTE

$205,875.00 SNYDER, TEXAS May 31, 2006

FOR VALUE RECEIVED, on or before May 31, 2011, the undersigned, PMI OPERATING COMPANY, LTD., a Texas limited partnership ("Borrower"), hereby promises to pay to the order of J.M. PEVEHOUSE ("Lender"), at 6965 CR 3114 in Snyder, Scurry County, Texas, in lawful money of the United States of America, the principal amount of TWO HUNDRED FIVE THOUSAND AND EIGHT HUNDRED SEVENTY-FIVE AND NO/100 DOLLARS ($205,875.00), together with interest initially accruing at rate of six percent (6%) per annum, then every six (6) months thereafter the interest rate will change, effective the last day of November and May of each year during the term of this Note, to a rate equal to the Wells Fargo Bank prime rate published on the last day of November and May of each year during the term of this Note minus two percent (2%) .

All past due principal of, and interest on, this note shall bear interest from the due date thereof (whether by acceleration or otherwise) until paid at a per annum rate of ten percent (10%).

This note shall be due and payable as follows:

(a) This note shall be due and payable in monthly installments of principal and interest in an amount necessary to fully amortize the principal balance of this note over a five (5) year period from the date hereof. The first monthly installment shall be due and payable on June 30, 2006, and a like installment shall be due and payable on the last day of each succeeding consecutive calendar month thereafter during the term of this note.

(b) The entire principal balance of this note, together with all accrued but unpaid interest on this note, and all other charges, if any, shall be paid by Borrower to Lender on May 31, 2011.

Borrower shall have the right, from time to time, without premium or penalty to prepay the indebtedness evidenced by this note, in full or in part.

If this note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this note is not paid at maturity, however such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Borrower agrees to pay, in addition to all other amounts owing hereunder, the collection costs and attorneys fees of the holder hereof.

It is the intent of Lender and Borrower in the execution and performance of this note to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this note or any document relating to this note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law. For purposes of this note "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, received or paid under this note. Borrower shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this note, and of any other instrument pertaining to this note, which may be in actual or apparent conflict herewith. If this note is prepaid, or if the maturity of this note is accelerated for any reason, or if under any other contingency the amount of interest which would otherwise be payable under this note would exceed the Maximum Rate or amount of interest Lender or any other holder of this note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Lender or any holder of this note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the amount of interest payable under this note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this note or the amount of interest which would otherwise be payable under this note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of Borrower upon such determination. Lender and Borrower further stipulate and agree that, without limitation of the foregoing, all calculations of the amount of interest contracted for, charged, taken, reserved or received under this note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this note, all interest at any time contracted for, charged, taken, reserved or received from Borrower or otherwise by Lender or any other holder of this note.

Borrower and all makers, co-makers, accommodation parties, sureties, endorsers and guarantors of this note waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this note, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this note, to first institute suit or consent to any one or more extensions or postponements of time of payment of this note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

This note is subject to the terms and conditions of (i) that one certain Asset Purchase Agreement dated May 1, 2006 by and among, PMI Operating Company, Ltd., as Purchaser, and Machine Tech Services, L.P., as Seller, and Joe K. Roemisch, Michael Goebel and J.M. Pevehouse, as "Partners" and (ii) the Subordination Agreement among DXP Enterprises, Inc., the Partners and Wells Fargo Bank, National Association.

The payment of this note is guaranteed by DXP Enterprises, Inc., pursuant to the terms and conditions of that one certain Guaranty Agreement of even date herewith.

This note shall be governed by and construed in accordance with the internal laws of the State of Texas and applicable federal laws of the United States of America.

PMI OPERATING COMPANY, LTD.

By: PUMP-PMI, LLC, its General Partner

BY:

DAVID R. LITTLE, President

TERM NOTE

$205,875.00 SNYDER, TEXAS May 31, 2006

FOR VALUE RECEIVED, on or before May 31, 2011, the undersigned, PMI OPERATING COMPANY, LTD., a Texas limited partnership ("Borrower"), hereby promises to pay to the order of JOE K. ROEMISCH ("Lender"), at 8608 CR 465 in Hermeigh, Scurry County, Texas, in lawful money of the United States of America, the principal amount of TWO HUNDRED FIVE THOUSAND AND EIGHT HUNDRED SEVENTY-FIVE AND NO/100 DOLLARS ($205,875.00), together with interest initially accruing at rate of six percent (6%) per annum, then every six (6) months thereafter the interest rate will change, effective the last day of November and May of each year during the term of this Note, to a rate equal to the Wells Fargo Bank prime rate published on the last day of November and May of each year during the term of this Note minus two percent (2%) .

All past due principal of, and interest on, this note shall bear interest from the due date thereof (whether by acceleration or otherwise) until paid at a per annum rate of ten percent (10%).

This note shall be due and payable as follows:

(a) This note shall be due and payable in monthly installments of principal and interest in an amount necessary to fully amortize the principal balance of this note over a five (5) year period from the date hereof. The first monthly installment shall be due and payable on June 30, 2006, and a like installment shall be due and payable on the last day of each succeeding consecutive calendar month thereafter during the term of this note.

(b) The entire principal balance of this note, together with all accrued but unpaid interest on this note, and all other charges, if any, shall be paid by Borrower to Lender on May 31, 2011.

Borrower shall have the right, from time to time, without premium or penalty to prepay the indebtedness evidenced by this note, in full or in part.

If this note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this note is not paid at maturity, however such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Borrower agrees to pay, in addition to all other amounts owing hereunder, the collection costs and attorneys fees of the holder hereof.

It is the intent of Lender and Borrower in the execution and performance of this note to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this note or any document relating to this note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law. For purposes of this note "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, received or paid under this note. Borrower shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this note, and of any other instrument pertaining to this note, which may be in actual or apparent conflict herewith. If this note is prepaid, or if the maturity of this note is accelerated for any reason, or if under any other contingency the amount of interest which would otherwise be payable under this note would exceed the Maximum Rate or amount of interest Lender or any other holder of this note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Lender or any holder of this note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the amount of interest payable under this note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this note or the amount of interest which would otherwise be payable under this note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of Borrower upon such determination. Lender and Borrower further stipulate and agree that, without limitation of the foregoing, all calculations of the amount of interest contracted for, charged, taken, reserved or received under this note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this note, all interest at any time contracted for, charged, taken, reserved or received from Borrower or otherwise by Lender or any other holder of this note.

Borrower and all makers, co-makers, accommodation parties, sureties, endorsers and guarantors of this note waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this note, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this note, to first institute suit or consent to any one or more extensions or postponements of time of payment of this note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

This note is subject to the terms and conditions of (i) that one certain Asset Purchase Agreement dated May 1, 2006 by and among, PMI Operating Company, Ltd., as Purchaser, and Machine Tech Services, L.P., as Seller, and Joe K. Roemisch, Michael Goebel and J.M. Pevehouse, as "Partners" and (ii) the Subordination Agreement among DXP Enterprises, Inc., the Partners and Wells Fargo Bank, National Association.

The payment of this note is guaranteed by DXP Enterprises, Inc., pursuant to the terms and conditions of that one certain Guaranty Agreement of even date herewith.

This note shall be governed by and construed in accordance with the internal laws of the State of Texas and applicable federal laws of the United States of America.

PMI OPERATING COMPANY, LTD.

By: PUMP-PMI, LLC, its General Partner

BY:

DAVID R. LITTLE, President

ASSET PURCHASE AGREEMENT

Between

PMI OPERATING COMPANY, LTD.

("Purchaser")

and

PRODUCTION PUMP SYSTEMS, L.P.

("Seller")

and

THE PARTNERS

ASSET PURCHASE AGREEMENT

  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into effective this 1st day of May, 2006, by and between Production Pump Systems, L.P., a Texas limited partnership (the "Seller"), the PARTNERS and PMI OPERATING COMPANY, LTD., a Texas limited Partnership (the "Buyer").

W I T N E S S E T H:

WHEREAS, the Seller desires to transfer to the Buyer the Business and certain of the properties, assets and liabilities related to the Business, and the Buyer desires to acquire such Business, properties and assets and assume such liabilities, all upon the terms and subject to the conditions set forth herein; and

WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below;

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.01. Transferred Assets.

(a) Subject to the terms and conditions of this Agreement and in consideration of the obligations of the Buyer as provided herein, and except as otherwise provided in Section 1.02 hereof, at the Closing, the Seller shall sell, assign, transfer, grant, bargain, deliver and convey to the Buyer, free and clear of all Liens, the Seller's entire right, title and interest in, to and under the Business, as a going concern, and all assets owned or used by the Seller in connection with or arising out of the Business of every type and description, tangible and intangible, wherever located and whether or not reflected on the books and records of the Seller (all of such assets, properties, rights and business being hereinafter sometimes collectively referred to as the "Transferred Assets"), including, but not limited to,

(i) the Equipment, including the Equipment set forth in Schedule 1.01 hereto;

(ii) all Inventories, including the Inventories set forth in Schedule 1.01 hereto;

(iii) the accounts receivable set forth in Schedule 1.01 hereto (the " Accounts Receivable");

(iv) the Proprietary Information, including Production Pump Systems or any derivative thereof and the names of the customers of the Business;

(v) subject to Sections 1.01(b) and 1.01(c) hereof, the benefit of all unfilled or outstanding purchase orders, sales contracts, other commitments, contracts and engagements to which the Seller is entitled at the Closing and which relate to the Business (the "Entitlements");

      the Facilities set forth in Exhibit B hereto;

      all prepaid expenses and deposits made by the Seller relating to the Transferred Assets and the Business;

      any goodwill associated with the Transferred Assets and the Business; and

(ix) any goodwill of the Partners, associated with the Transferred Assets and the Business.

(b) The Seller shall use its best efforts to obtain such consents of third parties as are necessary for the assignment of the Transferred Assets. To the extent that any of the Transferred Assets are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as herein provided, the Transferred Assets shall be held by the Seller in trust for the Buyer and shall be performed by the Buyer in the name of the Seller and all benefits and obligations derived thereunder shall be for the account of the Buyer, provided, however, that where entitlement of the Buyer to such Transferred Assets hereunder is not recognized by any third party, the Seller shall, at the request of the Buyer, enforce in a reasonable manner, at the cost of and for the account of the Buyer, any and all rights of the Seller against such third party.

(c) Schedule 1.01 identifies the location of all of the scheduled Transferred Assets and the locations in which Transferred Assets that are not scheduled are located. The Seller shall for a reasonable period following the Closing Date provide the Buyer with access to all locations in which the Transferred Assets may be located so as to permit the Buyer to take physical possession of such Transferred Assets or to arrange for the storage or transfer of such Transferred Assets. The Seller shall also notify each Person which may have possession of the Transferred Assets at the Closing of the transfer of such Transferred Assets to the Buyer.

1.02. Excluded Assets. There shall not be any excluded assets, properties, rights or business as all of said items will be transferred to the Buyer.

1.03. Purchase Price.

(a) In consideration of the transfer to the Buyer of the Transferred Assets, the Buyer shall (i) pay to the Seller an amount in cash equal to the Cash Purchase Price; (ii) deliver the Partners Notes in the form attached hereto in Exhibit A, to the following persons and in the following amounts:

Joe K. Roemisch $823,542.00

Michael Goebel $823,542.00

J.M. Pevehouse $823,541.00

(iii) an amount equal to twenty percent (20%) of the annual earnings before interest, taxes, depreciation and amortization of the business acquired by the Buyer pursuant to this Agreement for sixty (60) months from the Closing Date hereof (the "Contingent Purchase Price"). The Bonus will be paid to the Partners in equal amounts within ninety (90) days of the close of each calendar year included within said sixty (60) month period. In the event of the death or termination of employment with Purchaser of any Partner the Contingent Purchase Price will be paid to the remaining Partners in equal amounts. Notwithstanding anything herein to the contrary the maximum amount of Contingent Purchase Price to be paid for said sixty (60) month period shall not exceed One Million Four Hundred Forty-Three Thousand Six Hundred and No/100 Dollars ($1,443,600.00); and (iv) assume (x) the payment obligations of the Seller with respect to all Trade Payables and other liabilities specifically set out on the April 30, 2006 Financial Statement, (y) the obligations of the Seller under the express written terms of the Contracts and other Agreements to the extent and only to the extent such obligations are not Pre-Closing Obligations, and (z) the Assumed Loans listed in Schedule 1.03(a) ((x),(y) and (z) shall constitute the "Assumed Liabilities"). The Cash Purchase Price, the Partners Notes, the Contingent Purchase Price and the Assumed Liabilities are herein collectively referred to as the "Purchase Price". The Partner Notes shall be guaranteed by DXP Enterprises, Inc. in the form of guaranty attached hereto as Exhibit F. The Partner Notes shall be subordinated to all indebtedness of Buyer to Wells Fargo Bank, National Association as evidenced by the form of Subordination Agreement attached hereto as Exhibit G, which shall be executed by Seller, Buyer and the Partners.

(b) At the Closing, the Buyer shall pay to the Seller by wire transfer of same day funds an amount equal to the Cash Purchase Price.

(c) If the Net Assets on April 30, 2006 exceeds the Net Assets, as of October 31, 2005, the Cash Purchase Price will be increased by an amount equal to fifty percent (50%) of the amount of cash shown on the April 30, 2006 balance sheet of Seller, which shall be prepared in accordance with GAAP.

1.04. Assumed Loans Indemnity. Buyer shall indemnify, defend and hold the Partners harmless from and against and in respect of all Damages actually suffered, incurred and as realized by each Partner arising out of or resulting from or related to the personal written guaranty of each Partner of any of the Assumed Liabilities.

1.05. Liabilities Not Assumed by the Buyer. Except for the Assumed Liabilities and as provided in Section 7.09 hereof, the Seller shall pay and discharge in due course all of its liabilities, debts and obligations, whether known or unknown, now existing or hereafter arising, contingent or liquidated, including, without limitation, those listed in Schedule 1.05 hereto (the "Retained Liabilities"), and the Buyer shall not assume, or in any way be liable or responsible for, any of such Retained Liabilities. Without limiting the generality of the foregoing, the Retained Liabilities shall include the following:

(a) any liability or obligation of the Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, whether or not such transactions are consummated;

(b) any liability or obligation for any and all federal income taxes of, or pertaining or attributable to, (i) the Seller for any period that ends on or before, or includes, March 31, 2006, or (ii) the Business and/or the Transferred Assets for any period or portion thereof that ends on or before March 31, 2006 (including, but in no way limited to, any and all Taxes described in clauses (i) and (ii) of this Section 1.05(b) for which liability is or may be sought to be imposed on the Buyer under any successor liability, transferee liability or similar provision of any applicable federal, foreign, state or local law (including, without limitation, Section 111.020 of the Texas Tax Code));

(c) any liability (other than with respect to the Assumed Liabilities) to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in any state or any similar statute as enacted in any jurisdiction; and

(d) except as provided in Section 7.09 hereof, the Pre-Closing Obligations and the specific liabilities, obligations or litigation listed on Schedule 1.05 hereto or in Schedules 3.04(e), 3.07, 3.08(b), 3.13 or 6.05 of the Disclosure Schedule.

1.06. Prorations of Expenses and Certain Property Taxes.

(a) The Seller warrants that the Transferred Assets are not, and on the Closing Date will not be, subject to or liable for any special assessments or similar types of impositions.

(b) Except as otherwise provided in this Agreement, the Seller and the Buyer agree that amounts payable by Buyer with respect to utility charges and other items of expense attributable to the conduct of the Business shall be reasonable and ordinary expenses that are not past due and are reflected in the April 30, 2006 financial statements of Seller.

(c) The ad valorem taxes associated with the Transferred Assets shall be prorated between Seller and Buyer effective April 30, 2006.

1.07. Transfer Taxes; Recording Fees.

(a) The Buyer and the Seller acknowledge and agree that the Purchase Price includes and is inclusive of any and all sales, use, transfer or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement. The Seller and the Partners hereby agrees to indemnify the Buyer against, and agrees to protect, save and hold the Buyer harmless from, any loss, liability, obligation or claim (whether or not ultimately successful) for sales, use, transfer or other similar Taxes (and any interest, penalties, additions to tax and fines thereon or related thereto) imposed as a result of the consummation of the transactions contemplated by this Agreement.

(b) The Buyer shall pay any and all recording, filing or other fees relating to the conveyance or transfer of the Transferred Assets from the Seller to the Buyer.

1.08. Allocation of Purchase Price.

(a) Seller, Buyer and the Partners have prepared a written statement setting forth the allocation of the consideration (including, without limitation, the Purchase Price and any adjustments thereto) deemed to have been paid for federal income tax purposes by the Buyer to the Seller and the Partners pursuant to this Agreement (the "Tax Consideration") among the Transferred Assets (the "Allocation") and a copy of such written statement is attached hereto as Exhibit H.

(b) For federal income tax purposes (including, without limitation, the Buyer's, the Seller's and the Partner's compliance with the reporting requirements of Section 1060 of the Code), each of the Seller, the Partners and the Buyer hereby agree to use the Allocation and to cooperate in good faith with each other in connection with the preparation and filing of any information required to be furnished to the Internal Revenue Service under Section 1060 of the Code (including, without limitation, Section 1060(b) and (e) of the Code) and any applicable regulations thereunder. Without limiting the generality of the preceding sentence, the Buyer, the Seller and the Partners agree to (i) report such allocations to the Internal Revenue Service on Form 8594 and, if required, supplemental Forms 8594, in accordance with the instructions to Form 8594 and the provisions of Section 1060 of the Code and the applicable regulations thereunder, and (ii) coordinate their respective preparation and filing of each such Form 8594 and any other forms or information statements or schedules required to be filed under Section 1060 of the Code and the applicable regulations thereunder so that the Allocation and information reflected on such forms, statements and schedules shall be consistent.

ARTICLE II

CLOSING

Subject to the conditions set forth in this Agreement, the Closing shall take place at the offices of Hollmann, Lyon, Patterson & Durell, Inc., located at 5030 E. University, Suite D-103 in Odessa, Texas 79762, at 1:00 p.m. on or before May 31, 2006, or at such other time, date and place as the parties hereto shall mutually agree upon in writing (the "Transfer Date") but the effective closing date shall be April 30, 2006 (the "Closing Date"). Failure to consummate the transactions contemplated hereby on such date shall not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. Title to, ownership of, control over and risk of loss of the Transferred Assets shall pass to the Buyer at the Closing on the Transfer Date.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE SELLER AND THE PARTNERS

Except as otherwise set forth in the correspondingly numbered section of the Disclosure Schedule delivered to and approved by the Buyer at the signing of this Agreement, the Seller and the Partners, as applicable, hereby represent and warrant to the Buyer and covenant and agree as follows:

3.01. Partnership Matters.

(a) The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. The Seller is duly authorized, qualified and licensed and has all requisite power and authority under all applicable laws, ordinances and orders of public authorities to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. The Seller is qualified to transact business as a foreign corporation and is in good standing in the jurisdictions, if any, specified in Schedule 3.01(a) of the Disclosure Schedule, and there is no other jurisdiction in which the nature and extent of the Seller's business or the character of its assets makes such qualification necessary. The Seller has all requisite partnership power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b) The Seller has no Subsidiaries, except Production Pump Systems of Levelland, L.P.

(c) Attached as Schedule 3.01(c) of the Disclosure Schedule is a true, correct and complete copy of the Certificate of Limited Partnership certified by the Secretary of State of the State of Texas and the Partnership Agreement certified by the partnership secretary, of the Seller, in each case as amended and in full force and effect.

(d) The Seller does not do business in any state or commonwealth under any name other than the partnership name set forth in the first paragraph of this Agreement.

(e) Each Partner represents and warrants to the Buyer that each Partner holds of record and owns beneficially the amount of partnership interest of Seller set forth next to such Partner's name in Schedule 3.01(c), free and clear of any encumbrances. Such Partner is not a party to an option, warrant, purchase right, or other contract or commitment that could require such Partner to sell, transfer, or otherwise dispose of any partnership interest of the Seller (other than this Agreement). Such Partner is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any partnership interest of the Seller. To his knowledge, the partnership interest of such Partner have been duly authorized and validly issued.

3.02. Validity of Agreement and Conflict with Other Instruments.

(a) This Agreement has been duly authorized by the Partners of the Seller. No further partnership action is necessary on the part of the Seller to execute and deliver this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and the Partners and is a legal, valid and binding obligation of the Seller and the Partners enforceable against the Seller and the Partners in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

(b) The covenant not to compete set out in Section 7.10 hereof has necessary partnership action on the part of Seller and individually for the Partners and, when executed and delivered at the Closing as contemplated by this Agreement, shall be legal, valid and binding obligations of the Seller and the Partners, enforceable against the Seller and the Partners in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

(c) The execution, delivery and performance of this Agreement and the other agreements and documents to be delivered by the Seller and the Partners to the Buyer, the consummation of the transactions contemplated hereby or thereby, and the compliance with the provisions hereof or thereof, by the Seller and the Partners will not, with or without the passage of time or the giving of notice or both:

(i) conflict with, constitute a breach, violation or termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any right or benefit or both, under, any of the Contracts and Other Agreements to which the Seller is a party or by which any of them is bound;

(ii) result in an acceleration or increase of any amounts due with respect to the Trade Payables;

(iii) conflict with or violate the Limited Partnership Certificate or Partnership Agreement of the Seller;

(iv) result in the creation or imposition of any Lien on any of the Transferred Assets; or

(v) violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to the Seller or any of their respective properties or assets;

other than violations, defaults or conflicts that would not materially and adversely affect the ability of the Seller to consummate the transactions provided for in this Agreement.

(d) Attached as Schedule 3.02(d) of the Disclosure Schedule are true, correct and complete copies of the resolutions adopted by the Partners of the Seller approving this Agreement and the transactions contemplated hereby. Such resolutions were adopted at a meeting duly called and convened at which a quorum was present and acting throughout or by unanimous written consents. Such resolution is in full force and effect without amendment or modification.

3.03. Approvals, Licenses and Authorizations.

(a) No order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of the Seller to authorize the execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by them and the consummation of the transactions contemplated hereby or thereby (including, but not limited to, assignment of the Transferred Assets), or to effect the legality, validity, binding effect or enforceability thereof.

(b) All licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals of all Governmental Entities required or necessary for the Seller to carry on its business in the places and in the manner currently conducted have been duly obtained, are in full force and effect and are set forth truly, correctly and completely in Schedule 3.03(b) of the Disclosure Schedule. No violations are in existence or have been recorded with respect to such licenses, permits or other authorizations and no proceeding is pending or, to the best knowledge of the Seller, threatened with respect to the revocation or limitation of any of such licenses, permits or other authorizations. The Seller has complied with all laws, rules, regulations and orders applicable to the Business, and all rules, regulations and orders respecting the provision of services by the Seller, except for violations that would not have a Material Adverse Effect.

3.04. Title to and Condition of Transferred Assets. Seller and the Partners represent and warrant to Buyer as follows:

(a) The Seller owns or leases each Facility and has all power, right and authority to grant, sell and convey each owned Facility and assign each leased Facility to the Buyer the right to use such Facility as provided in Section 7.08 hereof. Each Facility is in reasonable condition for the operation of the Transferred Assets and the Business as the same are currently being conducted by the Seller.

(b) All Equipment (excluding Equipment that did not have a cost basis of $10,000 or more at their respective dates of acquisition by the Seller) is set forth in Schedule 1.01 hereto. The Seller has good and marketable title to all Equipment other than those liens set forth in Schedule 3.04(d) of the Disclosure Schedule. All of the Equipment is in the Seller's possession and control.

(c) All Inventories are set forth in Schedule 1.01 hereto. The Seller has good and marketable title to all Inventories free and clear of all Liens other than those Liens set forth in Schedule 3.04(d) of the Disclosure Schedule.

(d) The Accounts Receivable are owned by the Seller free and clear of all Liens (other than those Liens set forth in Schedule 3.04(d) of the Disclosure Schedule). All Accounts Receivable were generated in the ordinary course of business. The Seller is unaware of any existing facts or circumstances that could reasonably be expected to result in the Accounts Receivable not being fully collected in accordance with their terms.

(e) The Seller owns or possesses licenses or other rights to use, and will at the Closing transfer to the Buyer, all rights to all Proprietary Rights necessary for the conduct of the Business as currently conducted. Set forth in Schedule 3.04(e) of the Disclosure Schedule is a complete and accurate list of all patents, trademarks and licenses the Seller owns or possesses or otherwise has rights to use and all patents, trademarks and licenses pertaining to the Business that Seller owns or possesses or otherwise has rights to use. No licenses, sublicenses, covenants or agreements have been granted or entered into by the Seller in respect of the items listed in Schedule 3.04(e) of the Disclosure Schedule except as noted thereon. The Seller has not received any notice of infringement, misappropriation or conflict from any other Person with respect to such Proprietary Rights except as noted in Schedule 3.04(e) of the Disclosure Schedule, and the conduct of the Business has not infringed, misappropriated or otherwise conflicted with any Proprietary Rights of any such Person. The Seller has not given indemnification for patent, trademark, service mark or copyright infringements except to licensees or customers in the ordinary course of business. All of the Proprietary Rights that are owned by the Seller are owned free and clear of all Liens except as set forth in Schedule 3.04(e) of the Disclosure Schedule. All Proprietary Rights that are licensed by the Seller to third parties are licensed pursuant to valid and existing license agreements and such interests are not subject to any Liens other than those under the applicable license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Proprietary Rights.

(f) The Seller owns or has rights to use, and is transferring to the Buyer hereunder, all tangible assets necessary for the conduct of the Business in the ordinary course consistent with past practices. The conduct of the Business in the ordinary course is not dependent upon the right to use the property of others, except such property as is leased or licensed to the Seller pursuant to any of the Transferred Assets.

3.05. Contracts and Commitments. Seller and the Partners represent and warrant to Buyer as follows:

(a) None of the Transferred Assets is subject to, and, except as set forth in Schedule  3.05(a) of the Disclosure Schedule and for the Retained Liabilities, the Seller is not a party to or bound by:

(i) any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of $10,000 (other than purchase orders in the ordinary course of business for goods necessary for the Seller to complete then existing contracts or purchase orders);

(ii) any agreement, contract or commitment requiring the payment for goods or services whether or not such goods or services are actually provided or the provision of goods or services at a price less than the Seller's cost of producing such goods or providing such services;

(iii) any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment;

(iv) any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business);

(v) any management service, employment, consulting or other similar type contract or agreement;

(vi) any agreement, contract or commitment that would limit the freedom of the Buyer or any affiliate thereof following the Closing Date to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the Transferred Assets or to compete with any Person or to engage in any business or activity in any geographic area;

(vii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business or, except for agreements to purchase or sell goods and services entered into in the ordinary course of business of the Seller, not cancelable by the Seller without penalty to the Seller within 30 calendar days;

(viii) any agreement or contract obligating the Seller or that would obligate or require any subsequent owner of the Business or any of the Transferred Assets to provide for indemnification or contribution with respect to any matter;

(ix) any sales, distributorship or similar agreement relating to the products sold or services provided by the Seller;

      any license, royalty or similar agreement; or

(xi) any other agreement, contract or commitment that might reasonably be expected to have a Material Adverse Effect.

(b) Seller is not in breach of any provision of, or is in default (or knows of any event or circumstance that with notice, or lapse of time or both, would constitute an event of default) under the terms of any of the Contracts and Other Agreements that constitute a part of the Transferred Assets. All of the Contracts and Other Agreements that constitute a part of the Transferred Assets are in full force and effect. The Seller is not aware of any pending or threatened disputes with respect to any of the Contracts and Other Agreements.

(c) Except as set forth in Schedule 3.05(a) of the Disclosure Schedule, the enforceability of the Contracts and Other Agreements that constitute a part of the Transferred Assets will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and none of the Contracts and Other Agreements that constitute a part of the Transferred Assets require the receipt of the consent or waiver of any Person or Governmental Entity prior to the sale, assignment, transfer, conveyance or delivery thereof pursuant to this Agreement.

3.06. Financial Statements. Seller and the Partners represent and warrant to Buyer as follows:

(a) Attached as Schedule 3.06 of the Disclosure Schedule are true, correct and complete copies of (i) the unaudited balance sheet and statement of income of the Business (including the Excluded Assets and Retained Liabilities) as of December 31, 2004, October 31, 2005, December 31, 2005 and March 31, 2006 (collectively, the "Financial Statements"). The Financial Statements:

(i) fairly present the financial position of the Business as of their respective dates and the results of operations of the Business for the periods indicated therein;

(ii) have been prepared in accordance with generally accepted accounting principles except for (i) the omission of statements of stockholder's equity, cash flow and footnote disclosure (ii) depreciation and accumulated depreciation have been computed on an income tax basis and (iii) the deferred income taxes resulting from the depreciation presentation are omitted, applied on a consistent basis throughout the periods covered by the Financial Statements and consistent with those employed by the Seller ("GAAP");

(iii) have not been rendered untrue, incomplete or unfair as representations of the financial condition of the Transferred Assets or the Business by events subsequent to the date of the Financial Statements; and

(iv) reflect all liabilities or obligations, whether accrued, absolute, contingent or otherwise, of the Seller that are Assumed Liabilities as required under GAAP consistently applied other than those liabilities incurred since May 1, 2006, in the ordinary course of business consistent with past practice, none of which have had or may reasonably be expected to have a Material Adverse Effect.

(b) The values at which the Inventories and Accounts Receivable are carried on the Financial Statements are in accordance with GAAP and reflect normal and consistent inventory valuation policies of the Seller. The amounts shown for the Accounts Receivable on the Financial Statements are collectible or are net of adequate reserves.

3.07. Taxes. Except as set forth in Schedule 3.07 of the Disclosure Schedule Seller and the Partners represent and warrant as follows:

(a) All Tax Returns that are required to be filed (taking into account all extensions) on or before the Closing Date for, by, on behalf of or with respect to the Seller, including, but not limited to, those relating to the Business, the Transferred Assets and the Assumed Liabilities, and those which include or should include the Seller, the Business, the Transferred Assets or the Assumed Liabilities, and with respect to which the failure to timely file could have a Material Adverse Effect, have been or will be timely filed with the appropriate foreign, federal, state and local authorities on or before the Closing Date, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns, the failure to make payment of which could have a Material Adverse Effect, have been or will be timely paid in full on or before the Closing Date;

(b) All such Tax Returns and the information and data contained therein have been or will be properly and accurately compiled and completed, fairly present or will fairly present the information purported to be shown therein, and reflect or will reflect all liabilities for Taxes for the periods covered by such Tax Returns;

(c) None of such Tax Returns are now under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against the Seller, the Business or the Transferred Assets, or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against the Seller, the Business or the Transferred Assets with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority which could have a Material Adverse Effect;

(d) All Taxes due and owing from the Seller or assessed and due and owing against the Business or the Transferred Assets on or before the Closing Date have been or will be timely paid in full on or before the Closing Date;

(e) All withholding Tax and Tax deposit requirements imposed on the Seller and applicable to the Business for any and all periods prior to and including the Closing Date have been or will be timely satisfied in full on or before the Closing Date; and

(f) The Seller has made adequate provision in the Financial Statements for the payment in full of any and all unpaid Taxes which in any way may affect the Transferred Assets or the Business for any and all periods or portions thereof ending on or before the respective dates thereof.

3.08. No Violations or Litigation. Seller and the Partners represent and warrant to Buyer as follows:

(a) Seller has not violated or is currently in violation of, and the consummation of the transactions contemplated hereby will not cause any violation of, any order of any Governmental Entity or any law, ordinance, regulation, order, requirement, statute, rule, permit, concession, grant, franchise, license or other governmental authorization relating or applicable to the Seller, the Business or to any of the Seller's properties, assets or operations, including without limitation, the Transferred Assets.

(b) Except as set forth in Schedule 3.08(b) of the Disclosure Schedule, there is no action, suit, claim, investigation or legal, administrative, arbitration or other proceeding, or governmental investigation or examination, or any change in any zoning or building ordinance pending or, to the Seller's knowledge, threatened against or affecting the Seller, the Business or any of the Transferred Assets, at law or in equity, before or by any Governmental Entity and no basis exists for any such action, suit, claim, investigation or proceeding.

3.09. No Adverse Changes or Events. Since March 31, 2006, the Business has been consistently operated only in the ordinary course, there has not been:

(a) any adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations, business or prospects of the Seller except for such changes that in the aggregate have not had a Material Adverse Effect, or any occurrence, circumstance or combination thereof that might reasonably be expected to have a Material Adverse Effect before or after the Closing Date;

(b) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Transferred Assets or the Business;

(c) any increase in the compensation or rate of compensation or commissions or Contingent Purchase Price payable or to become payable by the Seller to any Transferred Employee that is not consistent with past practice, any payment or accrual of, or commitment with respect to, any Contingent Purchase Price plan or severance arrangement that is not consistent with past practice or any change or modification to any severance arrangement;

(d) any debt, obligation or liability incurred by the Seller, any assumption, guarantee, endorsement or other responsibility by the Seller for the liability or obligation of any other Person (whether absolute, accrued, contingent or otherwise), or any engagement in any other transaction by the Seller that might have a Material Adverse Effect;

(e) any mortgage, pledge or creation of any Lien with respect to any of the Transferred Assets;

(f) any sale, assignment, transfer or other disposition or lapse of any Proprietary Rights or disclosure to any Person (other than employees of the Seller in the scope of their employment) of any Proprietary Rights material to the Business;

(g) any write up or write down in the value of any Equipment or Inventories;

(h) any cancellation or compromise of any material claims, or any waiver of any other material rights relating to the Business, or any sale, transfer or other disposition of any properties or assets, real, personal or mixed, tangible or intangible, material to the Business (other than sales of Inventory in the ordinary course of business);

(i) any change in the Seller's method of accounting for financial, Tax or other purposes;

(j) any material change in the customary methods used in operating the Business (including the pricing practices) or any material change in the sales operations; or

(k) any change in the data required to be set forth on any Exhibit or Schedule to this Agreement, including the Disclosure Schedule, or any other event or condition of any character whatsoever pertaining to the Seller that has had or reasonably may be expected to have a Material Adverse Effect.

3.10. Environmental Matters. Seller and the Partners represent and warrant to Buyer as follows:

(a) neither the Seller nor to Seller's and the Partners' knowledge any prior owner or operator of the Business or the Transferred Assets has caused or allowed the generation, use, treatment, storage, or disposal of Hazardous Materials at any site or facility owned, leased or operated by the Seller or used in the Business except in accordance with all applicable Environmental Laws or except to the extent set out in Schedule 3.10;

(b) the Seller does not own or lease any real property, improvements or related assets that form a part of the Transferred Assets or the Business and that have been subject to the release of any Hazardous Materials except to the extent set out in Schedule 3.10;

(c) the Seller has secured all Environmental Permits necessary to the conduct of its businesses and operations and the Seller is in compliance with such permits except to the extent set out in Schedule 3.10;

(d) the Seller has not received any notice, nor is it aware, of any proposal to amend, revoke or replace any Environmental Permit, or requiring the issuance of any additional Environmental Permit;

(e) the Seller has not received inquiry or notice nor does it have any reason to suspect or believe it will receive inquiry or notice of any actual or potential proceedings, claims, lawsuits or losses related to or arising under any Environmental Law;

(f) the Seller is not currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, and/or corrective action decree, order or agreement issued or entered into under any federal, state or local statute, regulation or ordinance regarding the environment and/or health or safety in the work place;

(g) neither the Seller nor to Seller's and Partners' knowledge, any prior owner or operator of the Business has transported, arranged for the transportation of or disposed of any substance in a manner that may lead to claims against the Buyer for clean-up costs, remedial work, damages to natural resources or for personal injury claims except to the extent set out in Schedule 3.10;

(h) each of the Seller, the Transferred Assets and the Business is in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under Environmental Laws except to the extent set out in Schedule 3.10; and

3.11. Condition of Assets. Except as expressly provided herein, the Inventory, property and Equipment included in the Transferred Assets are being sold, transferred and conveyed on an "AS IS, WHERE IS" condition, and the Seller makes NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THEIR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AS TO THEIR CONDITION.

3.12. Undisclosed Liabilities. The Seller does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent, unliquidated, civil, criminal or otherwise, and whether due or to become due, other than liabilities that (a) are reflected or reserved against in the April 30, 2006 Balance Sheet, (b) are disclosed in any Schedule (or in any plan, instrument, lease or agreement referred to therein) or Exhibit hereto, (c) are liabilities incurred since April 30, 2006, in the ordinary course of business or (d) that would not have a Material Adverse Effect.

3.13. Warranties and Product Liability. Seller and the Partners represent and warrant to Buyer as follows:

(a) Except for (i) warranties implied by law and (ii) warranties disclosed on Schedule 3.13 of the Disclosure Schedule, the Seller has not given or made any warranties in connection with the sale or rental of goods or services, including, without limitation, warranties covering the customer's consequential damages. Except as disclosed on Schedule 3.13 of the Disclosure Schedule, the Seller is not aware of any state of facts or the occurrence of any event forming the basis of any present claim against the Seller with respect to warranties relating to products manufactured, sold or distributed by the Seller or services performed by or on behalf of the Seller except any claim that would not individually or in the aggregate exceed $7,218.00.

(b) Except as disclosed on Schedule 3.13 of the Disclosure Schedule, there is no state of facts or any event forming the basis of any present claim against the Seller not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products shipped or services rendered by or on behalf of the Seller.

3.14. Employee Matters.

(a) There are no collective bargaining or other labor union agreements to which the Seller is a party or by which it is bound. To the best knowledge of the Seller, it has not encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or walkouts.

(b) The Seller does not contribute to or have an obligation to contribute to, and has not at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA.

(c) The Seller does not have any defined benefit plan or employee benefit plan. Seller does have plan(s) established pursuant to Article 401(k) of the Code.

(d) No lawsuit, complaint or investigation or governmental audit has been noticed, initiated or filed with respect to any employee benefit plan. The Company has not incurred any liability to the PBGC or otherwise under Title IV of ERISA.

3.15. Finder's Fees. Neither the Seller nor any affiliate of the Seller has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the sale by the Seller of any of the Transferred Assets or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or commission. The Seller agrees to indemnify and hold the Buyer and its affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by the Seller or any affiliate of the Seller with respect to any such fee, commission or expense.

3.16. No Untrue Statements. Seller and the Partners represent and warrant to the Buyer that this Agreement, the Exhibits and Schedules hereto, and all other documents and certificates delivered to the Buyer and its representatives in connection with this Agreement or the transactions contemplated hereby, including the Disclosure Schedule, do not and will not contain when delivered any untrue statement of any fact and do not and will not omit to state a fact necessary to make the statements contained herein or therein not misleading. There is no fact that has not been disclosed in writing to the Buyer by the Seller that has or will have a Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller as follows:

4.01. Partnership Matters. The Buyer is a limited Partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has full Partnership power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Buyer and is a legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Buyer will not violate any provision of, or constitute a default under, any contract or other agreement to which the Buyer is a party or by which it is bound, or conflict with its Certificate of Limited Partnership or Partnership Agreement, other than violations, defaults or conflicts that would not materially and adversely affect the ability of the Buyer to consummate the transactions provided for in this Agreement.

4.02. Finder's Fees. Neither the Buyer nor any affiliate of the Buyer has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or a commission. The Buyer agrees to indemnify and hold the Seller and its affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by the Buyer or any affiliate of the Buyer with respect to any such fee, commission or expense.

ARTICLE V

ACCESS TO INFORMATION BY THE BUYER

5.01. Prior to Closing. Until the Closing, the Seller will furnish the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives with all financial, operating and other data and information concerning the Business, commitments and properties of the Seller as the Buyer shall from time to time reasonably request and will afford the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives access to the Seller's offices, properties, books, records, contracts and documents (including Tax Returns filed and those in preparation) and will be given the opportunity to ask questions of, and receive answers from, representatives of the Seller with respect to the Business, the Contracts and Other Agreements, the Transferred Assets and the other properties of the Seller. No investigations by the Buyer or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of the Seller with respect to any representations, warranties, covenants or agreements made herein or in any Exhibit, Schedule or other certificate, instrument, agreement or document, including the Disclosure Schedule, executed and delivered in connection with this Agreement. The Seller will cooperate with the Buyer and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Entity.

5.02. Public Information. Until the Closing or termination hereof, the Buyer and the Seller will consult in advance on the necessity for, and the timing and content of, any communications to be made to the public and to the form and content of any application or report to be made to any Governmental Entity that relates to the transactions contemplated by this Agreement and, except with respect to public announcements or disclosures in response to legal requirements (including, without limitation, requirements under the Federal securities laws in connection with any registration, sale or purchase of securities), all such public announcements and disclosures shall require the consent of the Buyer and the Seller, which consent shall not be unreasonably withheld.

ARTICLE VI

EMPLOYEE MATTERS

6.01. Hiring of Transferred Employees. The Buyer and the Partners (except J.M. Pevehouse) will enter into Employment Agreements at the Closing in the general form attached hereto as Exhibit E and the annual salary will be negotiated with each person.

The Buyer shall offer employment to all of the Seller's active hourly employees and other active salaried employees as of the Closing (collectively, the "Transferred Employees"). The Buyer shall not assume any liabilities or obligations of the Seller with respect to Seller's employees, except for the accrued vacation set out in Schedule 6.01 and the Buyer will have complete discretion as to the terms of employment that are offered to the Transferred Employees. Nothing contained in this Section 6.01 is intended to confer upon any of the Seller's employees any right to continued employment after evaluation by the Buyer of its employment needs after the Closing Date. Notwithstanding any other provision of this Agreement, the parties hereto do not intend to create any third-party beneficiary rights respecting any of the Seller's employees or former employees as a result of the provisions herein and specifically hereby negate any such intention.

6.02. Employee Benefits.

(a) The Buyer shall not be liable or obligated under any employee benefit plan or for any other employee benefits that may have been established by the Seller for the Seller's employees prior to the Closing, and the Seller expressly acknowledges that it has sole liability for all employee benefit costs accrued as of the Closing whether or not any or all of such employees are subsequently hired by the Buyer. Without limiting the generality of the foregoing, the Seller acknowledges and agrees that the Buyer does not assume the sponsorship of, the responsibility of contributions to, or any liabilities in connection with any employee benefit plan maintained by the Seller for active employees, retirees, former employees, their beneficiaries or any other Person, including any employee pension benefit plan within the meaning of Section 3(2) of ERISA, employee welfare plan within the meaning of Section 3(1) of ERISA and any personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding, except for the accrued 401(k) liability shown on Schedule 6.02(a).

(b) With respect to employees who accept employment with the Buyer, the Seller will remain responsible to the extent covered under its plans for any medical expenses Seller is required to cover that are (i) actually incurred prior to the Closing Date or (ii) actually incurred with respect to any hospitalization that began prior to the Closing Date until such hospitalization ends (as required under such plans), and the Buyer will be responsible for all other medical expenses incurred on or after the Closing Date to the extent covered under its plans without the application of any waiting period for coverage generally applicable to newly hired employees. The Seller shall provide medical coverage to the Transferred Employees with respect to any pre-existing medical conditions to the extent required by applicable law. To the fullest extent permitted under its applicable policies of insurance, the Seller shall maintain health, hospitalization, life, travel and accident insurance coverage for the Transferred Employees in effect until the first day of the month next following the Closing Date. The cost of such insurance coverage from and after the Closing Date shall be borne by the Buyer. The Seller shall cooperate with the Buyer to provide continuity of such insurance coverage to such employees.

6.03. Severance Benefits; Employment Termination. The Buyer agrees to provide severance benefits only in accordance with Buyer's policies and procedures to those Transferred Employees who accept employment with the Buyer.

6.04. Reporting of Data. The Buyer and the Seller shall complete and furnish to each other such other employee data as shall be reasonably required from time to time for each party to perform and fulfill its obligations under this Article VI.

6.05. Employment Related Claims. The Seller agrees that the Seller and not the Buyer shall be solely responsible for all liability, costs and expenses (including attorneys' fees) for all existing employment claims that have been filed by any employee or former employee of the Seller prior to the Closing Date relating to arbitrations, unfair labor practice charges, employment discrimination charges, wrongful termination claims, workers' compensation claims, any employment-related tort claim or other claims or charges of or by employees of the Seller, or any thereof filed after the Closing Date but arising as a result of conditions, actions or events or series of actions or events which occurred prior to the Closing Date. Schedule 6.05 of the Disclosure Schedule sets forth a brief description of any of such claims that have been filed or may be filed after the date hereof arising out of conditions, actions or events that occurred before the Closing Date. The Buyer agrees that it shall be responsible for all liability, costs and expenses (including attorneys' fees) for all employment claims that are filed by any Transferred Employee who accepts employment with the Buyer relating to arbitrations, unfair labor practice charges, employment discrimination charges, wrongful termination claims, workers' compensation claims, any employment-related tort claim or other claims or charges of or by the Transferred Employees to the extent, but only to the extent, that the same result from the employment relationship between the Buyer and the Transferred Employee and conditions, actions or events or series of actions or events occurring subsequent to the Closing Date.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.01. Conduct of the Business.  The Seller and the Partners (as applicable) covenant and agree with the Buyer that from and after March 31, 2006 until the Closing, except as expressly authorized by this Agreement or expressly consented to in writing by the Buyer, the Seller and the Partners (as applicable) shall, and to the extent the same would affect the Proprietary Rights:

(a) operate the Business and the Transferred Assets only in the usual, regular and ordinary manner with a view to maintaining the goodwill that the Seller now enjoys and, to the extent consistent with such operation, will use all reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its relationship with its customers, suppliers, jobbers, distributors and other Persons having business relations with it;

(b) use all reasonable efforts to maintain the Transferred Assets in a state of repair, order and condition consistent with its usual practice in connection with the Business;

(c) maintain its books of account and records relating to the Business in the usual, regular and ordinary manner, in accordance with the Seller's usual accounting practices applied on a consistent basis;

(d) comply in all material respects with all statutes, laws, orders and regulations applicable to it and to the conduct of the Business;

(e) not sell, assign, transfer, lease or otherwise dispose of any Proprietary Rights, Equipment or any of the other Transferred Assets except for dispositions of Inventories for value in the usual and ordinary course of business;

(f) preserve and maintain all rights that it now enjoys in and to the Proprietary Rights and not sell, assign, transfer, lease or otherwise dispose of any Proprietary Rights other than to the Buyer pursuant to the terms of this Agreement;

(g) not mortgage, pledge or otherwise create a security interest in any of the Transferred Assets or permit there to be created or exist any Liens thereon that would not be released upon the transfer of the Transferred Assets to the Buyer pursuant to this Agreement;

(h) not enter into any contract, commitment or lease in relation to the Business that is out of the ordinary course of the Business or, if effective on the date hereof, would be required to be disclosed in Schedule 3.05(a) of the Disclosure Schedule;

(i) not amend or modify any of the Contracts and Other Agreements disclosed in Schedule 3.05(a) of the Disclosure Schedule or any other contract, commitment, lease or other agreement that would, if entered into on the date hereof, be required to be disclosed on any Schedule to this Agreement, including the Disclosure Schedule;

(j) not consent to the termination of any of the Contracts and Other Agreements disclosed in Schedule 3.05(a) of the Disclosure Schedule or waive any of the Seller's rights with respect thereto;

(k) not grant any increase in the compensation or rate of compensation or commissions or bonus payable to or severance obligations for any of the Transferred Employees or in any bonus plan and not transfer or otherwise change any of the terms or conditions of employment of any of the Transferred Employees;

(l) not permit any insurance policy naming it as a beneficiary or a loss payee relating to the Business or the Transferred Assets to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect;

(m) pay when due all accounts payable, all payments required by any of the Contracts and Other Agreements, and all Taxes other than Taxes that are being contested in good faith and for which adequate reserves against the Transferred Assets exist and which would not result in a Lien being imposed on any of the Transferred Assets; and

(n) promptly notify the Buyer in writing if the Seller becomes aware of any change that shall have occurred or that shall have been threatened (or any development that shall have occurred or that shall have been threatened involving a prospective change) in the Transferred Assets or the Business that would reasonably be expected to have a Material Adverse Effect whether or not occurring in the ordinary course of business.

7.02. Information. During the period from the date of this Agreement to the Closing Date, the Buyer and the Seller will promptly inform the other in writing of any claim, action or any proceeding commenced against such party with respect to the transactions contemplated by this Agreement or any assets or property of the Seller or the Business.

7.03. Compliance.

(a) The Seller and the Partners shall use their best efforts to:

(i) cause all of the obligations imposed upon it in this Agreement to be duly complied with, and all conditions precedent to such obligations to be satisfied; and

(ii) obtain any and all consents, waivers, amendments, modifications, approvals, authorizations, notations and licenses necessary to the consummation of the transactions contemplated by this Agreement.

(b) The Seller and the Partners shall cause all Liens on the Transferred Assets, except the Assumed Liabilities, to be released as of the Closing Date.

7.04. Delivery of Partnership Documents. The Seller shall deliver to the Buyer all Documents and Other Papers relating to the Transferred Assets, the Assumed Liabilities and the current and proposed operations of the Business, including, without limitation, all files relating to the Trade Payables, computer disks reflecting any books or records, documents or other papers, or other information or data relating to the operation of the Business or the Transferred Assets or customer records and sales history stored on any electronic media, including computers. The Seller, however, shall be entitled to retain the historical books and records relating to the Business to the extent such books and records are not necessary for the ongoing operations of the Business by the Buyer. The Seller agrees that so long as the partnership, accounting, auditing and tax books, records (including work papers) and other books and records relating to the Seller, the Business and the Transferred Assets, the Transferred Employees and the Assumed Liabilities remain in existence and in the possession of the Seller or its affiliates, the Buyer and its authorized representatives shall have the right to inspect and, at the Buyer's expense, to copy the same at any time during regular business hours for any proper purpose. For a period of eight years following the Closing Date, the Seller agrees that it will not destroy any of such books and records without having first offered to deliver the same to the Buyer.

7.05. Further Assurances. The Seller and the Partners shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Buyer such bills of sale, assignments (including but not limited to assignments of leases) and other instruments of transfer, assignment and conveyance, in form and substance satisfactory to counsel for the Buyer, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets free and clear of all Liens (except the Assumed Liabilities) and shall use its best efforts to cause to be taken such other action as the Buyer reasonably may require to more effectively implement and carry into effect the transactions contemplated by this Agreement.

7.06. Cooperation After Closing.

(a) The Seller, the Partners and the Buyer shall cooperate with each other after the Closing hereunder in clearing the title to any of the Transferred Assets to the Buyer pursuant hereto in the event that the Seller's title to any such property, as the case may be, as of the Closing Date, shall be defective, not marketable or nonassignable. In this connection, the Seller shall take all commercially reasonable action, including, but not limited to, the furnishing of documents and evidences of title and assistance in the preparation and trial of any necessary litigation, to clear title to any such property, all of which shall be at the expense of the Seller.

(b) For the greater of eight years from the Closing Date and such period as may be required by any statute, regulation or Governmental Entity or any then pending litigation, the Buyer shall permit the Seller and its representatives reasonable access to the business records and files of the Seller that are transferred to the Buyer in connection herewith in anticipation of, or preparation for, existing or future litigation or any Tax audit which the Seller or any of its affiliates is involved and which is related to the Business or the Transferred Assets, during regular business hours and upon reasonable notice at the Buyer's principal places of business or at any location where such records are stored; provided, however, that (i) any such access shall be had or done in such a manner so as to not interfere with the normal conduct of the Business, (ii) the Buyer shall not be required to provide access to any confidential record or records, the disclosure of which would violate any governmental statute or regulation or applicable confidentiality agreement with any Person, and (iii) the Buyer shall not be required to provide access to any confidential record or records, the disclosure of which would cause the Buyer or any of its Affiliates to waive its attorney-client privilege or attorney work product privilege, it being understood and agreed that the records delivered by the Seller to the Buyer shall not be deemed to be restricted from the Seller pursuant to either clause (ii) or (iii) above. The Buyer shall also provide the Seller with (i) reasonable access to each Facility for the purpose of complying with applicable Environmental Laws provided that such access does not interfere with the normal conduct of the Business and (ii) reasonable access to the accounting records and schedules necessary for the preparation of financial reports and tax returns for the year ended December 31, 2005, and for the 2006 accounting period ending on the Closing Date.

(c) For the greater of eight years from the Closing Date and such period as may be required by any statute, regulation or Governmental Entity or any then pending litigation, the Seller shall permit the Buyer and its representatives reasonable access to the general business records and files of the Seller in anticipation of, or preparation for, existing or future litigation or any Tax audit in which the Buyer or any of its affiliates is involved and which is related to the Business or the Transferred Assets, during regular business hours and upon reasonable notice at the Seller's principal places of business or at any location where such records are stored; provided, however, that (i) any such access shall be had or done in such a manner so as to not interfere with the normal conduct of the Seller's business, (ii) the Seller shall not be required to provide access to any confidential record or records, the disclosure of which would violate any governmental statute or regulation or applicable confidentiality agreement with any Person, and (iii) the Seller shall not be required to provide access to any confidential record or records, the disclosure of which would cause the Seller or any of its Affiliates to waive its attorney-client privilege or attorney work product privilege.

(d) The Seller, if requested by the Buyer, shall cause Peggy J. Dean to prepare and deliver to the Buyer and shall cooperate and assist in preparing such financial statements of the Business that the Buyer may reasonably require in order to permit Buyer to timely file a Current Report on Form 8-K with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder in connection with the transactions contemplated thereby and to comply with any other financial statement requirements with respect to the Business applicable to Buyer under the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and the rules and regulations thereunder. If requested, the Seller shall use its best efforts to cause Peggy J. Dean to deliver such financial statements to the Buyer within ten business days prior to the date that Buyer is required to file such financial statements with the Securities and Exchange Commission in connection with such obligations. The Seller shall cause Peggy J. Dean to provide the Buyer with access to such firm's work papers in support of the Business. The cost of such accounting work shall be borne by the Buyer, but the Seller shall use its best efforts to cause Peggy J. Dean to provide the Buyer with an estimate of such costs prior to the Closing. The Seller will also cooperate with and assist the Buyer in preparing, and, if requested, shall use reasonable efforts to cause Peggy J. Dean to cooperate, at Buyer's expense, in preparing, such other financial statements for the Business as may be specified by the Buyer.

7.07. Nondisclosure of Proprietary Information.

(a) The Seller and the Partners agree that, from and after the Transfer Date, they and their affiliates shall:

(i) hold in confidence and will not directly or indirectly at any time reveal, report, publish, disclose or transfer to any Person other than the Buyer any of the Proprietary Information that is not generally known to the public or utilize any of the Proprietary Information for any purpose; and

(ii) not for a period of two years recruit any Transferred Employees who are subsequently employed by the Buyer pursuant to Section 6.01 hereof.

Notwithstanding the foregoing, the Seller and its affiliates may disclose information that is (i) required to be disclosed by applicable State or federal tax or securities laws to the extent, and only to the extent, such laws require such disclosure and the Seller provides the Buyer prior written notice of its intent to provide such disclosure and the general text of such disclosure and such disclosure is consented to by the Buyer, which consent shall not be unreasonably withheld, and (ii) required to be disclosed by final order of a court of competent jurisdiction; provided that, in the event Seller or such affiliate is served or threatened with litigation that would require the Seller or such affiliate to disclose such information, the Seller or such affiliate shall tender to the Buyer the opportunity to defend, at its cost, against such disclosure.

(b) The Seller acknowledges that all documents and objects containing or reflecting any Proprietary Information, whether developed by the Seller or by someone else for it or any of its affiliates, will after the Closing Date become the exclusive property of the Buyer and be delivered to the Buyer.

(c) Because of the unique nature of the Proprietary Information, the Seller understands and agrees that the breach or anticipated breach of its or its affiliates obligations under this Section 7.07 will result in immediate and irreparable harm and injury to the Buyer and its affiliates, for which it will not have an adequate remedy at law, and that the Buyer and its affiliates and their successors and assigns shall be entitled to relief in equity to enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which they may be entitled.

7.08. Real Property. The Seller agrees to provide, and take such action as shall be necessary to provide to the Buyer a new lease for each leased Facility listed in Exhibit B (each lease from a Partner owned Facility shall include an option to purchase) and to grant, sell and convey each Facility owned by Seller by general warranty deed, all free and clear of any liens except the Assumed Loans. At the Closing, the Seller shall provide Buyer with a Lease executed by the Lessor of each Facility in substantially the form attached as Exhibit C hereto (the "Lease"). The Seller agrees to provide and take such action as shall be necessary to provide to the Buyer at the Closing marketable title granting, selling and conveying by general warranty deed to Buyer and deliver to Buyer an owner's title insurance policy to each owned Facility. The ad valorem taxes shall be prorated between Seller and Buyer effective April 30, 2006. Seller agrees after Closing to complete the following action regarding the Snyder, Texas Facility on or before July 15, 2006:

    The soils impacted by a release of hydraulic fluid from a large air compressor will be removed.

    The buried propane tank will be permanently removed from the ground.

In the event Seller does not complete such actions by July 15, 2006, then Buyer may complete said actions and offset all expenses incurred by Buyer against the Partner Notes. The provisions of this Section 7.08 shall survive the Closing.

7.09. Warranty Claims. With respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Closing Date that relate to the Business and that are covered by valid and existing warranties of the Seller, the Buyer agrees to assume and pay for such claims to the extent, but only to the extent, that the Buyer's Damages with respect to all such claims do not exceed in the aggregate $21,654.00. Any claims in excess of such amount shall remain part of the Retained Liabilities. The Buyer agrees to provide the necessary services to satisfy any claims made pursuant to warranties of third Persons in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Closing Date that relate to the Business and that are covered by valid and existing warranties of the Seller at a price equal to the Buyer's variable out-of-pocket costs. The foregoing limitations, however, shall not be deemed in any way to limit the right of the Buyer to seek indemnification from the Seller for any Damages, other than warranty claims as excluded in this Section 7.09, such as personal injury or wrongful death claims, in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Transfer Date to the extent the Buyer incurs a monetary liability to any third Person with respect to such matters or is obligated to take any action other than that expressly covered above by this Section 7.09.

7.10. Covenant Not to Compete With the Business. The Seller and the Partners agree that, effective as of the Transfer Date and for a period of three years thereafter, the Seller, and its respective affiliates and the Partners shall not, without the consent of the Buyer, directly or indirectly, (i) design, develop, market, produce, manufacture or provide any product, good or service that competes with the Business in any geographic market in the United States, (ii) make any contact with, for the purpose of transacting any business competitive to the Business, with any Person which was a customer of Seller at any time in the six (6) years prior to the Closing Date ("Company's Customers"), (iii) attempt to direct or take away the business or patronage of any of the Company's Customers, (iv) attempt to have any dealings with the Company's Customers for the purpose of attempting to secure such Customers or their patronage, (v) solicit, hire away or attempt to solicit or hire away to any firm or entity engaged in the Business, any person presently employed by Seller, (vi) engage in the Business, (vii) interfere with or molest the business, trade, goodwill or customers of the Seller. The Seller acknowledges that a remedy at law for any breach or attempted breach of this Section 7.10 will be inadequate and further agrees that any breach of this Section 7.10 will result in irreparable harm to the Business and the Buyer shall, in addition to any other remedy that may be available to it, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. The Seller acknowledges that this covenant not to compete is being provided as an inducement to the Buyer to acquire the Business and the Transferred Assets and that this Section 7.10 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Buyer. Whenever possible, each provision of this Section 7.10 shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 7.10 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 7.10. If any provision of this Section 7.10 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 7.10 but shall be confined in its operation to the provision of this Section 7.10 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 7.10 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

7.11. Continuation of Business by the Buyer. Nothing in this Section 7.11, in any other provision of this Agreement, in any Exhibit or Section hereto, or in any agreement, instrument, or other document executed or delivered in connection with this Agreement shall require the Buyer to continue its business or operations or to manage and operate the Business with any duty or standard of care to the Seller. The Seller acknowledges and agrees that the Buyer in its sole discretion may continue, manage, modify or discontinue its operations, liquidate or otherwise change or cease its operations.

ARTICLE VIII

CONDITIONS TO THE BUYER'S OBLIGATION

TO CONSUMMATE THE TRANSACTIONS

The obligation of the Buyer to purchase the Transferred Assets and to assume the Assumed Liabilities as contemplated hereby is, at the option of the Buyer, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Buyer in writing; provided, however, the Buyer's election to proceed with the Closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Buyer or existing on the Closing Date, and such action shall not prejudice the Buyer's right to recover damages for any such breach.

8.01. Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement shall be true, correct and complete in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of the Seller to be performed or complied with by it on or before the Closing Date pursuant to this Agreement shall have been performed or complied with; and the Seller shall have delivered to the Buyer a certificate signed by one of its duly authorized officers dated the Closing Date to all such effects.

8.02. Good Standing. The Seller shall have delivered to the Buyer certificates issued by appropriate Governmental Entities evidencing the good standing of the Seller, as of a date not more than ten calendar days prior to the Closing Date, in the states or commonwealths in which it was organized or qualified to do business as a foreign corporation. To the extent provided for under applicable law, the Seller shall also have delivered to the Buyer certificates or other writings issued by appropriate Governmental Entities evidencing that all applicable state franchise Taxes have been paid.

8.03. Instruments of Transfer. The Seller shall have executed, acknowledged and delivered to the Buyer (i) the General Conveyance, Transfer, Assignment and Assumption, in substantially the form attached hereto as Exhibit D hereto, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets, (ii) the Lease Assignments, (iii) a general warranty deed conveying title to each owned Facility and an owner's title policy for such Facility and (iv) the Subordination Agreement.

8.04. Amendment to Limited Partnership Certificate. The Seller shall have prepared, obtained all necessary partnership authorizations, executed and delivered to the Buyer documents, in form and substance satisfactory to counsel for the Buyer, sufficient to change the Seller's partnership name to one bearing no resemblance to the Seller's current partnership name and sufficient to assign and insure to the Buyer the continuing right to use the present partnership name of the Seller and all variations thereof.

8.05. No Litigation.

(a) No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement.

(b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened seeking to prevent the sale of the Transferred Assets or the Business or asserting that the sale of all or a portion of the Transferred Assets or the Business would be unlawful.

8.06. Employment Agreements. The Buyer shall have received from each of the Partners an Employment Agreement in substantially the form attached as Exhibit E.

8.07. No Adverse Event. The Business and properties of the Seller shall not be adversely affected or threatened to be affected by any loss or damage to the Transferred Assets (including, but not limited to, the Equipment), whether or not covered by insurance.

8.08. Other Legal Matters. All Exhibits, Schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in the forms required by this Agreement.

8.09. Licenses, Consents and Approvals by the Buyer. The Buyer shall have received each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Buyer to consummate the transactions contemplated by this Agreement.

8.10. Consents of Third Persons; Release of Liens.

(a) All consents from third Persons shall have been received.

(b) The Seller shall have delivered to the Buyer releases of all Liens except the liens securing the Assumed Loans, on the Transferred Assets in form reasonably satisfactory to the Buyer.

ARTICLE IX

CONDITIONS TO THE SELLER'S OBLIGATION

TO CONSUMMATE THE TRANSACTIONS

The obligation of the Seller to transfer the Transferred Assets as contemplated hereby is, at the option of the Seller, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Seller in writing; provided, however, the Seller's election to proceed with the Closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Seller or existing on the Closing Date, and such action shall not prejudice the Seller's right to recover damages for any breach.

9.01. Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date, and the Buyer shall have delivered to the Seller a certificate signed by one of its duly authorized officers, dated the Closing Date, to such effect.

9.02. Receipt of the Transferred Assets. The Seller shall have received the Cash Purchase Price and Partners Notes and the Buyer shall have duly executed and delivered to the Seller an instrument acknowledging receipt of the Transferred Assets and assumption of the Assumed Liabilities in substantially the forms attached as Exhibit D hereto.

9.03. Licenses, Consents and Approvals. The Seller shall have received each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Seller to consummate the transactions contemplated by this Agreement.

9.04. No Litigation.

(a) No preliminary or permanent injunction or other order of any Governmental Entity shall be in effect nor shall there be any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement.

(b) No suit, action, claim, proceeding or investigation before any court or other Governmental Entity shall have been commenced or threatened seeking to prevent the sale of the Transferred Assets or the Business or asserting that the sale of all or a portion of the Transferred Assets or the Business would be unlawful.

9.05. Other Legal Matters. All Exhibits, Schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in the forms required by this Agreement.

ARTICLE X

INDEMNIFICATION

10.01. Indemnification by the Seller and the Partners. Except as otherwise limited by this Article X and Article XI hereof, the Seller and the Partners agree to indemnify, defend and hold the Buyer and each of its officers, directors, employees, agents, stockholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "General Buyer Losses"), arising out of or resulting from or relating to:

(a) any misrepresentation (other than Section 3.10), breach of warranty or breach of any covenant or agreement made or undertaken by the Seller and/or the Partners in this Agreement or any misrepresentation in or omission from any other agreement, certificate, Schedule, Exhibit or writing delivered to the Buyer pursuant to this Agreement, including the Disclosure Schedule; or

(b) any Retained Liability.

10.02. Environmental Indemnification. In addition to the indemnification provided in Section 10.01 hereof, the Seller and the Partners shall indemnify, defend and hold the Buyer and each of its directors, officers, employees, agents, stockholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of any and all Environmental Liabilities that may be imposed upon or incurred by the Buyer, arising out of or in connection with (a) the acts or omissions of any Person prior to Closing relating to the Business, the Transferred Assets, a Facility or any business conducted at a Facility; (b) any act or omission of the Seller relating to a Facility during the lease term (other than as a result of an act or omission by the Buyer in the operation of the Business after the Closing excluding the Buyer's failure to detect or remedy any existing environmental conditions or any Environmental Liabilities existing on or prior to the Closing Date); or (c) any breach by the Seller of a representation or warranty contained in Section 3.10 (collectively, "Environmental Losses").

10.03. Intentionally Omitted

10.04. Indemnification by the Buyer. Except as otherwise limited by this Article X and Article XI hereof, the Buyer agrees to indemnify, defend and hold the Seller and each of its officers, directors, employees, agents, stockholders, partners and controlling Persons and its successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Seller Losses"), arising out of or resulting from:

(a) any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by the Buyer in this Agreement or any misrepresentation in or omission from any other agreement, certificate, Schedule, Exhibit or writing delivered to the Seller pursuant to this Agreement;

(b) any Assumed Liability;

(c) the obligations assumed by the Buyer pursuant to Section 7.09 hereof; or

(d) any losses, damages, costs and expenses incurred by any of them arising from the Buyer's operation of the Business or the Transferred Assets or the use of the Facility pursuant to the terms of the Lease after the Closing Date; provided, however, that the Buyer shall in no event be liable for or be required to provide indemnity pursuant to this Section 10.04 for the Buyer's failure to detect or remedy any Environmental Conditions or any Environmental Liabilities arising on or prior to the Closing Date.

10.05. Procedure. All claims for indemnification under this Article X shall be asserted and resolved as follows:

(a) An Indemnitee shall promptly give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

(b) The obligations and liabilities of an Indemnitor under this Article X with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article X ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. In the event the Indemnitor assumes the defense against any such Third Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third Party Claim, the Indemnitor shall pay all reasonable costs and expenses of such defense as incurred and shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. Except for the settlement of a Third Party Claim that involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled without the written consent of the Indemnitee.

10.06. Payment. Payment of any amounts due pursuant to this Article X shall be made within ten Business Days after notice of a final determination of any Third Party Claims is sent by the Indemnitee.

10.07. Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article X and the Indemnitor shall refuse or fail to pay in full within ten Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee may utilize any legal or equitable remedy to collect from the Indemnitor the amount of its Losses. Nothing contained herein is intended to limit or constrain the Indemnitee's rights against the Indemnitor for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnitee.

10.08. Adjustment of Liability. The amount which an Indemnitee shall be entitled to receive from an Indemnitor with respect to any indemnifiable Loss under this Article X shall be net of any insurance recovery by the Indemnitee on account of such Loss from an unaffiliated party.

ARTICLE XI

NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,

REPRESENTATIONS,WARRANTIES AND AGREEMENTS

All statements of fact contained in any written statement (including financial statements), certificate, instrument or document delivered by or on behalf of the Seller pursuant to this Agreement shall be deemed representations and warranties of the Seller. The representations and warranties of the parties to this Agreement shall survive the Transfer Date and shall remain in full force and effect for a period of eighteen (18) months following the Transfer Date (except that (i) the representations and warranties set forth in Sections 3.01, 3.02, 3.04 [except 3.04(f)], 3.10, 3.14(b) and 4.01 shall survive the Transfer Date without limitation, (ii) the representations and warranties contained in Sections 3.07, 3.15 and 4.02 hereof shall survive the Closing Date and shall not terminate until 20 days after the expiration of all applicable statutes of limitations (including any and all extensions thereof)), and (iii) all provisions of this Agreement requiring performance by Seller and/or Buyer after the Closing shall survive for a period of four (4) years (the period during which the representations, warranties and covenants shall survive being referred to herein with respect to such representations, warranties and covenants as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article X hereof may be made thereon) if a written notice asserting the claim shall have been duly given in accordance with Article X hereof within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification not withstanding such claim may not be resolved within the Survival Period. All representations, warranties and covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with the Closing or otherwise in connection with the transactions contemplated hereby.

ARTICLE XII

EXPENSES

Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including without limitation the fees and disbursements of legal counsel, accountants and consultants employed by such party in connection with the transactions contemplated by this Agreement.

ARTICLE XIII

TERMINATION

13.01. Best Efforts to Satisfy Conditions. Subject to the provisions of this Agreement, the Buyer, the Partners and the Seller agree to use their best efforts to bring about the satisfaction of the conditions specified in Articles VIII and IX hereof.

13.02. Termination. The obligation to close the transactions contemplated by this Agreement may be terminated by:

(a) mutual agreement of the Buyer and the Seller;

(b) the Buyer, if a material default shall be made in the observance or in the due and timely performance by the Seller of any agreements and covenants of the Seller herein contained, or if there shall have been a material breach by the Seller of any of the warranties and representations of the Seller herein contained, and such default or breach has not been cured or has not been waived;

(c) the Seller, if a material default shall be made by the Buyer in the observance or in the due and timely performance by the Buyer of any agreements and covenants of the Buyer herein contained, or if there shall have been a material breach by the Buyer of any of the warranties and representations of the Buyer herein contained, and such default or breach has not been cured or has not been waived; or

(d) the Buyer or the Seller (provided the terminating party has not materially breached any of its agreements, covenants or representations and warranties) if the Closing shall not have occurred on or before June 30, 2006.

13.03. Liability Upon Termination. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to Section 13.02(c) or (d), then this Agreement shall, forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the Seller or the Buyer. If this Agreement is terminated pursuant to Section 13.02(b) or (c), then Seller or Buyer shall be able to specifically enforce the terms of this Agreement in addition to any other rights or remedies available to Seller or Buyer at law or in equity. The exercise of any rights or remedy shall not be an election of remedies.

13.04. Notice of Termination. The parties hereto may exercise their respective rights of termination under this Article XIII only by delivering written notice to that effect to the other party or parties, and such notice is received on or before the Closing Date.

ARTICLE XIV

DEFINITIONS OF CERTAIN TERMS

In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings assigned to them herein, unless the context otherwise indicates, both for purposes of this Agreement and all Exhibits and Schedules hereto:

14.01. "Account Receivables" shall have the meaning given such term in Section 1.01.

14.02. "Agreement" shall mean this Asset Purchase Agreement between the Seller, the Buyer and the Partners, as amended from time to time by the parties hereto.

14.03. "Assumed Liabilities" shall have the meaning given such term in Section 1.03 hereof.

14.04 "Assumed Loans" shall means the indebtedness of Seller to third parties that are specifically set out in the April 30, 2006 financial statements of the Seller and are listed in Schedule 1.03(a).

14.05. "Business" shall mean the businesses and operations of the Seller including, without limitation, pump remanufacturing, development of innovative pump solutions for capital pumps, fabrication of water flood systems and pump maintenance and repairs [Machine Tech: general machine shop services].

14.06. "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized by law to close.

14.07. "Buyer" shall mean PMI OPERATING COMPANY, LTD., a Texas limited Partnership, or one or more of its designees.

14.08. "Cash Purchase Price" shall mean $1,645,614.00 and if the Net Assets of Seller as of the Closing Date exceeds the Net Assets as of October 31, 2005, then fifty percent (50%) of the Cash as of the Closing Date shall be added to the Cash Purchase Price. For purposes of this definition, Net Assets shall mean the book value of the Cash, Inventory, Accounts Receivable, Seller's prepaids, deposits, fixed assets and Trade Payables shall be determined under GAAP.

14.09. "Closing" shall mean the transfer by the Seller to the Buyer of the Transferred Assets, the assumption by the Buyer of the Assumed Liabilities and the transfer by the Buyer to the Seller of the other considerations set forth herein.

14.10. "Closing Date" shall mean the time and date of the Closing as specified in Article II hereof.

14.11. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or similar provisions of legislation replacing such law from time to time.

14.12. "Contracts and Other Agreements" shall mean all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses, commitments or binding arrangements, whether express or implied, oral or written, to which the Seller is a party or bound or to which its properties or assets are subject.

14.13. "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action [including, without limitation, attorneys' fees and expenses and all fees and expenses of consultants and other professionals]).

14.14. "Disclosure Schedule" shall mean the disclosure schedule of even date delivered to the Buyer.

14.15. "Documents and Other Papers" shall mean and include any document, agreement, instrument, certificate, writing, notice, consent, affidavit, letter, telegram, telex, statement, file, computer disk, microfiche or other document in electronic format, schedule, exhibit or any other paper or record whatsoever.

14.16 "Employment Agreements" shall have the meaning given such term in Section 6.01 hereof.

14.17. "Environmental Laws" shall mean all federal, state, or municipal laws, rules, regulations, statutes, ordinances, or orders of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water, or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. Section  7401 et seq., the Clean Water Act, 33  U.S.C. Section  1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. Section  6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section  11001, et seq., the Toxic Substances Control Act, 15 U.S.C. Section  2601 et seq., the Water Pollution Control Act, 33 U.S.C. Section  1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Section  300f et seq. and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section  9601 et seq. The term "Environmental Laws" shall also include all state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the same subject matter or promulgated by any governmental or quasi-governmental agency thereunder or to carry out the purposes of any federal, state, local and municipal law.

14.18. "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative, and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney's fees and other legal fees (a) pursuant to any agreement, order, notice, or responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment, or similar documents (including settlements); or (b) pursuant to any claim by a Governmental Entity or other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Entity or Person pursuant to common law or statute.

14.19. "Environmental Losses" shall have the meaning given such term in Section 10.02 hereof.

14.20. "Environmental Permit" shall mean any permit, license, approval, registration, identification number or other authorization with respect to the Transferred Assets or the operations or businesses of the Seller under any applicable law, regulation or other requirement of the United States or any other country or of any state, municipality or other subdivision thereof relating to the control of any pollutant or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes.

14.21. "Equipment" shall mean all machinery, transportation equipment, tools, equipment, furnishings and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment that is used in the Business as operated by the Seller.

14.22. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and the related regulations, as amended from time to time.

14.23 "Facilities" shall mean the real properties that are owned or leased and are described in Exhibit B. Facilities shall include all fixtures and improvements erected or located on or affixed to the Facilities.

14.24. "Financial Statements" shall have the meaning given such term in Section 3.06 hereof.

14.25. "GAAP" shall have the meaning given such term in Section 3.06 hereof.

14.26. "General Buyer Losses" shall have the meaning given such term in Section 10.01 hereof.

14.27. "Governmental Entity" shall mean any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

14.28. "Hazardous Materials" shall mean any (a) petroleum or petroleum products, (b) hazardous substances as defined by Section  101(14) of CERCLA and (c) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

14.29. "Indemnitee" shall mean the Person or Persons indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Sections 10.01, 10.02 or 10.04 hereof, as the case may be.

14.30. "Indemnitor" shall mean the Person or Persons having the obligation to indemnify pursuant to the provisions of Sections 10.01, 10.02 or 10.04 hereof, as the case may be.

14.31. "Inventories" shall mean all inventories of finished goods, tooling inventory, work in progress, raw materials and other inventories relating to the Business, wherever situated.

14.32. "Lease Assignments" shall have the meaning given such term in Section 7.08 hereof.

14.33. "Letter of Intent" shall mean that certain letter of intent among Buyer and the Seller dated April 7, 2006.

14.34. "Lien" shall mean any lien, pledge, claim, charge, security interest or other encumbrance, option, defect or other rights of any third Person of any nature whatsoever.

14.35. "Losses" shall mean Seller Losses, General Buyer Losses or Environmental Losses, as the case may be.

14.36. "Material Adverse Effect" shall mean a single event, occurrence or fact that, together with all other events, occurrences and facts that could reasonably be expected to result in a loss to the Business, would have, or might reasonably be expected to have, a material adverse effect on the assets, business, operations, prospects or financial condition of the Transferred Assets or the Business that would result in a diminution in value of the Transferred Assets to an extent greater than three percent (3%) of the Purchase Price, or that would constitute a criminal violation of law involving a felony.

14.37. "Net Assets" shall have the meaning given such term in Section 14.08 hereof.

14.38. "Non-Competition Agreements" shall have the meaning given such term in Section 8.08 hereof.

14.39. "Partners" shall mean Joe K. Roemisch, Michael Goebel and J.M. Pevehouse.

14.40. "Partners' Notes" shall be the form of note attached as Exhibit A and in the amounts set out in Section 1.03.

14.41. "Permitted Liens" shall mean (a) Liens securing or relating to liabilities or obligations that are to be assumed by the Buyer pursuant to this Agreement, (b) Liens for current taxes and assessments not yet due, (c) inchoate mechanic and materialmen liens for construction in progress, (d) inchoate workmen, repairmen, warehousemen, customer, employee and carriers liens arising in the ordinary course of business, (e) Liens created by the Buyer and (f) Liens and imperfections of title that, singly or in the aggregate, would not have a Material Adverse Effect.

14.42. "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual or a Governmental Entity.

14.43. "Pre-Closing Obligations" shall mean all obligations of the Seller (including indemnification and other contingent obligations) relating to (i) acts, events or omissions by any Person or circumstances existing at or prior to the Closing, (ii)  any pending or threatened litigation or claims made or threatened prior to the Closing, (iii) any of the matters listed on Schedule 1.05 hereto, and (iv) contracts, agreements and other commitments that were required to be scheduled in Schedule 3.05(a) of the Disclosure Statement but were not scheduled.

14.44. "Proprietary Information" shall mean collectively (a) Proprietary Rights and (b) any and all other information and material proprietary to the Seller, owned, possessed or used by the Seller, whether or not such information is embodied in writing or other physical form, and which is not generally known to the public, that (i) relates to financial information regarding the Seller or the Business, including, without limitation, (y) business plans and (z) sales, financing, pricing and marketing procedures or methods of the Seller or (ii) relates to specific business matters concerning the Seller, including, without limitation, the identity of or other information regarding sales personnel or customers of the Seller.

14.45. "Proprietary Rights" means all patents, inventions, shop rights, know how, trade secrets, designs, plans, manuals, computer software, specifications, confidentiality agreements, confidential information and other proprietary technology and similar information; all registered and unregistered trademarks, service marks, logos, partnership names, trade names and all other trademark rights; all registered and unregistered copyrights; and all registrations for, and applications for registration of, any of the foregoing, that are used in the conduct of the Business.

14.46. "Purchase Price" shall have the meaning given such term in Section 1.03 hereof.

14.47. "Retained Liabilities" shall have the meaning given such term in Section 1.05 hereof.

14.48. "Seller" shall mean Production Pumps Systems, L.P., a Texas limited partnership.

14.49. "Subsidiary" shall mean, as to a Person, any corporation, Partnership, joint venture, association or other entity or organization in which such Person owns (directly or indirectly) any equity or other similar Partnership interest.

14.50. "Tax Consideration" shall have the meaning given such term in Section 1.08(a) hereof.

14.51. "Tax Returns" shall mean all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns.

14.52. "Taxes" shall mean all federal, state, local, foreign and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever, together with any interests, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

14.53. "Third Party Claims" shall have the meaning given such term in Section 10.05(b) hereof.

14.54. "Total Liabilities" shall mean the amount of all liabilities shown on the Closing Date balance sheet of Seller.

14.55. "Trade Payables" shall mean those obligations of the Seller relating to the provision of goods and services to the Seller for the conduct of the Business in the ordinary course of business of the Seller that relate to the Transferred Assets and that are classified as Trade Payables in accordance with GAAP and are shown in the April 30, 2006 Financial Statements of the Seller.

14.56. "Transferred Assets" shall have the meaning given such term in Section 1.01 hereof.

14.57. "Transferred Employees" shall have the meaning given such term in Section 6.01 hereof.

ARTICLE XV

MISCELLANEOUS

15.01. Notices. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier, by overnight delivery service with proof of delivery or by prepaid registered or certified United States first-class mail, return receipt requested, addressed to the respective party at the address set forth below, or if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective party at the facsimile number set forth below:

If to the Seller, to: Production Pumps Systems, L.P.

2710 25th Street

P.O. Box 160

Snyder, Texas 79550

Attn: Joe E. Roemisch

(V) (800) 221-8672

(F) (325) 573-3471

Copies to: Dan J. Hollmann

Hollmann, Lyon, Patterson & Durell, Inc.

5030 E. University, Suite D-103

Odessa, Texas 79762

(V) (432) 363-1300

(F) (432) 363-1310

If to the Buyer, to: PMI OPERATING COMPANY, LTD.

7272 Pinemont

Houston, Texas 77040

Attn: David R. Little, CEO

(V) (713) 996-4755

(F) (713) 996-6570

Copies to: Gary A. Messersmith

Looper, Reed & McGraw, P.C.

1300 Post Oak Blvd., Suite 2000

Houston, Texas 77056

(V) (713) 986-7216

(F) (713) 986-7100

or to such other address or facsimile number and to the attention of such other Person(s) as either party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the third Business Day following the day of mailing.

15.02. Bulk Transfer Laws. The Seller agrees with the Buyer that the bulk sales provisions of the Uniform Commercial Code as in effect in Texas and the provisions of any similar statute of any other state or jurisdiction regulating bulk sales or transfers do not apply to this Agreement.

15.03. Assignment. Prior to the Closing Date, no party to this Agreement may sell, transfer, assign, pledge or hypothecate its rights, interests or obligations under this Agreement, except that the Buyer may assign its rights to any affiliate of the Buyer. Subsequent to the Closing Date, the parties may, from time to time, without the consent of the other parties hereto assign any or all of their respective rights under this Agreement. Notwithstanding the foregoing, no assignment of this Agreement or any of the rights, interests or obligations hereof by the Buyer shall relieve the Buyer of its obligations under this Agreement and, upon any such assignment occurring prior to the Closing, the representations, warranties, covenants and agreements contained in this Agreement shall be deemed to have been made by the Buyer's assignee as well as by the Buyer. The Buyer and the Seller agree that in connection with any sale or other disposition or series of sales or dispositions of all or substantially all of such party's assets to an affiliate of such party or any merger or liquidation of such party, the acquiring Person or other recipient of substantially all of such party's assets, as the case may be, shall assume the obligations of such party under this Agreement but the Buyer or Seller, as applicable, shall not be released from the terms, conditions and provisions of this Agreement. Such obligation shall apply to successive sales, dispositions, mergers and liquidations.

15.04. Successors. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the parties hereto and their respective successors and assigns.

15.05. Entire Agreement. This Agreement and the Exhibits and Schedules hereto and the Disclosure Schedule constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersedes all prior representations, endorsements, premises, agreements, memoranda communications, negotiations, discussions, understandings and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of each of the parties hereto.

15.06. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to choice of law principles. The parties submit to the non-exclusive jurisdiction of the courts of the State of Texas.

15.07. Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

15.08. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.09. No Third Party Beneficiaries. Any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the parties hereto and their respective legal representatives, successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

15.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.11. Headings. Each statement set forth in the Disclosure Schedule with respect to a particular section herein shall be deemed made solely with respect to such section and not with respect to any other section hereof unless specifically set forth in the Disclosure Schedule as also being made with respect to such other section. The headings of the Articles and sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

15.12. Negotiated Transaction. The provisions of this Agreement were negotiated by the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto.

    Negotiation with Others. The Seller agrees that from the date hereof until the Closing Date or the termination of this Agreement pursuant to Article XIII, it will not, directly or indirectly, negotiate with any Person not a party hereto or not affiliated with a party hereto with respect to a merger, consolidation, asset purchase or any similar transaction with any such Person.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SELLER:

PRODUCTION PUMP SYSTEMS, L.P.

By: PPS Management, L.L.C., General Partner

By:

Name:

Title:

PARTNERS:

Joe K. Roemisch

Michael Goebel

J.M. Pevehouse

BUYER:

PMI OPERATING COMPANY, LTD.

By: PUMP-PMI, LLC, its General Partner

By: David R. Little, President

TERM NOTE

$823,542.00 SNYDER, TEXAS May 31, 2006

FOR VALUE RECEIVED, on or before May 31, 2011, the undersigned, PMI OPERATING COMPANY, LTD., a Texas limited partnership ("Borrower"), hereby promises to pay to the order of MICHAEL GOEBEL ("Lender"), at 6295 FM 644 in Hermleigh, Scurry County, Texas, in lawful money of the United States of America, the principal amount of EIGHT HUNDRED TWENTY-THREE THOUSAND FIVE HUNDRED FORTY-TWO AND NO/100 DOLLARS ($823,542.00), together with interest initially accruing at rate of six percent (6%) per annum, then every six (6) months thereafter the interest rate will change, effective the last day of November and May of each year during the term of this Note, to a rate equal to the Wells Fargo Bank prime rate published on the last day of November and May of each year during the term of this Note minus two percent (2%) .

All past due principal of, and interest on, this note shall bear interest from the due date thereof (whether by acceleration or otherwise) until paid at a per annum rate of ten percent (10%).

This note shall be due and payable as follows:

(a) This note shall be due and payable in monthly installments of principal and interest in an amount necessary to fully amortize the principal balance of this note over a five (5) year period from the date hereof. The first monthly installment shall be due and payable on June 30, 2006, and a like installment shall be due and payable on the last day of each succeeding consecutive calendar month thereafter during the term of this note.

(b) The entire principal balance of this note, together with all accrued but unpaid interest on this note, and all other charges, if any, shall be paid by Borrower to Lender on May 31, 2011.

Borrower shall have the right, from time to time, without premium or penalty to prepay the indebtedness evidenced by this note, in full or in part.

If this note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this note is not paid at maturity, however such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Borrower agrees to pay, in addition to all other amounts owing hereunder, the collection costs and attorneys fees of the holder hereof.

It is the intent of Lender and Borrower in the execution and performance of this note to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this note or any document relating to this note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law. For purposes of this note "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, received or paid under this note. Borrower shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this note, and of any other instrument pertaining to this note, which may be in actual or apparent conflict herewith. If this note is prepaid, or if the maturity of this note is accelerated for any reason, or if under any other contingency the amount of interest which would otherwise be payable under this note would exceed the Maximum Rate or amount of interest Lender or any other holder of this note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Lender or any holder of this note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the amount of interest payable under this note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this note or the amount of interest which would otherwise be payable under this note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of Borrower upon such determination. Lender and Borrower further stipulate and agree that, without limitation of the foregoing, all calculations of the amount of interest contracted for, charged, taken, reserved or received under this note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this note, all interest at any time contracted for, charged, taken, reserved or received from Borrower or otherwise by Lender or any other holder of this note.

Borrower and all makers, co-makers, accommodation parties, sureties, endorsers and guarantors of this note waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this note, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this note, to first institute suit or consent to any one or more extensions or postponements of time of payment of this note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

This note is subject to the terms and conditions of (i) that one certain Asset Purchase Agreement dated May 1, 2006 by and among, PMI Operating Company, Ltd., as Purchaser, and Production Pump Systems, L.P., as Seller, and Joe K. Roemisch, Michael Goebel and J.M. Pevehouse, as "Partners" and (ii) the Subordination Agreement among DXP Enterprises, Inc., the Partners and Wells Fargo Bank, National Association.

The payment of this note is guaranteed by DXP Enterprises, Inc., pursuant to the terms and conditions of that one certain Guaranty Agreement of even date herewith.

This note shall be governed by and construed in accordance with the internal laws of the State of Texas and applicable federal laws of the United States of America.

PMI OPERATING COMPANY, LTD.

By: PUMP-PMI, LLC, its General Partner

 BY:

DAVID R. LITTLE, President

TERM NOTE

$823,541.00 SNYDER, TEXAS May 31, 2006

FOR VALUE RECEIVED, on or before May 31, 2011, the undersigned, PMI OPERATING COMPANY, LTD., a Texas limited partnership ("Borrower"), hereby promises to pay to the order of J.M. PEVEHOUSE ("Lender"), at 6965 CR 3114 in Snyder, Scurry County, Texas, in lawful money of the United States of America, the principal amount of EIGHT HUNDRED TWENTY-THREE THOUSAND FIVE HUNDRED FORTY-ONE AND NO/100 DOLLARS ($823,541.00), together with interest initially accruing at rate of six percent (6%) per annum, then every six (6) months thereafter the interest rate will change, effective the last day of November and May of each year during the term of this Note, to a rate equal to the Wells Fargo Bank prime rate published on the last day of November and May of each year during the term of this Note minus two percent (2%) .

All past due principal of, and interest on, this note shall bear interest from the due date thereof (whether by acceleration or otherwise) until paid at a per annum rate of ten percent (10%).

This note shall be due and payable as follows:

(a) This note shall be due and payable in monthly installments of principal and interest in an amount necessary to fully amortize the principal balance of this note over a five (5) year period from the date hereof. The first monthly installment shall be due and payable on June 30, 2006, and a like installment shall be due and payable on the last day of each succeeding consecutive calendar month thereafter during the term of this note.

(b) The entire principal balance of this note, together with all accrued but unpaid interest on this note, and all other charges, if any, shall be paid by Borrower to Lender on May 31, 2011.

Borrower shall have the right, from time to time, without premium or penalty to prepay the indebtedness evidenced by this note, in full or in part.

If this note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this note is not paid at maturity, however such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Borrower agrees to pay, in addition to all other amounts owing hereunder, the collection costs and attorneys fees of the holder hereof.

It is the intent of Lender and Borrower in the execution and performance of this note to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this note or any document relating to this note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law. For purposes of this note "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, received or paid under this note. Borrower shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this note, and of any other instrument pertaining to this note, which may be in actual or apparent conflict herewith. If this note is prepaid, or if the maturity of this note is accelerated for any reason, or if under any other contingency the amount of interest which would otherwise be payable under this note would exceed the Maximum Rate or amount of interest Lender or any other holder of this note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Lender or any holder of this note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the amount of interest payable under this note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this note or the amount of interest which would otherwise be payable under this note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of Borrower upon such determination. Lender and Borrower further stipulate and agree that, without limitation of the foregoing, all calculations of the amount of interest contracted for, charged, taken, reserved or received under this note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this note, all interest at any time contracted for, charged, taken, reserved or received from Borrower or otherwise by Lender or any other holder of this note.

Borrower and all makers, co-makers, accommodation parties, sureties, endorsers and guarantors of this note waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this note, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this note, to first institute suit or consent to any one or more extensions or postponements of time of payment of this note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

This note is subject to the terms and conditions of (i) that one certain Asset Purchase Agreement dated May 1, 2006 by and among, PMI Operating Company, Ltd., as Purchaser, and Production Pump Systems, L.P., as Seller, and Joe K. Roemisch, Michael Goebel and J.M. Pevehouse, as "Partners" and (ii) the Subordination Agreement among DXP Enterprises, Inc., the Partners and Wells Fargo Bank, National Association.

The payment of this note is guaranteed by DXP Enterprises, Inc., pursuant to the terms and conditions of that one certain Guaranty Agreement of even date herewith.

This note shall be governed by and construed in accordance with the internal laws of the State of Texas and applicable federal laws of the United States of America.

PMI OPERATING COMPANY, LTD.

By: PUMP-PMI, LLC, its General Partner

BY:

DAVID R. LITTLE, President

TERM NOTE

$823,542.00 SNYDER, TEXAS May 31, 2006

FOR VALUE RECEIVED, on or before May 31, 2011, the undersigned, PMI OPERATING COMPANY, LTD., a Texas limited partnership ("Borrower"), hereby promises to pay to the order of JOE K. ROEMISCH ("Lender"), at 8608 CR 465 in Hermleigh, Scurry County, Texas, in lawful money of the United States of America, the principal amount of EIGHT HUNDRED TWENTY-THREE THOUSAND FIVE HUNDRED FORTY-TWO AND NO/100 DOLLARS ($823,542.00), together with interest initially accruing at rate of six percent (6%) per annum, then every six (6) months thereafter the interest rate will change, effective the last day of November and May of each year during the term of this Note, to a rate equal to the Wells Fargo Bank prime rate published on the last day of November and May of each year during the term of this Note minus two percent (2%) .

All past due principal of, and interest on, this note shall bear interest from the due date thereof (whether by acceleration or otherwise) until paid at a per annum rate of ten percent (10%).

This note shall be due and payable as follows:

(a) This note shall be due and payable in monthly installments of principal and interest in an amount necessary to fully amortize the principal balance of this note over a five (5) year period from the date hereof. The first monthly installment shall be due and payable on June 30, 2006, and a like installment shall be due and payable on the last day of each succeeding consecutive calendar month thereafter during the term of this note.

(b) The entire principal balance of this note, together with all accrued but unpaid interest on this note, and all other charges, if any, shall be paid by Borrower to Lender on May 31, 2011.

Borrower shall have the right, from time to time, without premium or penalty to prepay the indebtedness evidenced by this note, in full or in part.

If this note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this note is not paid at maturity, however such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Borrower agrees to pay, in addition to all other amounts owing hereunder, the collection costs and attorneys fees of the holder hereof.

It is the intent of Lender and Borrower in the execution and performance of this note to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this note or any document relating to this note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law. For purposes of this note "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, received or paid under this note. Borrower shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this note, and of any other instrument pertaining to this note, which may be in actual or apparent conflict herewith. If this note is prepaid, or if the maturity of this note is accelerated for any reason, or if under any other contingency the amount of interest which would otherwise be payable under this note would exceed the Maximum Rate or amount of interest Lender or any other holder of this note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Lender or any holder of this note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the amount of interest payable under this note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this note or the amount of interest which would otherwise be payable under this note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of Borrower upon such determination. Lender and Borrower further stipulate and agree that, without limitation of the foregoing, all calculations of the amount of interest contracted for, charged, taken, reserved or received under this note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this note, all interest at any time contracted for, charged, taken, reserved or received from Borrower or otherwise by Lender or any other holder of this note.

Borrower and all makers, co-makers, accommodation parties, sureties, endorsers and guarantors of this note waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this note, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this note, to first institute suit or consent to any one or more extensions or postponements of time of payment of this note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

This note is subject to the terms and conditions of (i) that one certain Asset Purchase Agreement dated May 1, 2006 by and among, PMI Operating Company, Ltd., as Purchaser, and Production Pump Systems, L.P., as Seller, and Joe K. Roemisch, Michael Goebel and J.M. Pevehouse, as "Partners" and (ii) the Subordination Agreement among DXP Enterprises, Inc., the Partners and Wells Fargo Bank, National Association.

The payment of this note is guaranteed by DXP Enterprises, Inc., pursuant to the terms and conditions of that one certain Guaranty Agreement of even date herewith.

This note shall be governed by and construed in accordance with the internal laws of the State of Texas and applicable federal laws of the United States of America.

PMI OPERATING COMPANY, LTD.

By: PUMP-PMI, LLC, its General Partner

BY:

DAVID R. LITTLE, President